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                  BANK OF AMERICA MORTGAGE SECURITIES, INC.,

                                  as Depositor,

                            BANK OF AMERICA, N.A.,

                                  as Servicer,

                                       and

                            THE BANK OF NEW YORK,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                             Dated December 20, 2001

                           -----------------------

                       Mortgage Pass-Through Certificates

                                 Series 2001-12


================================================================================

                                TABLE OF CONTENTS

PRELIMINARY STATEMENT......................................................


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms................................................
Section 1.02  Interest Calculations........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans..............
Section 2.03  Representations, Warranties and Covenants of the Servicer....
Section 2.04  Representations and Warranties of the Depositor as to the
               Mortgage Loans..............................................
Section 2.05  Designation of Interests in the REMICs.......................
Section 2.06  Designation of Start-up Day..................................
Section 2.07  REMIC Certificate Maturity Date..............................
Section 2.08  Execution and Delivery of Certificates.......................


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans...........................
Section 3.02  Subservicing; Enforcement of the Obligations of Servicer.....
Section 3.03  Fidelity Bond; Errors and Omissions Insurance................
Section 3.04  Access to Certain Documentation..............................
Section 3.05  Maintenance of Primary Insurance Policy; Claims..............
Section 3.06  Rights of the Depositor and the Trustee in Respect of the
               Servicer....................................................
Section 3.07  Trustee to Act as Servicer...................................
Section 3.08  Collection of Mortgage Loan Payments; Servicer Custodial
               Account; Certificate Accounts and Upper-Tier Certificate
               Account.....................................................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts.............................................
Section 3.10  Access to Certain Documentation and Information Regarding
               the Mortgage Loans..........................................
Section 3.11  Permitted Withdrawals from the Servicer Custodial
               Account, Certificate Accounts, and Upper-Tier
               Certificate Account.........................................
Section 3.12  Maintenance of Hazard Insurance..............................
Section 3.13  Enforcement of Due-On-Sale Clauses; Assumption Agreements....
Section 3.14  Realization Upon Defaulted Mortgage Loans; REO Property......
Section 3.15  Trustee to Cooperate; Release of Mortgage Files..............
Section 3.16  Documents, Records and Funds in Possession of the
               Servicer to be Held for the Trustee.........................
Section 3.17  Servicing Compensation.......................................
Section 3.18  Annual Statement as to Compliance............................
Section 3.19  Annual Independent Public Accountants' Servicing
               Statement; Financial Statements.............................
Section 3.20  Advances.....................................................
Section 3.21  Modifications, Waivers, Amendments and Consents..............
Section 3.22  Reports to the Securities and Exchange Commission............


                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

Section 4.01  Servicer's Certificate.......................................


                                    ARTICLE V

                PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01  Distributions................................................
Section 5.02  Priorities of Distributions..................................
Section 5.03  Allocation of Losses.........................................
Section 5.04  Statements to Certificateholders.............................
Section 5.05  Tax Returns and Reports to Certificateholders................
Section 5.06  Tax Matters Person...........................................
Section 5.07  Rights of the Tax Matters Person in Respect of the Trustee...
Section 5.08  REMIC Related Covenants......................................
Section 5.09  Determination of LIBOR.......................................


                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01  The Certificates.............................................
Section 6.02  Registration of Transfer and Exchange of Certificates........
Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 6.04  Persons Deemed Owners........................................


                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

Section 7.01 Respective Liabilities of the Depositor and the Servicer......
Section 7.02 Merger or Consolidation of the Depositor or the Servicer......
Section 7.03 Limitation on Liability of the Depositor, the Servicer
               and Others..................................................
Section 7.04  Depositor and Servicer Not to Resign.........................


                                  ARTICLE VIII

                                     DEFAULT

Section 8.01  Events of Default............................................
Section 8.02  Remedies of Trustee..........................................
Section 8.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default.....................................
Section 8.04  Action upon Certain Failures of the Servicer and upon
               Event of Default............................................
Section 8.05  Trustee to Act; Appointment of Successor.....................
Section 8.06  Notification to Certificateholders...........................


                                   ARTICLE IX

                                   THE TRUSTEE

Section 9.01  Duties of Trustee............................................
Section 9.02  Certain Matters Affecting the Trustee........................
Section 9.03  Trustee Not Liable for Certificates or Mortgage Loans........
Section 9.04  Trustee May Own Certificates.................................
Section 9.05  Eligibility Requirements for Trustee.........................
Section 9.06  Resignation and Removal of Trustee...........................
Section 9.07  Successor Trustee............................................
Section 9.08  Merger or Consolidation of Trustee...........................
Section 9.09  Appointment of Co-Trustee or Separate Trustee................
Section 9.10  Authenticating Agents........................................
Section 9.11  Trustee's Fees and Expenses..................................
Section 9.12  Appointment of Custodian.....................................
Section 9.13  Paying Agents................................................
Section 9.14  Limitation of Liability......................................
Section 9.15  Trustee May Enforce Claims Without Possession of
               Certificates................................................
Section 9.16  Suits for Enforcement........................................
Section 9.17  Waiver of Bond Requirement...................................
Section 9.18  Waiver of Inventory, Accounting and Appraisal Requirement....


                                    ARTICLE X

                                   TERMINATION

Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans.......................................
Section 10.02 Additional Termination Requirements..........................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment....................................................
Section 11.02 Recordation of Agreement.....................................
Section 11.03 Limitation on Rights of Certificateholders...................
Section 11.04 Governing Law................................................
Section 11.05 Notices......................................................
Section 11.06 Severability of Provisions...................................
Section 11.07 Certificates Nonassessable and Fully Paid....................
Section 11.08 Access to List of Certificateholders.........................
Section 11.09 Recharacterization...........................................

EXHIBITS

Exhibit A-1-A-1...-     Form of Face of Class 1-A-1 Certificate
Exhibit A-1-A-2...-     Form of Face of Class 1-A-2 Certificate
Exhibit A-1-A-3...-     Form of Face of Class 1-A-3 Certificate
Exhibit A-1-A-4...-     Form of Face of Class 1-A-4 Certificate
Exhibit A-1-A-5...-     Form of Face of Class 1-A-5 Certificate
Exhibit A-1-A-6...-     Form of Face of Class 1-A-6 Certificate
Exhibit A-1-A-7...-     Form of Face of Class 1-A-7 Certificate
Exhibit A-1-A-8...-     Form of Face of Class 1-A-8 Certificate
Exhibit A-1-A-9...-     Form of Face of Class 1-A-9 Certificate
Exhibit A-1-A-R...-     Form of Face of Class 1-A-R Certificate
Exhibit A-1-A-LR..-     Form of Face of Class 1-A-LR Certificate
Exhibit A-2-A-1...-     Form of Face of Class 2-A-1 Certificate
Exhibit A-2-A-2...-     Form of Face of Class 2-A-2 Certificate
Exhibit A-2-A-3...-     Form of Face of Class 2-A-3 Certificate
Exhibit A-2-A-4...-     Form of Face of Class 2-A-4 Certificate
Exhibit A-A-PO....-     Form of Face of Class A-PO Certificate
Exhibit B-1-B-1...-     Form of Face of Class 1-B-1 Certificate
Exhibit B-1-B-2...-     Form of Face of Class 1-B-2 Certificate
Exhibit B-1-B-3...-     Form of Face of Class 1-B-3 Certificate
Exhibit B-1-B-4...-     Form of Face of Class 1-B-4 Certificate
Exhibit B-1-B-5...-     Form of Face of Class 1-B-5 Certificate
Exhibit B-1-B-6...-     Form of Face of Class 1-B-6 Certificate
Exhibit B-2-B-1...-     Form of Face of Class 2-B-1 Certificate
Exhibit B-2-B-2...-     Form of Face of Class 2-B-2 Certificate
Exhibit B-2-B-3...-     Form of Face of Class 2-B-3 Certificate
Exhibit B-2-B-4...-     Form of Face of Class 2-B-4 Certificate
Exhibit B-2-B-5...-     Form of Face of Class 2-B-5 Certificate
Exhibit B-2-B-6...-     Form of Face of Class 2-B-6 Certificate
Exhibit C      Form of Reverse of all Certificates....................
Exhibit D-1    Mortgage Loan Schedule (Loan Group 1)..................
Exhibit D-2    Mortgage Loan Schedule (Loan Group 2)..................
Exhibit E      Request for Release of Documents.......................
Exhibit F      Form of Certification of Establishment of Account......
Exhibit G-1    Form of Transferor's Certificate.......................
Exhibit G-2A   Form 1 of Transferee's Certificate.....................
Exhibit G-2B   Form 2 of Transferee's Certificate.....................
Exhibit H      Form of Transferee Representation Letter
               for ERISA Restricted Certificates......................
Exhibit I      Form of Affidavit Regarding Transfer of Residual
               Certificates...........................................
Exhibit J      Contents of Servicing File.............................
Exhibit K      Form of Special Servicing Agreement....................
Exhibit L      List of Recordation States.............................
Exhibit M      PAC Group Schedule.....................................

                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated December 20, 2001, is hereby executed by and among BANK OF AMERICA MORTGAGE SECURITIES, INC., as depositor (together with its permitted successors and assigns, the "Depositor"), BANK OF AMERICA, N.A., as servicer (together with its permitted successors and assigns, the "Servicer"), and THE BANK OF NEW YORK, as trustee (together with its permitted successors and assigns, the "Trustee").

                          W I T N E S S E T H   T H A T:
                          - - - - - - - - - -   - - - -

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and each, a "REMIC"). The Class A Certificates (other than the Class 1-A-R, Class 1-A-LR and Class A-PO Certificates) and the Class B Certificates are referred to collectively as the "Regular Certificates" and shall constitute "regular interests" in the Upper-Tier REMIC. The Class 1-A-PO Component and Class 2-A-PO Component (together, the "Components") shall also constitute "regular interests" in the Upper-Tier REMIC. The Uncertificated Lower-Tier Interests shall constitute the "regular interests" in the Lower-Tier REMIC. The Class 1-A-R Certificate shall be the "residual interest" in the Upper-Tier REMIC and the Class 1-A-LR Certificate shall be the "residual interest" in the Lower-Tier REMIC. The Certificates will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

            The following table sets forth characteristics of the Certificates and the Components, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable (except that one Certificate of each Class of Certificates may be issued in any amount in excess of the minimum denomination):


================= ================= ========== ============= ==============
                  Initial Class                              Integral
                  Certificate       Pass-                    Multiples
                  Balance or        Through    Minimum       in Excess
Classes           Notional Amount   Rate       Denomination  of Minimum
----------------- ----------------- ---------- ------------- --------------
Class 1-A-1          $44,533,000.00 5.500%     $1,000        $1
----------------- ----------------- ---------- ------------- --------------
Class 1-A-2          $79,515,000.00 6.000%     $1,000        $1
----------------- ----------------- ---------- ------------- --------------
Class 1-A-3          $27,834,000.00 6.500%     $1,000        $1
----------------- ----------------- ---------- ------------- --------------
Class 1-A-4          $12,967,769.00 6.500%     $1,000        $1
----------------- ----------------- ---------- ------------- --------------
Class 1-A-5          $95,955,166.00 (1)        $1,000        $1
----------------- ----------------- ---------- ------------- --------------
Class 1-A-6          $36,905,834.00 (2)        $1,000        $1
----------------- ----------------- ---------- ------------- --------------
Class 1-A-7          $13,283,000.00 6.500%     $1,000        $1
----------------- ----------------- ---------- ------------- --------------
Class 1-A-8          $29,924,000.00 6.500%     $1,000        $1
----------------- ----------------- ---------- ------------- --------------
Class 1-A-9          $37,900,000.00 6.500%     $1,000        $1
----------------- ----------------- ---------- ------------- --------------
Class 1-A-R                  $50.00 6.500%     $50           N/A
----------------- ----------------- ---------- ------------- --------------
Class 1-A-LR                 $50.00 6.500%     $50           N/A
----------------- ----------------- ---------- ------------- --------------
Class 2-A-1         $151,866,000.00 6.500%     $1,000        $1
----------------- ----------------- ---------- ------------- --------------
Class 2-A-2          $20,453,000.00 6.500%     $1,000        $1
----------------- ----------------- ---------- ------------- --------------
Class 2-A-3          $13,070,000.00 6.500%     $1,000        $1
----------------- ----------------- ---------- ------------- --------------
Class 2-A-4          $21,400,000.00 6.500%     $1,000        $1
----------------- ----------------- ---------- ------------- --------------
Class 1-B-1           $5,507,000.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 1-B-2           $2,279,000.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 1-B-3           $1,330,000.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 1-B-4             $760,000.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 1-B-5             $570,000.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 1-B-6             $759,808.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 2-B-1           $3,328,000.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 2-B-2           $1,181,000.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 2-B-3             $859,000.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 2-B-4             $323,000.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 2-B-5             $430,000.00 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class 2-B-6             $322,771.10 6.500%     $25,000       $1
----------------- ----------------- ---------- ------------- --------------
Class A-PO                    (3)   (3)        $25,000       $1
================= ================= ========== ============= ==============
                                                             Integral
                  Initial           Pass-                    Multiples
                  Component         Through    Minimum       In Excess
Components        Balance           Rate       Denomination  Of Minimum
----------------- ----------------- ---------- ------------- --------------
Class 1-A-PO          $2,696,954.94    (4)     N/A           N/A
----------------- ----------------- ---------- ------------- --------------
Class 2-A-PO          $1,434,991.68    (4)     N/A           N/A
----------------- ----------------- ---------- ------------- --------------

(1) During the initial Interest Accrual Period, interest will accrue on the Class 1-A-5 Certificates at a rate of 2.696% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-5 Certificates at a per annum rate equal to (i) 0.800% plus (ii) LIBOR, subject to a minimum rate of 0.800% and a maximum rate of 9.000%.

(2) During the initial Interest Accrual Period, interest will accrue on the Class 1-A-6 Certificates at a rate of 16.3904% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-6 Certificates at a per annum rate equal to (i) 21.3200% minus (ii) the product of 2.600 and LIBOR, subject to a minimum rate of 0.0000% and a maximum rate of 21.3200%.

(3) The Class A-PO Certificates will be deemed for purposes of the distribution of principal to consist of two components (the "Class A-PO Components") described in the table. The Components are not severable.

(4) The Class 1-A-PO and Class 2-A-PO Components will be Principal Only Components and will not bear interest.

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1933 Act: The Securities Act of 1933, as amended.

            Accretion Termination Date: The earlier to occur of (i) the Distribution Date following the Distribution Date on which the Class Certificate Balances of the Class 1-A-5 and Class 1-A-6 Certificates have been reduced to zero or (ii) the Senior Credit Support Depletion Date for Group 1.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance or Notional Amount.

            Adjusted Pool Amount: With respect to any Distribution Date and Loan Group, the Cut-Off Date Pool Principal Balance of the Mortgage Loans in such Loan Group minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates of the Related Group on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date and Loan Group, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans of such Loan Group: the product of (i) the PO Percentage for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates of the Related Group on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Advance: A Periodic Advance or a Servicing Advance.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date and Loan Group, the total of the amounts held in the Servicer Custodial Account at the close of business on the preceding Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received or made on the Mortgage Loans in such Loan Group in the month of such Distribution Date and (ii) payments which represent receipt of Monthly Payments on the Mortgage Loans in such Loan Group in respect of a Due Date or Due Dates subsequent to the related Due Date.

            Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Authenticating Agents: As defined in Section 9.10.

            Bankruptcy Loss: Any Deficient Valuation or Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date and Loan Group, the Initial Bankruptcy Loss Amount for such Loan Group less the aggregate amount of Bankruptcy Losses previously incurred on the Mortgage Loans in such Loan Group during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date; provided, however, that such amount may be reduced from time to time with the written consent of the Rating Agencies provided that such reduction does not result in a downgrading to the current rating of the Certificates of the Related Group.

            Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New York, the State of Kentucky, the state in which the servicing offices of the Servicer is located or the state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

            Certificate: Any of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2001-12 that are issued pursuant to this Agreement.

            Certificate Account: The separate Eligible Accounts for each Group created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2001-12." Funds in the related Certificate Account shall be held in trust for the Holders of the Certificates of such Group for the uses and purposes set forth in this Agreement.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part.

            Certificate Custodian: Initially, The Bank of New York; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate Register: The register maintained pursuant to Section 6.02.

            Certificate Registrar: The registrar appointed pursuant to Section 6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

            Class: As to the Certificates, the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-R, Class 1-A-LR, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class A-PO, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates, as the case may be.

            Class A Certificates: The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-R, Class 1-A-LR, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class A-PO Certificates.

            Class A-PO Component: Any of the Class 1-A-PO Component or Class 2-A-PO Component.

            Class A-PO Deferred Amount: As to any Distribution Date and each Class A-PO Component prior to the applicable Senior Credit Support Depletion Date, the aggregate of the applicable PO Percentage of each Realized Loss, other than an Excess Loss, on the Mortgage Loans in the Related Loan Group to be allocated to the Class A-PO Component of the Related Group on such Distribution Date or previously allocated to such Class A-PO Component and not yet paid with respect to such Class A-PO Component pursuant to Section 5.02(a)(iii).

            Class 1-A-4 Notional Amount: As to any Distribution Date, the sum of
(i) 15.3846153846% of the Class Certificate Balance of the Class 1-A-1 Certificates and (ii) 7.6923076923% of the Class Certificate Balance of the Class 1-A-2 Certificates.

            Class 1-A-7 Accrual Distribution Amount: For any Distribution Date and the Class 1-A-7 Certificates prior to the Accretion Termination Date, an amount with respect to such Class equal to the sum of (i) the amount allocated but not currently distributable as interest to such Class pursuant to Section 5.02(a)(i) that is attributable to clause (i) of the definition of "Interest Distribution Amount," and (ii) the amount allocated but not currently distributable as interest to such Class pursuant to Section 5.02(a)(i) that is attributable to clause (ii) of the definition of "Interest Distribution Amount."

            Class 1-A-9 Priority Amount: As to any Distribution Date, the lesser of (i) the Class Certificate Balance of the Class 1-A-9 Certificates and (ii) the product of (a) the Shift Percentage, (b) the Class 1-A-9 Priority Percentage and (c) the Principal Amount for Group 1.

            Class 1-A-9 Priority Percentage: As to any Distribution Date, the percentage equivalent (carried to six places rounded up) of a fraction the numerator of which is the Class Certificate Balance of the Class 1-A-9 Certificates immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates of Group 1 immediately prior to such date.

            Class 1-A-L1 Interest Fraction: A fraction the numerator of which is equal to 15.3846153846% of the Class Certificate Balance of the Class 1-A-1 Certificates and the denominator of which is equal to the Class 1-A-4 Notional Amount.

            Class 1-A-L2 Interest Fraction: A fraction the numerator of which is equal to 7.6923076923% of the Class Certificate Balance of the Class 1-A-2 Certificates and the denominator of which is equal to the Class 1-A-4 Notional Amount.

            Class 2-A-4 Priority Amount: As to any Distribution Date, the lesser of (i) the Class Certificate Balance of the Class 2-A-4 Certificates and (ii) the product of (a) the Shift Percentage, (b) the Class 2-A-4 Priority Percentage and (c) the Principal Amount for Group 2.

            Class 2-A-4 Priority Percentage: As to any Distribution Date, the percentage equivalent (carried to six places rounded up) of a fraction the numerator of which is the Class Certificate Balance of the Class 2-A-4 Certificates immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates of Group 2 immediately prior to such date.

            Class B Certificates: The Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates.

            Class Certificate Balance: With respect to any Class (other than the Class A-PO and Class 1-A-4 Certificates) and any date of determination, the Initial Class Certificate Balance of such Class (plus, in the case of the Class 1-A-7 Certificates, any Class 1-A-7 Accrual Distribution Amounts previously allocated thereto) minus the sum of (i) all distributions of principal made with respect thereto, (ii) all Realized Losses allocated thereto pursuant to Section 5.03(a) and (iii) all other reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b). The Class 1-A-4 Certificates are Interest-Only Certificates and have no Class Certificate Balance. The Class Certificate Balance of the Class A-PO Certificates as of any date of determination shall equal the sum of the Component Balances of the Class A-PO Components.

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class (or, in the case of the Class 1-A-7 Certificates prior to the Accretion Termination Date, the amount included in the Class 1-A-7 Accrual Distribution Amount pursuant to clause (i) of the definition thereof, but not distributed as interest on the Class 1-A-7 Certificates) on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class (or, in the case of the Class 1-A-7 Certificates prior to the Accretion Termination Date, the amount included in the Class 1-A-7 Accrual Distribution Amount pursuant to clause (ii) of the definition thereof, but not distributed as interest on the Class 1-A-7 Certificates) on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

            Closing Date: December 20, 2001.

            Code: The Internal Revenue Code of 1986, as amended.

            Compensating Interest: As defined in Section 3.17.

            Component: As defined in the Preliminary Statement.

            Component Balance: With respect to the Class 1-A-PO Component and Class 2-A-PO Component, and any date of determination, the Initial Component Balance of such Component minus the sum of (i) all distributions of principal made with respect thereto, (ii) all Realized Losses allocated thereto pursuant to Section 5.03(a) and (iii) all other reductions in Component Balance previously allocated thereto pursuant to Section 5.03(b).

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its certificate transfer services are conducted, which office at the date of the execution of this instrument is located at 5 Penn Plaza, 16th Floor, New York, New York 10001, Attention: Corporate Trust - MBS (Fax: (212) 328-7620).

            Corresponding Upper-Tier Class, Classes, Component or Components: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class, Classes Component or Components, as follows:

Uncertificated Lower-Tier Interest    Corresponding Upper-Tier Class, Classes
                                      or Component or Components

Class 1-A-L1 Interest                 Class 1-A-1Certificates

Class 1-A-L2 Interest                 Class 1-A-2Certificates

Class 1-A-L3 Interest                 Class 1-A-3, Class 1-A-5, Class 1-A-6,
                                      Class 1-A-7, Class 1-A-8 and Class 1-A-9
                                      Certificates

Class A-LUR Interest                  Class 1-A-R Certificate

Class 1-A-LPO Interest                Class 1-A-PO Component

Class 2-A-L1 Interest                 Class 2-A-1, Class 2-A-2, Class 2-A-3 and
                                      Class 2-A-4 Certificates

Class 2-A-LPO Interest                Class 2-A-PO Component

Class 1-B-L1 Interest                 Class 1-B-1 Certificates

Class 1-B-L2 Interest                 Class 1-B-2 Certificates

Class 1-B-L3 Interest                 Class 1-B-3 Certificates

Class 1-B-L4 Interest                 Class 1-B-4 Certificates

Class 1-B-L5 Interest                 Class 1-B-5 Certificates

Class 1-B-L6 Interest                 Class 1-B-6 Certificates

Class 2-B-L1 Interest                 Class 2-B-1 Certificates

Class 2-B-L2 Interest                 Class 2-B-2 Certificates

Class 2-B-L3 Interest                 Class 2-B-3 Certificates

Class 2-B-L4 Interest                 Class 2-B-4 Certificates

Class 2-B-L5 Interest                 Class 2-B-5 Certificates

Class 2-B-L6 Interest                 Class 2-B-6 Certificates

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither the Servicer nor the Depositor, nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Customary Servicing Procedures: With respect to the Servicer, procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-Off Date: December 1, 2001.

            Cut-Off Date Pool Principal Balance: For each Loan Group the aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans in such Loan Group which is $379,752,863.13 for Loan Group 1 and $214,667,763.62, for Loan Group 2.

            Cut-Off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-Off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.04.

            Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates: As defined in Section 6.02(c)(iii).

            Depositor: Bank of America Mortgage Securities, Inc., a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

            Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the 16th day of the month of the related Distribution Date or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

            Discount Mortgage Loan: Any Group 1 Discount Mortgage Loan or Group 2 Discount Mortgage Loan.

            Distribution Date: The 25th day of each month beginning in January 2002 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with
(a) Bank of America, N.A., or (b) a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or
(iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Restricted Certificates: Any Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5 or Class 2-B-6 Certificate.

            Escrow Account: As defined in Section 3.09.

            Escrow Payments: The amounts constituting taxes, assessments, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Event of Default: As defined in Section 8.01.

            Excess Losses: For any Distribution Date and Loan Group, the amount of any (i) Fraud Losses on the Mortgage Loans in such Loan Group in excess of the Fraud Loss Amount for such Loan Group, (ii) Special Hazard Losses on the Mortgage Loans in such Loan Group in excess of the Special Hazard Loss Amount for such Loan Group or (iii) Bankruptcy Losses on the Mortgage Loans in such Loan Group in excess of the Bankruptcy Loss Amount for such Loan Group.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            Fitch: Fitch, Inc., or any successor thereto.

            FNMA: Fannie Mae, or any successor thereto.

            Fractional Interest: As defined in Section 5.02(d).

            Fraud Loss: Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation.

            Fraud Loss Amount: For each Distribution Date and Loan Group occurring during the period from the Closing Date through the first anniversary of the Cut-Off Date, the Initial Fraud Loss Amount for such Loan Group reduced by the amount of Fraud Losses on the Mortgage Loans in such Loan Group allocated to the Certificates of the Related Group. Thereafter, the Fraud Loss Amount for such Loan Group shall be equal to the lesser of (i) the Initial Fraud Loss Amount for such Loan Group reduced by the amount of Fraud Losses on the Mortgage Loans in such Loan Group allocated to the Certificates and the Class A-PO Component of the Related Group and (ii) for each Distribution Date occurring (a) during the period from the day after the first anniversary through the third anniversary of the Cut-Off Date, 1% of the Pool Stated Principal Balance for such Loan Group, (b) during the period from the day after the third anniversary through the fifth anniversary of the Cut-Off Date, 0.5% of the Pool Stated Principal Balance for such Loan Group, and (c) after the fifth anniversary of the Cut-Off Date, zero.

            Group: Either of Group 1 or Group 2.

            Group 1: The Group 1-A Certificates, the Class 1-A-PO Component and Group 1-B Certificates.

            Group 1 Discount Mortgage Loan: A Group 1 Mortgage Loan with a Net Mortgage Interest Rate that is less than 6.500% per annum.

            Group 1 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-1 hereto.

            Group 1 Premium Mortgage Loan: A Group 1 Mortgage Loan with a Net Mortgage Interest Rate that is equal to or greater than 6.500% per annum.

            Group 2: The Group 2-A Certificates, the Class 2-A-PO Component and the Group 2-B Certificates.

            Group 2 Discount Mortgage Loan: A Group 2 Mortgage Loan with a Net Mortgage Interest Rate that is less than 6.500% per annum.

            Group 2 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-2 hereto.

            Group 2 Premium Mortgage Loan: A Group 2 Mortgage Loan with a Net Mortgage Interest Rate that is equal to or greater than 6.500% per annum.

            Group 1-A Certificates: Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-R and Class 1-A-LR Certificates.

            Group 2-A Certificates: Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.

            Group 1-B Certificates: Any of the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 or Class 1-B-6 Certificates.

            Group 2-B Certificates: Any of the Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5 or Class 2-B-6 Certificates.

            Holder: A Certificateholder.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Servicer,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Servicer or in an affiliate of either of them, and (iii) is not connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Initial Bankruptcy Loss Amount: $100,000.00 for Loan Group 1 and $100,000.00 for Loan Group 2.

            Initial Class Certificate Balance: As to each Class of Certificates (other than the Class 1-A-4 Certificates), the Class Certificate Balance set forth in the Preliminary Statement. The Class 1-A-4 Certificates are Interest-Only Certificates and have no Initial Class Certificate Balance.

            Initial Component Balance: As to the Class A-PO Components, the Component Balance set forth in the Preliminary Statement.

            Initial Fraud Loss Amount: $3,797,528.63 for Loan Group 1 and $2,146,677.64 for Loan Group 2.

            Initial Special Hazard Loss Amount: $4,130,991.81 for Loan Group 1 and $4,047,639.07 for Loan Group 2.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each Class of Certificates (other than the Class 1-A-5, Class 1-A-6 and Class A-PO Certificates), the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date. As to any Distribution Date and the Class 1-A-5 and Class 1-A-6 Certificates, the period from and including the 25th day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the 24th day of the calendar month in which such Distribution Date occurs.

            Interest Distribution Amount: For any Distribution Date and each interest-bearing Class, the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

            Interest-Only Certificates: Any Class of Certificates entitled to distributions of interest, but no distributions of principal. The Class 1-A-4 Certificates are the sole Class of Interest-Only Certificates.

            Interest Settlement Rate:  As defined in Section 5.10.

            LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one-month U.S. Dollar deposits, as determined by the Trustee in accordance with Section 5.10.

            LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England, the City of New York and the State where the Corporate Trust Office is located.

            LIBOR Certificates: Any of the Class 1-A-5 and Class 1-A-6 Certificates.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Loan Group: Either of Loan Group 1 or Loan Group 2.

            Loan Group 1: The Group 1 Mortgage Loans.

            Loan Group 2: The Group 2 Mortgage Loans.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 5.02(a).

            Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Accounts, the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            MERS: As defined in Section 2.01(b)(iii).

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated December 20, 2001, between the Bank of America, N.A., as seller, and the Depositor, as purchaser.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D-1 and Exhibit D-2, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-Off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-Off Date; (x) the paid-through date; (xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-Off Date, after application of payments of principal due on or before the Cut-Off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-Off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; and (xv) the Appraised Value. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by the Servicing Fee Rate and the Trustee Fee Rate.

            Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Interest Rate of such Discount Mortgage Loan and the denominator of which is 6.500% for each Discount Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 100%.

            Non-PO Principal Amount: As to any Distribution Date and Loan Group, the sum of the applicable Non-PO Percentage of (a) the principal portion of each Monthly Payment (without giving effect, prior to the reduction of the Bankruptcy Loss Amount to zero, to any reductions thereof caused by any Debt Service Reductions) due on each Mortgage Loan in such Loan Group on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan in such Loan Group that was repurchased by the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date and (f) all Principal Prepayments on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date.

            Non-Supported Interest Shortfalls: As to any Distribution Date and Loan Group, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls for such Loan Group exceeds Compensating Interest for such Loan Group for such Distribution Date.

            Non-U.S. Person: A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            Notional Amount: With respect to the Class 1-A-4 Certificates and any date of determination, the Class 1-A-4 Notional Amount.

            Offered Certificates: The Class A, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-B-1, Class 2-B-2 and Class 2-B-3 Certificates.

            Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or the Servicer, as the case may be, and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be counsel for the Depositor or the Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as two separate REMICs or compliance with the REMIC Provisions must be an opinion of Independent counsel.

            Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                      Class 1-B-1              1.60%
                      Class 1-B-2              1.00%
                      Class 1-B-3              0.60%
                      Class 1-B-4              0.35%
                      Class 1-B-5              0.20%
                      Class 1-B-6              0.00%
                      Class 2-B-1              0.80%
                      Class 2-B-2              0.50%
                      Class 2-B-3              0.30%
                      Class 2-B-4              0.20%
                      Class 2-B-5              0.10%
                      Class 2-B-6              0.00%

            Original Subordinate Certificate Balance: $11,205,808.00 for Group 1 and $6,443,771.00 for Group 2.

            OTS: The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections
2.02 or 2.04.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            PAC Group: The Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, collectively.

            PAC Principal Amount: As to any Distribution Date and for the PAC Group, the amount, if any, that would reduce the balance of the PAC Group to the balance shown in the table set forth in Exhibit M with respect to such Distribution Date.

            Pass-Through Rate: As to each Class of interest-bearing Certificates, the per annum rate set forth or described in the Preliminary Statement.

            Paying Agent: As defined in Section 9.13.

            Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate (or the initial notional amount for a Class 1-A-4 Certificate) by the Initial Class Certificate Balance or Initial Notional Amount, as applicable, of the Class of which such Certificate is a part.

            Periodic Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the Servicing Fee) on the Mortgage Loans (including any REO Property) that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

            Permitted Investments: One or more of the following:

            (i) obligations of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

            (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "A-1" by S&P and "F-1" by Fitch;

            (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "A-1" by S&P and "F-1" by Fitch;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "A-1" by S&P and "F-1" by Fitch;

            (v) investments in money market funds (including funds of the Trustee or its affiliates, or funds for which an affiliate of the Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated "AAAmG" by S&P and "AAA" by Fitch or otherwise approved in writing by each Rating Agency; and

            (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by the Servicer, will not affect the qualification of the Trust Estate as two separate REMICs;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C) and (v) any other Person so designated by the Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class 1-A-R, Class 1-A-LR, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates.

            Plan: As defined in Section 6.02(e).

            PO Percentage: As to any Discount Mortgage Loan, 100% minus the Non-PO Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 0%.

            PO Principal Amount: As to any Distribution Date and Loan Group, the sum of the applicable PO Percentage of (a) the principal portion of each Monthly Payment (without giving effect, prior to the reduction of the Bankruptcy Loss Amount to zero, to any reductions thereof caused by any Debt Service Reductions) due on each Mortgage Loan in such Loan Group on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan in such Loan Group that was repurchased by the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with any Defective Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date.

            Pool Distribution Amount: As to any Distribution Date and Loan Group, the excess of (a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment on a Mortgage Loan in such Loan Group (net of the Servicing Fee) and the principal portion of any Monthly Payment on a Mortgage Loan in such Loan Group due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all Periodic Advances and payments of Compensating Interest made by the Servicer in respect of such Loan Group and Distribution Date deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(vii); (ii) all Liquidation Proceeds received on the Mortgage Loans in such Loan Group during the preceding calendar month and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(iii); (iii) all Principal Prepayments received on the Mortgage Loans in such Loan Group during the month preceding the month of such Distribution Date and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(i) during such period; (iv) in connection with Defective Mortgage Loans in such Loan Group, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts deposited on the related Remittance Date pursuant to Section 3.08(b)(vi); and (v) any other amounts in the Servicer Custodial Account deposited therein pursuant to Sections 3.08(b)(iv), (v) and (viii) in respect of such Distribution Date and such Loan Group; over (b) any (i) amounts permitted to be withdrawn from the Servicer Custodial Account pursuant to clauses (i) through (vii), inclusive, of
Section 3.11(a) in respect of such Loan Group and (ii) amounts permitted to be withdrawn from the related Certificate Account pursuant to clauses (i) and (ii) of Section 3.11(b) in respect of such Loan Group.

            Pool Stated Principal Balance: As to any Distribution Date and Loan Group, the aggregate Stated Principal Balances of all Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans immediately following the Due Date in the month of such Distribution Date.

            Premium Mortgage Loan: Any Group 1 Premium Mortgage Loan or Group 2 Premium Mortgage Loan.

            Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

            Principal-Only Certificates: Any Class of Certificates entitled to distributions of principal, but to no distributions of interest. The Class A-PO Certificates are the only Principal-Only Certificates.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Private Certificates: The Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates.

            Pro Rata Share: As to any Distribution Date and any Class of Subordinate Certificates of a Group that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amount for such Group allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount for such Group for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Subordinate Certificates of such Group that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%.

            Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of FNMA or FHLMC.

            Rate Determination Date: As to any Distribution Date and any Class of LIBOR Certificates, the second LIBOR Business Day prior to the beginning of the applicable Interest Accrual Period for such Class and such Distribution Date.

            Rating Agency: Each of Fitch and S&P. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date.

            Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Related Group: For Loan Group 1, Group 1 and for Loan Group 2, Group 2.

            Related Loan Group: For Group 1, Loan Group 1 and for Group 2, Loan Group 2.

            Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.07.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern time on the Business Day immediately preceding such Distribution Date.

            REO Disposition Period: As defined in Section 3.14.

            REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Sections 2.02 or 2.04, an amount equal to the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

            Reserve Interest Rate: As defined in Section 5.10.

            Residual Certificates: The Class 1-A-R or Class 1-A-LR Certificate.

            Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes: As defined in Section 5.02(d).

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

            Seller: Bank of America, N.A., a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

            Senior Certificates: The Class A Certificates.

            Senior Credit Support Depletion Date: As to each Group, the date on which the aggregate Class Certificate Balance of the Subordinate Certificates of such Group is reduced to zero.

            Senior Percentage: With respect to any Distribution Date and Group, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Senior Certificates of such Group immediately prior to such Distribution Date by the aggregate Class Certificate Balance of all Classes of Certificates of such Group immediately prior to such Distribution Date.

            Senior Prepayment Percentage: For any Distribution Date and Group during the five years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage for such Group plus 70% of the Subordinate Percentage for such Group for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage for such Group plus 60% of the Subordinate Percentage for such Group for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage for such Group plus 40% of the Subordinate Percentage for such Group for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for such Group plus 20% of the Subordinate Percentage for such Group for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Group for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage for such Group exceeds the initial Senior Percentage for such Group, in which case the Senior Prepayment Percentage for such Group for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for such Group will occur unless both of the Senior Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date and Group, the sum of (i) the Senior Percentage of the applicable Non-PO Percentage for such Group of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and Related Loan Group and (ii) the Senior Prepayment Percentage of the applicable Non-PO Percentage for such Group of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date and Related Loan Group; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan in the Related Loan Group that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount for such Group will be reduced on the related Distribution Date by the Senior Percentage of the Non-PO Percentage for such Group of the principal portion of such Debt Service Reduction.

            Senior Step Down Conditions: As of any Distribution Date and Group as to which any decrease in the Senior Prepayment Percentage for such Group applies, (i) the outstanding principal balance of all Mortgage Loans in the Related Loan Group (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates of such Group (averaged over the preceding six-month period), is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans in the Related Loan Group as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance for such Group set forth below:

                                                Percentage of
                                             Original Subordinate
Distribution Date Occurring                  Certificate Balance
---------------------------                  -------------------

January 2007 through December 2007                   30%

January 2008 through December 2008                   35%

January 2009 through December 2009                   40%

January 2010 through December 2010                   45%

January 2011 and thereafter                          50%

            Servicer: Bank of America, N.A., a national banking association, or its successor in interest, in its capacity as servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

            Servicer Advance Date: As to any Distribution Date, 11:30 a.m., Eastern time, on the Business Day immediately preceding such Distribution Date.

            Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.08(b).

            Servicer's Certificate: The monthly report required by Section 4.01.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to the Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.12.

            Servicing Fee: With respect to each Mortgage Loan and Distribution Date, the amount of the fee payable to the Servicer, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Servicing Fee Rate with respect to such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan, subject to reduction as provided in Section 3.17. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicer's right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly Payments collected by the Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan in the Related Loan Group, the per annum rate equal to (i) the related Mortgage Interest Rate less (ii) the sum of 6.500% and the Trustee Fee Rate; provided, however, that the Servicing Fee Rate shall not be less than 0.25% per annum with respect to any Mortgage Loan.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

            Distribution Date Occurring In                      Shift Percentage
            ------------------------------                      ----------------

            January 2002 through December 2006                        0%
            January 2007 through December 2007                       30%
            January 2008 through December 2008                       40%
            January 2009 through December 2009                       60%
            January 2010 through December 2010                       80%
            January 2011 and thereafter                              100%

            Similar Law: As defined in Section 6.02(e).

            Special Hazard Loss: As to a Mortgaged Property, any Realized Loss on account of direct physical loss, exclusive of (i) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12 and (ii) any loss caused by or resulting from:

            (a) (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin or insects; or

            (ii) settling, subsidence, cracking, shrinkage, building or expansion of pavements, foundations, walls, floors, roofs or ceilings;

            (b) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

            (c) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss is direct or indirect, proximate or remote; or

            (d) (i) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (A) by any government or sovereign power (de jure or de facto), or by any authority maintaining or using military, naval or air forces; or (B) by military, naval or air forces; or (C) by an agent of any such government, power, authority or forces;

            (ii) any weapon of war or facility for producing same employing atomic fission, radioactive force or chemical or biological contaminants, whether in time of peace or war; or

            (iii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

            Special Hazard Loss Amount: As to any Distribution Date and Loan Group, the lesser of (a) the greatest of (i) 1% of the Pool Stated Principal Balance of the Mortgage Loans in such Loan Group, (ii) twice the principal balance of the largest Mortgage Loan in such Loan Group, and (iii) the aggregate principal balance of all Mortgage Loans in such Loan Group secured by Mortgaged Properties located in the single California five-digit postal zip code having the highest aggregate principal balance of any zip code area (all principal balances to be calculated as of the first day of the month preceding such Distribution Date after giving effect to Monthly Payments then due, whether or not paid) and (b) the Initial Special Hazard Loss Amount for such Loan Group, reduced (but not below zero) by the amount of Realized Losses in respect of Special Hazard Mortgage Loans previously incurred during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date. Either Special Hazard Loss Amount may be further reduced from time to time below the amounts specified above with the written consent of the Rating Agencies and without resulting in a downgrading to the then-current rating of the Certificates.

            Special Hazard Mortgage Loan: Any Liquidated Mortgage Loan as to which the ability to recover thereon was substantially impaired by reason of a hazard or loss not covered by a hazard policy or flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12.

            Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

            Subordinate Certificates: The Class B Certificates.

            Subordinate Percentage: As of any Distribution Date and Group, 100% minus the Senior Percentage for such Group for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date and Group, 100% minus the Senior Prepayment Percentage for such Group for such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any Distribution Date and Group, an amount equal to the sum of (i) the Subordinate Percentage for such Group of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and Related Loan Group and (ii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date and Related Loan Group; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan in the Related Group that is not a Liquidated Mortgage Loan, the Subordinate Principal Distribution Amount for such Group will be reduced on the related Distribution Date by the Subordinate Percentage for such Group of the applicable Non-PO Percentage of the principal portion of such Debt Service Reduction.

            Subservicer: Any Person with which the Servicer has entered into a Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing) between the Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (v) comply with each Mortgage Loan representation and warranty set forth in the Sale Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount: As defined in Section 2.02.

            Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

            Telerate page 3750: As defined in Section 5.10.

            Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

            Trust: The trust created by this Agreement.

            Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Account or the Certificate Accounts, in accordance with this Agreement, REO Property, the Primary Insurance Policies and any other Required Insurance Policy and amounts in the Rounding Accounts.

            Trustee: The Bank of New York, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Trustee Fee: As to any Distribution Date and Loan Group, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans in the Related Loan Group immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0030% per annum.

            Uncertificated Lower-Tier Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02(a) hereof. Any of the Class 1-A-L1, Class 1-A-L2, Class 1-A-L3, Class 1-A-LPO, Class 1-A-LUR, Class 2-A-L1, Class 2-A-LPO, Class 1-B-L1, Class 1-B-L2, Class 1-B-L3, Class 1-B-L4, Class 1-B-L5, Class 1-B-L6, Class 2-B-L1, Class 2-B-L2, Class 2-B-L3, Class 2-B-L4, Class 2-B-L5, Class 2-B-L6 Interests are Uncertificated Lower-Tier Interests.

            Underwriting Guidelines: The underwriting guidelines of Bank of America, N.A.

            Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class 1-A-LR Certificate) and the Class B Certificates.

            Upper-Tier Certificate Account: The separate Eligible Account established and maintained by the Trustee pursuant to Section 3.08(f).

            Upper-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holders of the Residual Certificates, (b) 1% of all Voting Rights shall be allocated to the Holders of the Class 1-A-4 Certificates and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-Off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein.

            (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of The Bank of New York, as Trustee, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

            (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

            (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "The Bank of New York, as trustee for the holders of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2001-12" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

            (v) the original or duplicate original mortgagee title insurance policy and all riders thereto;

            (vi) the original of any guarantee executed in connection with the Mortgage Note;

            (vii) for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

            (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

            (ix) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                  (A) The stock certificate;

                  (B) The stock power executed in blank;

                  (C) The executed proprietary lease;

                  (D) The executed recognition agreement;

                  (E) The executed assignment of recognition agreement, if any;

                  (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                  (G) Executed UCC-3 financing statements or other appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item (iii), the Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has caused the Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b). As set forth on Exhibit L attached hereto is a list of all states where recordation is required by either Rating Agency to obtain the initial ratings of the Certificates. The Trustee may rely and shall be protected in relying upon the information contained in such Exhibit L.

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the Servicer to the Trustee or the Custodian on the Trustee's behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicer shall (except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of Mortgage in such state is not required by either Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee's behalf, will cause the Servicer to deposit in the Servicer Custodial Account the portion of such payment that is required to be deposited in the Servicer Custodial Account pursuant to Section 3.08.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession. If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the Servicer and the Depositor, or shall cause the Custodian to promptly so notify the Servicer and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in
Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trustee at the Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            With respect to each Substitute Mortgage Loan the Depositor shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Depositor has substituted a Substitute Mortgage Loan.

            The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 2.04. Upon any such substitution and the deposit to the Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Depositor and shall execute and deliver at the Depositor's direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Depositor substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans in a Loan Group as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans in such Loan Group (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount" for such Loan Group) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the applicable Certificate Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Servicer's possession from time to time.

            It is understood and agreed that the obligation of the Depositor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii) and (viii).

            Section 2.03 Representations, Warranties and Covenants of the Servicer. The Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

            (i) The Servicer is a national banking association duly organized, validly existing, and in good standing under the federal laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer. The Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

            (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

            (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

            (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Representations and Warranties of the Depositor as to the Mortgage Loans. The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing
Date:

            (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects.

            (ii) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

            (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee.

            (iv) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (v) All buildings upon the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary Servicing Procedures and this Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

            (vi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with.

            (vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

            (viii)The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (C) if the Mortgaged Property consists of Co-op Shares, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation, and (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Depositor has the full right to sell and assign the same to the Trustee.

            (ix) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

            (x) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

            (xi) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

            (xii) To the best of the Depositor's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

            (xiii)The Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(A) and (B) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Depositor is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

            (xiv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

            (xv) As of the date of origination of the Mortgage Loan, there had been no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the relating Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

            (xvi) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

            (xvii)The Mortgage Loan was originated by a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD.

            (xviii) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed. The Mortgage Loans are 30-year fixed rate mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization.

            (xix) There is no proceeding pending or, to the Depositor's knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            (xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
      (B) otherwise by judicial foreclosure. To the best of the Depositor's knowledge, following the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

            (xxi) The Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC.

            (xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (viii) above.

            (xxiii) The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to FNMA or FHLMC and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

            (xxiv)In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

            (xxv) No Mortgage Loan is a graduated payment mortgage loan, no Mortgage Loan has a shared appreciation or other contingent interest feature, and no Mortgage Loan contains any "buydown" provision.

            (xxvi)The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinance Mortgage Loan.

            (xxvii) Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be subject to a Primary Insurance Policy, issued by an insurer acceptable to FNMA or FHLMC, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until Loan-to-Value Ratio of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

            (xxviii) To the best of the Depositor's knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and
      (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

            (xxix)The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

            (xxx) All payments required to be made prior to the Cut-Off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-Off Date.

            (xxxi)With respect to each Mortgage Loan, the Depositor or Servicer is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned.

            (xxxii) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

            (xxxiii) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

            (xxxiv) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

            (xxxv)If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            (xxxvi) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development, or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements; provided, however, that any condominium project or planned unit development generally conforms with the applicable Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

            (xxxvii) The Depositor used no adverse selection procedures in selecting the Mortgage Loan for inclusion in the Trust Estate.

            (xxxviii) Each Mortgage Loan is a "qualified mortgage" within
      Section 860G(a)(3) of the Code.

            (xxxix) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.

            Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by either the Depositor, the Servicer, the Trustee or the Custodian that any of the representations and warranties set forth in this
Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. The Repurchase Price of any repurchase described in this paragraph and the Substitution Adjustment Amount, if any, shall be deposited in the applicable Certificate Account. It is understood and agreed that the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

            Section 2.05 Designation of Interests in the REMICs. The Depositor hereby designates the Classes of Class A Certificates (other than the Class A-PO, Class 1-A-R and Class 1-A-LR Certificates) and the Classes of Class B Certificates and each Component as "regular interests" and the Class 1-A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates the Class 1-A-L1 Interest, Class 1-A-L2 Interest, Class 1-A-L3 Interest, Class 1-A-LPO Interest, Class 1-A-LUR Interest, Class 2-A-L1 Interest, Class 2-A-LPO Interest, Class 1-B-L1 Interest, Class 1-B-L2 Interest, Class 1-B-L3 Interest, Class 1-B-L4 Interest, Class 1-B-L5 Interest, Class 1-B-L6 Interest, Class 2-B-L1 Interest, Class 2-B-L2 Interest, Class 2-B-L3 Interest, Class 2-B-L4 Interest, Class 2-B-L5 Interest and Class 2-B-L6 Interest as classes of "regular interests" and the Class 1-A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

            Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is January 25, 2032.

            Section 2.08 Execution and Delivery of Certificates. The Trustee (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and the Certificateholders and (ii) has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans, all in accordance with the terms of this Agreement, Customary Servicing Procedures, applicable law and the terms of the Mortgage Notes and Mortgages. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. The Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer or any Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans it services, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans it services to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the Servicer, shall promptly execute such documents and deliver them to the Servicer.

            In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Subservicing; Enforcement of the Obligations of Servicer. (a) The Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

            (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by the Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Any Subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Servicer, or any successor Servicer, at the Trustee's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of the Servicer pursuant to Section 8.05.

            Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the Servicer and such Subservicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 3.01.

            Section 3.03 Fidelity Bond; Errors and Omissions Insurance. The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer's personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this
Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of FNMA or FHLMC.

            Section 3.04 Access to Certain Documentation. The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OTS and the FDIC with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this
Section 3.04 shall limit the obligation of the Servicer to observe any applicable law and the failure of the Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05 Maintenance of Primary Insurance Policy; Claims. With respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value Ratio as may be required by law, the Servicer responsible for servicing such Mortgage Loan shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with FNMA requirements. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other Loan-to-Value Ratio as may be required by law. If such Primary Insurance Policy is terminated, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA, the Servicer shall notify the Trustee in writing, it being understood that the Servicer shall not have any responsibility or liability for any failure to recover under the Primary Insurance Policy for such reason. If the Servicer determines that recoveries under the Primary Insurance Policy are jeopardized by the financial condition of the insurer, the Servicer shall obtain from another insurer which meets the requirements of this
Section 3.05 a replacement insurance policy. The Servicer shall not take any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.13, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

            In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.09(a), any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.09(b).

            The Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Mortgage Insurance, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

            Section 3.06 Rights of the Depositor and the Trustee in Respect of the Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

            Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.07. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.07 Trustee to Act as Servicer. If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee shall thereupon, assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (a) liable for losses of the Servicer pursuant to Section 3.12 or any acts or omissions of the predecessor Servicer hereunder, (b) obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Section 7.02. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of the Servicer under each Subservicing Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to any Subservicing Agreement entered into by the Servicer as contemplated by Section 3.02 to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Servicer shall not be relieved of any liability or obligations under any such Subservicing Agreement.

            The Servicer that is no longer the Servicer hereunder shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party.

            Section 3.08 Collection of Mortgage Loan Payments; Servicer Custodial Account; Certificate Accounts and Upper-Tier Certificate Account. (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, the Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan it services and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-Off Date. In the event of any such arrangement, the Servicer shall make Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The Servicer shall establish and maintain the Servicer Custodial Account. The Servicer shall deposit or cause to be deposited into the Servicer Custodial Account, all on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by the Servicer in respect of the Mortgage Loans subsequent to the Cut-Off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-Off Date) and the following amounts required to be deposited hereunder with respect to the Mortgage Loans it services:

            (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, net of the Servicing Fee;

            (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.09(a) and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(b)(iv);

            (iv) any amount required to be deposited by the Servicer pursuant to
      Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Servicer Custodial Account;

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.14;

            (vi) all Repurchase Prices and all Substitution Adjustment Amounts received by the Servicer;

            (vii) Periodic Advances made by the Servicer pursuant to Section
      3.20 and any payments of Compensating Interest; and

            (viii) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Servicer Custodial Account by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be deposited by the Servicer. If the Servicer shall deposit in the Servicer Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the Servicer Custodial Account to withdraw such amount from the Servicer Custodial Account, any provision herein to the contrary notwithstanding. The Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced by the Servicer on behalf of others. Notwithstanding such commingling of funds, the Servicer shall keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to the Mortgage Loans it services. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.08. All funds required to be deposited in the Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.11.

            (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Accounts. The Trustee shall, promptly upon receipt, deposit in the applicable Certificate Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11(a)(viii);

            (ii) any amount paid by the Trustee pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to such Certificate Account; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the applicable Certificate Account.

            If the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the applicable Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in such Certificate Account. All funds required to be deposited in the Certificate Accounts shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with
Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate Accounts at the direction of a the Servicer.

            (d) Each institution at which the Servicer Custodial Account or the Certificate Accounts are maintained shall invest the funds therein as directed in writing by the Servicer in Permitted Investments, which shall mature not later than (i) in the case of the Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and
(ii) in the case of the Certificate Accounts, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Servicer Custodial Account shall be for the benefit of the Servicer as servicing compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Accounts shall be for the benefit of the Trustee as additional compensation and shall be retained by it monthly as provided herein. The amount of any losses realized in the Servicer Custodial Account or the Certificate Accounts incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Servicer Custodial Account or by the Trustee in the related Certificate Account, as applicable.

            (e) The Servicer shall give notice to the Trustee of any proposed change of the location of the Servicer Custodial Account maintained by the Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicer, each Rating Agency and the Depositor of any proposed change of the location of either Certificate Account not later than 30 days after and not more than 45 days prior to any change thereof. The creation of the Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

            (f) The Trustee shall establish and maintain the Upper-Tier Certificate Account. On each Distribution Date (other than the Final Distribution Date, if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Depositor), the Trustee shall, from funds available on deposit in the Certificate Accounts, deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account, the Lower-Tier Distribution Amount.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "[Insert name of Servicer], in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2001-12 and various Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. The Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property and (iii) all amounts representing proceeds of any Primary Insurance Policy. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by the Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii) to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law,
(v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the Trust Estate.

            (c) With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage. The Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments. The Servicer shall advance any such payments that are not timely paid, but the Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

            Section 3.10 Access to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

            Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

            Section 3.11 Permitted Withdrawals from the Servicer Custodial Account, Certificate Accounts, and Upper-Tier Certificate Account. (a) The Servicer may from time to time make withdrawals from the Servicer Custodial Account, for the following purposes:

            (i) to pay to the Servicer (to the extent not previously retained), the servicing compensation to which it is entitled pursuant to Section 3.17, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Servicer Custodial Account;

            (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

            (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made, such right of reimbursement pursuant to this clause (iii) being limited to amounts received on the Mortgage Loans in the same Loan Group as the Mortgage Loan(s) in respect of which such Nonrecoverable Advance was made;

            (iv) to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

            (v) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02 or 2.04, all amounts received thereon after the date of such purchase;

            (vi) to reimburse the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

            (vii) to withdraw any amount deposited in the Servicer Custodial Account and not required to be deposited therein;

            (viii)on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount, the related Trustee Fee and any other amounts due to the Trustee under this Agreement for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the related Certificate Account; and

            (ix) to clear and terminate the Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Servicer Custodial Account pursuant to clauses (i), (ii),
(iv) and (v). The Servicer shall keep and maintain such separate accounting for each Loan Group. Prior to making any withdrawal from the Servicer Custodial Account pursuant to clause (iii), the Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

            (b) The Trustee shall withdraw funds from the Certificate Accounts to deposit the Lower-Tier Distribution Amount into the Upper-Tier Certificate Account and for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may from time to time make withdrawals from the applicable Certificate Account for the following purposes:

            (i) to pay to itself the Trustee Fee and any other amounts due to the Trustee under this Agreement for the related Distribution Date;

            (ii) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Accounts;

            (iii) to withdraw and return to the Servicer any amount deposited in either Certificate Account and not required to be deposited therein; and

            (iv) to clear and terminate the applicable Certificate Account upon termination pursuant to Section 10.01.

            (c) Notwithstanding anything herein to the contrary, the Regular Certificates and the Class 1-A-R Certificate shall not receive distributions directly from the Certificate Accounts. On each Distribution Date, funds on deposit in the Upper-Tier Certificate Account shall be used to make payments on the Regular Certificates and the Class 1-A-R Certificate as provided in Sections
5.01 and 5.02. The Upper-Tier Certificate Account shall be cleared and terminated upon termination of this Agreement pursuant to Section 10.01.

            Section 3.12 Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. The Servicer shall also maintain on REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.

            The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

            Notwithstanding the foregoing, the Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the Servicer shall deposit in the Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with this Section 3.12 and the amount paid under such blanket policy.

            Section 3.13 Enforcement of Due-On-Sale Clauses; Assumption Agreements. (a) Except as otherwise provided in this Section 3.13, when any Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.13(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.13 by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In no event shall the Trustee incur liability for executing any document under this Section 3.13 at the direction of the Servicer. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement may be retained by the Servicer as additional master servicing compensation. Notwithstanding the foregoing, to the extent permissible under applicable law and at the request of the Servicer, the Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to execute any assumption agreement or modification agreement required to be executed by the Trustee under this Section 3.13.

            Section 3.14 Realization Upon Defaulted Mortgage Loans; REO Property. (a) The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Such agreement shall be substantially in the form attached hereto as Exhibit K or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

            The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, the Servicer may rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions; provided, however, that the Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the Servicer Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform, with respect to the Mortgage Loans, the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required. The Servicer shall deliver copies of such reports to the Trustee.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A) the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause either REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or
(B) the Trustee (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of the REO Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject either REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. The Servicer shall identify to the Trustee any Mortgaged Property relating to a Mortgage Loan held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by the Servicer have been made. After delivery of such identification, the Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Periodic Advances and to reimburse the Servicer Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to
Section 3.17.

            (b) The Servicer shall promptly notify the Depositor of any Mortgage Loan which comes into default. The Depositor shall be entitled, at its option, to repurchase (i) any such defaulted Mortgage Loan from the Trust Estate if (a) in the Depositor's judgment, the default is not likely to be cured by the Mortgagor and (b) such Mortgage Loan is 180 days or more delinquent or (ii) any Mortgage Loan in the Trust Estate which pursuant to Section 4(b) of the Mortgage Loan Purchase Agreement the Seller requests the Depositor to repurchase and to sell to the Seller to facilitate the exercise of the Seller's rights against the originator or prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate (less the Servicing Fee Rate for such Mortgage Loan) through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Servicer shall provide to the Trustee the notification required by Section 3.15 and the Trustee or the Custodian shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

            Section 3.15 Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven Business Days release the related Mortgage File to the Servicer. The Trustee shall at the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Servicing Officer, release the Mortgage File within seven Business Days to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial Account, in which case the Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            The Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement, upon the request of the Servicer. In addition, upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.16 Documents, Records and Funds in Possession of the Servicer to be Held for the Trustee. The Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. The documents constituting the Servicing File shall be held by the Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Servicer Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Servicer Custodial Account, Certificate Accounts or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            Section 3.17 Servicing Compensation. The Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) and included in the Trust Estate to retain or withdraw from the Servicer Custodial Account an amount equal to the Servicing Fee for such Distribution Date.

            Additional servicing compensation in the form of Excess Proceeds, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments and all other customary and ancillary income and fees shall be retained by the Servicer to the extent not required to be deposited in the Servicer Custodial Account pursuant to Section 3.08(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Notwithstanding the foregoing, with respect to the payment of the Servicing Fee on any Distribution Date, the aggregate Servicing Fee for the Servicer relating to the Mortgage Loans in a Loan Group for such Distribution Date shall be reduced (but not below zero) by an amount equal to the lesser of
(a) the Prepayment Interest Shortfall for such Distribution Date relating to the Mortgage Loans in such Loan Group and (b) one-twelfth of 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group for such Distribution Date (for each Loan Group any such reduction, "Compensating Interest").

            Section 3.18 Annual Statement as to Compliance. The Servicer shall deliver to the Trustee and each Rating Agency on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2001 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            Section 3.19 Annual Independent Public Accountants' Servicing Statement; Financial Statements. The Servicer shall, at its own expense, on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2001 fiscal year, cause a firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

            Section 3.20 Advances. The Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If the Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the Servicer Custodial Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the Servicer Custodial Account that any portion of the Amount Held for Future Distribution with respect to a Loan Group in the Servicer Custodial Account has been used by the Servicer in discharge of its obligation to make any such Periodic Advance on a Mortgage Loan in such Loan Group. Any funds so applied shall be replaced by the Servicer by deposit in the Servicer Custodial Account no later than the close of business on the Business Day preceding the next Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the Servicer Custodial Account for all Advances of its own funds made pursuant to this Section 3.20 as provided in Section 3.11(a). The obligation to make Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. The Servicer shall inform the Trustee of the amount of the Periodic Advance to be made by the Servicer with respect to each Loan Group on each Servicer Advance Date no later than the related Remittance Date.

            The Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by the Servicer to be a Nonrecoverable Advance. Notwithstanding anything to the contrary, the Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

            Section 3.21 Modifications, Waivers, Amendments and Consents. (a) Subject to this Section 3.21, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

            (i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

            (ii) in the Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

            (iii) otherwise constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in either case, (A) such Mortgage Loan is 90 days or more past due or
(B) the Servicer delivers to the Trustee an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of either the Upper-Tier REMIC or the Lower-Tier REMIC and, in either case, such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to Customary Servicing Procedures, the Servicer may permit a forbearance for a Mortgage Loan which in the Servicer's judgment is subject to imminent default.

            (c) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

            (d) The Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer's discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Servicer, which amount shall be retained by the Servicer as additional servicing compensation.

            (e) The Servicer shall notify the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Trustee a copy thereof and
(ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.22 Reports to the Securities and Exchange Commission. The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, for so long as any Certificates registered under the 1933 Act are outstanding (other than the Current Report on Form 8-K to be filed by the Depositor in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates). Upon the request of the Trustee, the Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

            Section 4.01 Servicer's Certificate. Each month, not later than 12:00 noon Eastern time on the Business Day following each Determination Date, the Servicer shall deliver to the Trustee, a Servicer's Certificate (in substance and format mutually acceptable to the Servicer and the Trustee) certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The Trustee may conclusively rely upon the information contained in a Servicer's Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

            Each such statement shall be provided by the Trustee to any Holder of a Certificate upon request and shall also, to the extent available, include information regarding delinquencies on Mortgage Loans providing such statement, indicating the number and aggregate principal amount of Mortgage Loans which are either one, two, three or more than three months delinquent and the book value of any REO Property.

                                   ARTICLE V

                PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Servicer's Certificate, the Trustee shall distribute out of the Upper-Tier Certificate Account or applicable Certificate Account, as applicable, (to the extent funds are available therein) to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02.

            None of the Holders of any Class of Certificates, the Depositor, the Servicer or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02 Priorities of Distributions. (a) On each Distribution Date, based solely on the information contained in the Servicer's Certificate, the Trustee shall withdraw from the applicable Certificate Account (to the extent funds are available therein) (1) the amounts payable to the Trustee pursuant to Sections 3.11(b)(i) and 3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution Amount for each Loan Group, in an amount as specified in written notice received by the Trustee from the Servicer no later than the related Determination Date, and shall apply such funds, first, to distributions in respect of the Uncertificated Lower-Tier Interests as specified in this Section 5.02(a) for deposit in the Upper-Tier Certificate Account and to the Class 1-A-LR Certificate, and then from the Upper-Tier Certificate Account to distributions on the Certificates in the following order of priority and to the extent of such funds, paying Group 1 solely from the Pool Distribution Amount for Loan Group 1 and Group 2 solely from the Pool Distribution Amount for Loan Group 2:

            (i) to each Class of Senior Certificates (other than the Class A-PO Component and the Class 1-A-LR Certificate) of such Group, an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall; provided, however, that until the Accretion Termination Date, amounts that would have been distributed pursuant to this clause to the Class 1-A-7 Certificates will instead be distributed in reduction of the Class Certificate Balances of the Classes of Certificates of Group 1 specified in Section 5.02(b)(i);

            (ii) concurrently to the Class A Certificates and the Class A-PO Component of such Group, pro rata, based on their respective Senior Principal Distribution Amount and PO Principal Amount, (A) to the Class A Certificates of such Group, in an aggregate amount up to the Senior Principal Distribution Amount for such Group, such distribution to be allocated among such Classes in accordance with Section 5.02(b) and (B) to the Class A-PO Component of such Group in an aggregate amount up to the PO Principal Amount for such Group;

            (iii) to the Class A-PO Component of such Group, any Class A-PO Deferred Amount, up to the Subordinate Principal Distribution Amount for such Group for such Distribution Date from amounts otherwise distributable first to the Class 1-B-6 Certificates or Class 2-B-6 Certificates, as the case may be, pursuant to clause (iv)(L) below, second to the Class 1-B-5 Certificates or Class 2-B-5 Certificates, as the case may be, pursuant to clause (iv)(J) below, third to the Class 1-B-4 Certificates or Class 2-B-4 Certificates, as the case may be, pursuant to clause (iv)(H) below, fourth to the Class 1-B-3 Certificates or Class 2-B-3 Certificates, as the cases may be, pursuant to clause (iv)(F) below, fifth to the Clause 1-B-2 Certificates or Class 2-B-2 Certificates, as the case may be, pursuant to clause (iv)(D) below and finally to the Class 1-B-1 Certificates or Class 2-B-1 Certificates, as the case may be, pursuant to clause (iv)(B) below;

            (iv) to each Class of Subordinate Certificates of such Group, subject to paragraph (d) below, in the following order of priority:

                  (A) to the Class 1-B-1 Certificates or Class 2-B-1
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class 1-B-1 Certificates or Class 2-B-1
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Component of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (C) to the Class 1-B-2 Certificates or Class 2-B-2
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (D) to the Class 1-B-2 Certificates or Class 2-B-2
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Component of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (E) to the Class 1-B-3 Certificates or Class 2-B-3
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class 1-B-3 Certificates or Class 2-B-3
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Component of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (G) to the Class 1-B-4 Certificates or Class 2-B-4
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class 1-B-4 Certificates or Class 2-B-4
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Component of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (I) to the Class 1-B-5 Certificates or Class 2-B-5
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class 1-B-5 Certificates or Class 2-B-5
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Component of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (K) to the Class 1-B-6 Certificates or Class 2-B-6
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class 1-B-6 Certificates or Class 2-B-6
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Component of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero; and

            (v) The Holder of the Class 1-A-R and Class 1-A-LR Certificates shall receive any remaining Pool Distribution Amounts for the Related Loan Group.

            For any Group and on any Distribution Date, amounts distributed in respect of Class A-PO Deferred Amounts will not reduce the Class Certificate Balance of the applicable Class A-PO Component.

            All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount" and second with respect to the amount payable pursuant to clause (ii) of such definitions.

            On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to their respective Corresponding Upper-Tier Class, Classes, Component or Components as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class 1-A-L1 and Class 1-A-L2 Interests) shall receive distributions in respect of interest in an amount equal to the Interest Distribution Amounts in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. On each Distribution Date, the Class 1-A-L1 Interest shall receive a distribution in respect of interest in an amount equal to the sum of
(i) the Accrued Certificate Interest and any distribution in respect of Class Unpaid Interest Shortfalls in each case actually distributed on the Class 1-A-1 Certificates and (ii) the product of the Class 1-A-L1 Interest Fraction and the Accrued Certificate Interest and any distribution in respect of Class Unpaid Interest Shortfalls in each case actually distributed on the Class 1-A-4 Certificates. On each Distribution Date, the Class 1-A-L2 Interest shall receive a distribution in respect of interest in an amount equal to the sum of (i) the Accrued Certificate Amount and any distribution in respect of Class Unpaid Interest Shortfalls in each case actually distributed on the Class 1-A-2 Certificates and (ii) the product of the Class 1-A-L2 Interest Fraction and the Accrued Certificate Interest and any distribution in respect of Class Unpaid Interest Shortfalls in each case actually distributed on the Class 1-A-4 Certificates. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the aggregate of the Class Certificate Balances and Component Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components. The initial principal balance of each Uncertificated Lower-Tier Interest equals the aggregate of the Initial Class Certificate Balances and Initial Component Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components.

            The pass-through rate with respect to the Class 1-A-L1 Interest, Class 1-A-L2 Interest, Class 1-A-L3 Interest, Class 1-A-LUR Interest, Class 1-B-L1 Interest, Class 1-B-L2 Interest, Class 1-B-L3 Interest, Class 1-B-L4 Interest, Class 1-B-L5 Interest, Class 1-B-L6, Class 2-A-L1 Interest, Class 2-B-L1 Interest, Class 2-B-L2 Interest, Class 2-B-L3 Interest, Class 2-B-L4 Interest, Class 2-B-L5 Interest and Class 2-B-L6 Interest shall be 6.500% per annum. The Class 1-A-LPO Interest and Class 2-A-LPO Interest are principal-only interests and are not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            (b) (i) With respect to the Class A Certificates of Group 1:

            (A) On each Distribution Date occurring prior to the Accretion Termination Date, the Class 1-A-7 Accrual Distribution Amount will be allocated, sequentially, as follows:

                  first, concurrently, to the Class 1-A-5 and Class 1-A-6
            Certificates, pro rata, until their Class Certificate Balances have been reduced to zero; and

                  second, to the Class 1-A-7 Certificates, until their Class
            Certificate Balance has been reduced to zero.

            (B) On each Distribution Date prior to the Senior Credit Support Depletion Date for Group 1, the amount distributable to the Group 1-A Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed in the following order of priority:

                  first, concurrently, to the Class 1-A-R and Class 1-A-LR
            Certificates, until their Class Certificate Balances have been reduced to zero;

                  second, to the Class 1-A-9 Certificates, up to the Priority
            Amount for such Distribution Date, until their Class Certificate Balance has been reduced to zero;

                  third, to the PAC Group, up to its PAC Principal  Amount for such Distribution Date;

                  fourth, concurrently, to the Class 1-A-5 and Class 1-A-6
            Certificates, pro rata, until their Class Certificate Balances have been reduced to zero;

                  fifth,  to the Class 1-A-7  Certificates,  until their Class
            Certificate Balance has been reduced to zero;

                  sixth,  to the PAC  Group,  until  their  Class  Certificate
            Balances have been reduced to zero; and

                  seventh, to the Class 1-A-9 Certificates, until their Class
            Certificate Balance has been reduced to zero.

            (ii) With respect to the Class A Certificates of Group 2:

            On each Distribution Date prior to the Senior Credit Support Depletion Date for Group 2, the amount distributable to the Group 2-A Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed in the following order of priority:

                  first,  to the  Class  2-A-4  Certificates,  up to the Class
            2-A-4 Priority Amount for such Distribution Date;

                  second, sequentially, to the Class 2-A-1, Class 2-A-2 and
            Class 2-A-3 Certificates, in that order, until their Class Certificate Balances have been reduced to zero; and

                  third, to the Class 2-A-4 Certificates, until their Class
            Certificate Balance has been reduced to zero.

            Prior to the Senior Credit Support Depletion Date for Group 1, all distributions of principal to the PAC Group will be made sequentially, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, until their Class Certificate Balances have been reduced to zero.

            On each Distribution Date on or after the Senior Credit Support Depletion Date, for a Group notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount with respect to a Loan Group available to be distributed as principal of the Class A Certificates of the Related Group shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

            (c) On each Distribution Date, Accrued Certificate Interest for each Class of Certificates (other than the Class A-PO Certificates) for such Distribution Date shall be reduced by such Class's pro rata share, based on such Class's Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this Section 5.02(c), of (A) Non-Supported Interest Shortfalls for the Related Loan Group, (B) any Excess Losses on the Mortgage Loans in such Loan Group allocable to interest, (C) on and after the Senior Credit Support Depletion Date for such Group, any other Realized Loss on the Mortgage Loans in such Loan Group allocable to interest and (D) Relief Act Reductions incurred on the Mortgage Loans in such Loan Group during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(iv), if with respect to any Class of Subordinate Certificates of a Group on any Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates of such Group which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Class Certificate Balance of all the Classes of such Group immediately prior to such Distribution Date (for each Group, the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes of such Group junior to such Class (for each Group, the "Restricted Classes") and the Class Certificate Balances of the Restricted Classes of such Group will not be used in determining the Pro Rata Share for the Subordinate Certificates of such Group that are not Restricted Classes. If the aggregate Class Certificate Balances of the Subordinate Certificates of such Group that are not Restricted Classes are reduced to zero, notwithstanding the previous sentence, any funds remaining will be distributed sequentially to the Restricted Classes of such Group in order of their respective numerical Class designations (beginning with the Class of Restricted Certificates of the Related Group then outstanding with the lowest numerical Class designation).

            Section 5.03 Allocation of Losses. (a) On or prior to each Determination Date, the Servicer shall inform the Trustee in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient Valuation, a Debt Service Reduction, a Fraud Loss or a Special Hazard Loss, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses on the Mortgage Loans in each Loan Group. Based on such information, the Trustee shall determine the total amount of Realized Losses on the Mortgage Loans in each Loan Group, including Excess Losses, with respect to the related Distribution Date.

            The principal portion of Realized Losses on the Mortgage Loans in a Loan Group with respect to any Distribution Date shall be allocated as follows:

            (i) the applicable PO Percentage of the principal portion of any Realized Loss with respect to a Discount Mortgage Loan in such Loan Group, including any Excess Loss, shall be allocated to the Class A-PO Component of the Related Group until the Class Certificate Balance thereof is reduced to zero; and

            (ii) the applicable Non-PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss) with respect to a Mortgage Loan in such Loan Group shall be allocated first to the Subordinate Certificates of the Related Group in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates of the Related Group then outstanding with the highest numerical Class designation) until the respective Class Certificate Balance of each such Class is reduced to zero, and second to the Senior Certificates of the Related Group, pro rata, on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date or, in the case of the Class 1-A-7 Certificates, their Initial Class Certificate Balance, if lower, until the Class Certificate Balances thereof have been reduced to zero; and

            (iii) the applicable Non-PO Percentage of the principal portion of any Excess Losses with respect to a Mortgage Loan in such Loan Group shall be allocated pro rata among the Senior Certificates of the Related Group in the aggregate on the basis of their aggregate principal balance and among the Classes of Subordinate Certificates of the Related Group on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date. Excess Losses allocated to the Senior Certificates of the Related Group, will be allocated among such Classes pro rata on the basis of their respective Class Certificate Balances, or in the case of the Class 1-A-7 Certificates, their Initial Class Certificate Balance, if lower.

            (b) The Component Balance of the Class A-PO Component of a Group shall be reduced on each Distribution Date by the amount, if any, by which the Component Balance of such Class A-PO Component (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for the Related Loan Group for such Distribution Date.

            The Class Certificate Balance of the Class of Subordinate Certificates of a Group then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates of such Group (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses and Class A-PO Deferred Amounts on such Distribution Date) exceeds the Adjusted Pool Amount for the Related Loan Group for such Distribution Date.

            After the Senior Credit Support Depletion Date for a Group, the Class Certificate Balances of the Senior Certificates of such Group in the aggregate shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates of such Group (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the difference between (i) the Adjusted Pool Amount for the Related Loan Group for such Distribution Date and (ii) the Adjusted Pool Amount (PO Portion) for the Related Loan Group for such Distribution Date.

            Any such reduction shall be allocated among the Senior Certificates of such Group, based on the Class Certificate Balances immediately prior to such Distribution Date or, in the case of the Class 1-A-7 Certificates, their Initial Class Certificate Balance, if lower.

            (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

            (d) Any allocation of Realized Losses to a Class of Certificates or any reduction in the Class Certificate Balance of a Class pursuant to Section 5.03(b) above shall be accomplished by reducing the Class Certificate Balance thereof prior to the distributions made on the related Distribution Date in accordance with the definition of "Class Certificate Balance."

            (e) With respect to any Distribution Date, Realized Losses allocated pursuant to this Section 5.03 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided above.

            Section 5.04 Statements to Certificateholders. (a) Prior to the Distribution Date in each month, based upon the information provided to the Trustee on the Servicer's Certificates delivered to the Trustee pursuant to
Section 4.01, the Trustee shall determine the following information with respect to such Distribution Date:

            (i) for each Group, the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) for each Group, the amount allocable to interest, the Class 1-A-7 Accrual Distribution Amount, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

            (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (v) for each Loan Group, the Pool Stated Principal Balance for the following Distribution Date;

            (vi) for each Group, the Senior Percentage, the Priority Percentage and Subordinate Percentage for the following Distribution Date; (vii) the amount of the Servicing Fee paid to or retained by the Servicer with respect to each Loan Group and such Distribution Date;

            (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (ix) for each Loan Group, the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

            (x) for each Loan Group, the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xi) for each Loan Group, with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xii) for each Loan Group, the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xiii) for each Group, the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

            (xiv) for each Loan Group, the aggregate amount of Realized Losses incurred during the preceding calendar month and for each Group, any Class A-PO Deferred Amounts for such Distribution Date;

            (xv) for each Loan Group, the Special Hazard Loss Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount, in each case as of the related Determination Date; and

            (xvi) the Class 1-A-4 Notional Amount for such Distribution Date;

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer's Certificates, shall prepare and deliver (by mail, fax or electronically) to each Holder of a Certificate, each Rating Agency and the Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (i), (ii) and (ix) of Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

            On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

            The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i), (ii) and (vii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holders of the Residual Certificates for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holders of the Residual Certificates by the Trustee), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of each REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of each REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

            Section 5.05 Tax Returns and Reports to Certificateholders. (a) For federal income tax purposes, each REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to each REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to each REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of each REMIC for its short taxable year ending December 31, 2001, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to each REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to each REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class 1-A-R Certificate is hereby designated as the Tax Matters Person for the Upper-Tier REMIC. The Holder of the Class 1-A-LR Certificate is hereby designated as the Tax Matters Person for the Lower-Tier REMIC. By their acceptance of the Class 1-A-R or Class 1-A-LR Certificate, as applicable, each such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for the Upper-Tier REMIC and the Lower-Tier REMIC.

            Section 5.07 Rights of the Tax Matters Person in Respect of the Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and the Servicer shall act in accordance herewith to assure continuing treatment of the Upper-Tier REMIC and the Lower-Tier REMIC as REMICs and avoid the imposition of tax on either REMIC. In particular:

            (a) The Trustee shall not create, or permit the creation of, any "interests" in either REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates, the Components, the Residual Certificates and the Uncertificated Lower-Tier Interests.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in either REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to each REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of either REMIC any fee or other compensation for services and neither the Trustee nor the Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02, 2.04 or 3.14(b)), unless such sale is pursuant to a "qualified liquidation" of the applicable REMIC as defined in Code Section 860F(a)(4)(A) and in accordance with
Article X.

            (e) The Trustee shall maintain books with respect to the Trust and each REMIC on a calendar year taxable year and on an accrual basis.

            Neither the Servicer nor the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and
(d); provided that the Servicer shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on either REMIC and will not disqualify the Trust Estate from treatment as two REMICs; and, provided further, that the Servicer shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.

            Section 5.09 Determination of LIBOR. On each Rate Determination Date for a Class of LIBOR Certificates, the Trustee shall determine LIBOR for the applicable Distribution Date on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. Dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Bridge Telerate Service.

            If on any Rate Determination Date for a Class of LIBOR Certificates, the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the applicable Distribution Date will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date for such Class of LIBOR Certificates or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. Dollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or
(B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. Dollar lending rate that the New York City banks selected by the Trustee are quoting on such Rate Determination Date to leading European banks.

            If on any Rate Determination Date for a Class of LIBOR Certificates, the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the applicable Distribution Date will be LIBOR as determined on the previous Rate Determination Date for such Class of LIBOR Certificates, or, in the case of the first Rate Determination Date, the Initial LIBOR Rate.

            The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trustee shall provide the Pass-Through Rates of the LIBOR Certificates for the related Distribution Date to Beneficial Owners or Holders of LIBOR Certificates who place a telephone call to the Trustee at (212) 328-7587 and make a request therefor.


                                   ARTICLE VI

                                THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1-A-1, A-1-A-2, A-1-A-3, A-1-A-4, A-1-A-5, A-1-A-6, A-1-A-7,
A-1-A-8, A-1-A-9, A-1-A-R, A-1-A-LR, A-2-A-1, 2-A-2, 2-A-3, 2-A-4, A-A-PO,
B-1-B-1, B-1-B-2, B-1-B-3, B-1-B-4, B-1-B-5, B-1-B-6, B-2-B-1, B-2-B-2, B-2-B-3,
B-2-B-4, B-2-B-5, B-2-B-6 and C (reverse of all Certificates) and shall, on original issue, be executed by the Trustee and shall be countersigned and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Senior Certificates (other than the Class 1-A-R, Class 1-A-LR and Class A-PO Certificates) shall be available to investors in interests representing minimum dollar Certificate Balances (or notional amounts) of $1,000 and integral multiples of $1 in excess thereof. The Subordinate Certificates and the Class A-PO Certificates shall be available to investors in interests representing minimum dollar Certificate Balances of $25,000 and integral dollar multiples of $1 in excess thereof (except one Certificate of such Class may be issued with a different Certificate Balance). The Class 1-A-R and Class 1-A-LR Certificates shall be in a minimum denomination of $50. The Senior Certificates (other than the Class 1-A-R and Class 1-A-LR Certificates) and the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-B-1, Class 2-B-2 and Class 2-B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the form provided for herein, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their countersignature.

            Section 6.02 Registration of Transfer and Exchange of Certificates.
(a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Trustee shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (iii) If (A) (1) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (2) the Trustee or the Depositor is unable to locate a qualified successor, (B) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, (C) after the occurrence of an Event of Default or (D) in the event the Depository is unable to make the pro rata distributions required by Section 5.09(e), Certificate Owners representing at least 51% of the aggregate Class Certificate Balances of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or the Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and the Servicer of an Opinion of Counsel satisfactory to the Trustee and the Servicer as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

            (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

            (v) No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

            (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section
      6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this
      Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

            (vii) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and
      (6) of the Code, information needed to compute the tax imposed under
      Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause
      (vii) shall be reimbursable by the Trust.

            (viii)No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g) [Reserved]

            (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar or any agent of the Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

            Section 7.01 Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or the Servicer. The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

            Section 7.03 Limitation on Liability of the Depositor, the Servicer and Others. None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or of the Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Servicer Custodial Account as provided by Section 3.11.

            Section 7.04 Depositor and Servicer Not to Resign. Subject to the provisions of Section 7.02, neither the Depositor nor the Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.

                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

            (a) any failure by the Servicer to deposit amounts in the Servicer Custodial Account in the amount and manner provided herein so as to enable the Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of five days; or

            (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Servicer, or for the winding up or liquidation of the Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) the failure of the Servicer to remit any Periodic Advance required to be remitted by the Servicer pursuant to Section 3.20 which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of the Servicer under this Agreement. If an Event of Default described in clause (e) hereof shall occur, the Trustee shall, by notice to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the Advance which the Servicer failed to make. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Servicer in the Servicer Custodial Account or thereafter received by the Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer. Notwithstanding the termination of the Servicer pursuant hereto, the Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of the Servicer and upon Event of Default. In the event that the Trustee shall have actual knowledge of any failure of the Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05 Trustee to Act; Appointment of Successor. (a) On and After the time the Servicer receives a notice of termination pursuant to Section 8.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07. Notwithstanding anything provided herein to the contrary, under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of the Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans serviced by the predecessor Servicer as it and such successor agree; provided, however, that any Person assuming the duties of the Servicer shall pay to such predecessor an amount equal to the market value of the portion of the Servicing Fee that will accrue in the future due to the Servicing Fee Rate exceeding 0.25% per annum with respect to any Mortgage Loan. The "market value" of such portion of the Servicing Fee shall be determined by Bank of America, N.A., on the basis of at least two quotations from third parties actively engaged in the servicing of single-family mortgage loans. If the successor Servicer does not agree that such market value is a fair price, such successor shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. The market value of the excess portion of the Servicing Fee will then be equal to the average of (i) the lowest figure obtained by Bank of America, N.A., and (ii) the highest figure obtained by the successor Servicer. Payment of the amount calculated above shall be made to Bank of America, N.A., by the successor Servicer no later than the last Business Day of the month in which such successor Servicer becomes entitled to receive the Servicing Fee under this Agreement. In no event will any portion of the Trust Estate be used to pay amounts due to Bank of America, N.A. under this Section 8.05(b).

            (c) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.03.

            Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this
Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

                                   ARTICLE IX

                                   THE TRUSTEE

            Section 9.01 Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

            (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicer and which on their face, do not contradict the requirements of this Agreement;

            (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

            (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

            (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses (c), (d) and
      (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Servicer, the Depositor or any Certificateholder; and

            (v) Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance as successor Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 9.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 9.01:

            (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

            (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders or Certificate or any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the counter-signature on the Certificates) shall be taken as the statements of the Depositor or Servicer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicer in respect of the Mortgage Loans or deposited into the Servicer Custodial Account, or any other account hereunder (other than the Certificate Accounts) by the Servicer.

            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer) or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicer, any Subservicer or any of their respective affiliates with the same right it would have if it were not the Trustee.

            Section 9.05 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by S&P and Fitch or
(ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor or the Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.06.

            Section 9.06 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer and mailing a copy of such notice to all Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicer shall use their best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicer and the Trustee; the Servicer shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

            No successor Trustee shall accept appointment as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicer shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be The Bank of New York Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Trustee or the Trustee's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Trustee by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

            Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 9.11 Trustee's Fees and Expenses. The Trustee, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with any claim or legal action relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Servicer and (c) arising out of the transfer of any Private Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii); provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Servicer. Subject to this Article IX, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

            Section 9.13 Paying Agents. The Trustee may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Accounts and distributions to Certificateholders as provided in Section 3.08 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from either Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the Paying Agent shall be The Bank of New York. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the applicable Certificate Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer; provided that the Paying Agent has returned to the applicable Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from such Certificate Account. The Trustee may, upon prior written approval of the Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                    ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Depositor of all Mortgage Loans and all REO Property at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property relating (as determined by the Depositor as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the fourth paragraph of this Article X), plus any Class Unpaid Interest Shortfall for any Class of Certificates as well as one month's interest at the related Mortgage Rate on the Stated Principal Balance of each Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property.

            Regardless of the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Depositor to repurchase all of the Mortgage Loans is conditioned upon the Pool Stated Principal Balance of the Mortgage Loans as of such Final Distribution Date being less than 10% of the Cut-off Date Pool Principal Balance. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Depositor or its designee the Mortgage Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Depositor (if exercising its right to purchase the assets of the Trust) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Depositor is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Depositor, the Depositor shall deposit in the applicable Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in such Certificate Account on the Final Distribution Date equal to the purchase price for the related assets computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the Final Distribution Date and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each Class of Certificates, the Class Certificate Balance thereof plus (a) accrued interest thereon in the case of an interest bearing Certificate and (b) the applicable Class A-PO Deferred Amount with respect to the Class A-PO Components, and (II) as to the Class 1-A-R or Class 1-A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Accounts and the Lower Tier Certificate Account, respectively (other than the amounts retained to meet claims) after application pursuant to clause (I) above. An amount shall be distributed in respect of interest and principal to the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes.

            If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the applicable Certificate Account not distributed in final distribution to Certificateholders of such Group to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Depositor (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02 Additional Termination Requirements. (a) If the Depositor exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

            (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Depositor under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate to the Depositor for cash; and

            (ii) the notice given by the Depositor or the Trustee pursuant to
      Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also specify such date in the final tax return of the Upper-Tier REMIC and the Lower-Tier REMIC.

            (b) By their acceptance of the Residual Certificates, the Holders thereof hereby agree to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Upper-Tier REMIC and the Lower-Tier REMIC as REMICs at all times that any Certificates of the Related Group are outstanding or to avoid or minimize the risk of the imposition of any tax on either REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into either Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class 1-B-1 Certificates, the Class 1-B-2 Certificates, the Class 1-B-3 Certificates, the Class 1-B-4 Certificates, the Class 1-B-5 Certificates, the Class 2-B-1 Certificates, the Class 2-B-2 Certificates, the Class 2-B-3 Certificates, the Class 2-B-4 Certificates or the Class 2-B-5 Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect, and (v) to reduce the percentage of the Pool Stated Principal Balance of a Loan Group at which the Depositor will have the option to purchase all the remaining Mortgage Loans in accordance with Section 10.01, provided that such reduction is considered necessary by the Depositor, as evidenced by an Officer's Certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans of such Loan Group to the Depositor by the Seller or to the Trust by the Depositor as sale for accounting purposes, and (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as REMICs and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as REMICs.

            Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee may be delivered by facsimile and shall be deemed effective upon receipt ) to (a) in the case of the Depositor, Bank of America Mortgage Securities, Inc., 101 South Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial Officer, (b) in the case of the Servicer, Bank of America, N.A., 101 East Main Street, Suite 400, Louisville, Kentucky 40206-5318, Attention: Servicing Manager, with a copy to: Bank of America, N.A. 101 South Tryon Street, Charlotte, North Carolina, 28255, Attention: General Counsel and Chief Financial Officer, (c) in the case of the Trustee, 5 Penn Plaza, 16th Floor, New York, New York 10001, Attention:
Corporate Trust - MBS Group (Fax: (212) 328-7620), (d) in the case of S&P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attn: Mortgage Surveillance Group and (e) in the case of Fitch, Fitch, Inc., One State Street Plaza, New York, New York 10004, Attn: Residential Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                                    BANK OF AMERICA MORTGAGE SECURITIES, INC.,
                                       as Depositor

                                    By:
                                       -----------------------------------------
                                       Name:   Judy Ford
                                       Title:  Vice President


                                    BANK OF AMERICA, N.A.,
                                       as Servicer

                                    By:
                                       -----------------------------------------
                                       Name:   Robert J. DeBenedet
                                       Title:  Senior Vice President


                                    THE BANK OF NEW YORK,
                                       as Trustee

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

STATE OF NEW YORK   )
                    )     ss.:
COUNTY OF NEW YORK  )
                    )

            On the 20th day of December, 2001, before me, a notary public in and for the State of New York, personally appeared ________________, known to me who, being by me duly sworn, did depose and say that s/he is a ________________ of The Bank of New York, a New York banking corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.


                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 20th day of December, 2001, before me, a notary public in and for the State of North Carolina, personally appeared Judy Ford, known to me who, being by me duly sworn, did depose and say that she is the Vice President of Bank of America Mortgage Securities, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of such corporation.


                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 20th day of December, 2001, before me, a notary public in and for the State of North Carolina, personally appeared Robert J. DeBenedet, known to me who, being by me duly sworn, did depose and say that he is the Senior Vice President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of such corporation.


                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

                                 EXHIBIT A-1-A-1

                    [FORM OF FACE OF CLASS 1-A-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-1

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $44,533,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    06050H BJ 6

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-1-A-2

                    [FORM OF FACE OF CLASS 1-A-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-2

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $79,515,000.00

Pass-Through Rate:            6.000%

CUSIP No.:                    06050H BK 3

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-1-A-3

                    [FORM OF FACE OF CLASS 1-A-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-3

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $27,834,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H BL 1

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-1-A-4

                    [FORM OF FACE OF CLASS 1-A-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-4

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Notional
Amount of this
Certificate

("Denomination"):             $

Initial Notional

Amount of this Class:         $12,967,769.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H BM 9

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Class 1-A-4 Certificate is not entitled to any distributions with respect to principal on the Mortgage Loans in the Trust.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-1-A-5

                    [FORM OF FACE OF CLASS 1-A-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-5

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-5

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $95,955,166.00

Pass-Through Rate:            Floating

CUSIP No.:                    06050H BN 7

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to the Distribution Date in January 2002 will be 2.696% per annum, and on each subsequent Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-1-A-6

                    [FORM OF FACE OF CLASS 1-A-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-6

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-6

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $36,905,834.00

Pass-Through Rate:            Inverse Floating

CUSIP No.:                    06050H BP 2

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to the Distribution Date in January 2002 will be 16.3904% per annum, and on each subsequent Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-1-A-7

                    [FORM OF FACE OF CLASS 1-A-7 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-7

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

UNTIL THE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE CERTIFICATE BALANCE OF THIS CERTIFICATE AND BECAUSE REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MORE OR LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-7

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $13,283,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H BQ 0

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-1-A-8

                    [FORM OF FACE OF CLASS 1-A-8 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-8

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-8

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $29,924,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H BR 8

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-1-A-9

                    [FORM OF FACE OF CLASS 1-A-9 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-9

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-9

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $37,900,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H BS 6

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                  EXHIBIT A-PO

                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class A-PO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, EACH COMPONENT OF THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class A-PO

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $4,131,946.00

CUSIP No.:                    06050H BZ 0

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      For the purposes of determining distributions in reduction of Class Certificate Balance, the Class A-PO Certificates will be deemed to consist of two components which are not severable (each, a "Component").

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This Class A-PO Certificate represents the right to receive principal only.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-1-A-R

                    [FORM OF FACE OF CLASS 1-A-R CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS 1-A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-A-R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $50.00

Initial Class Certificate
Balance of this Class:        $50.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H BT 4

      THIS CERTIFIES THAT _________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Any distribution of the proceeds of any remaining assets of the Certificate Account will be made only upon presentment and surrender of this Class 1-A-R Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class 1-A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class 1-A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class 1-A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class 1-A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class 1-A-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of
Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class 1-A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class 1-A-R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT 1-A-LR

                   [FORM OF FACE OF CLASS 1-A-LR CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                  Class 1-A-LR

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS 1-A-LR CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                  Class 1-A-LR

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $50.00

Initial Class Certificate
Balance of this Class:        $50.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H BU 1

      This certifies that _____________________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Any distribution of the proceeds of any remaining assets of the Certificate Account will be made only upon presentment and surrender of this Class 1-A-LR Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class 1-A-LR Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class 1-A-LR Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class 1-A-LR Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class 1-A-LR Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class 1-A-LR Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of
Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class 1-A-LR Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class 1-A-LR Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-2-A-1

                    [FORM OF FACE OF CLASS 2-A-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-A-1

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $151,866,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H BV 9

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-2-A-2

                    [FORM OF FACE OF CLASS 2-A-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-A-2

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $20,453,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H BW 7

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-2-A-3

                    [FORM OF FACE OF CLASS 2-A-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-A-3

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $13,070,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H BX 5

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-2-A-4

                    [FORM OF FACE OF CLASS 2-A-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-A-4

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $21,400,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H BY 3

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1-B-1

                    [FORM OF FACE OF CLASS 1-B-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A CERTIFICATES AND THE CLASS 1-A-PO COMPONENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-B-1

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $5,507,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H CA 4

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1-B-2

                    [FORM OF FACE OF CLASS 1-B-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A CERTIFICATES, CLASS 1-A-PO COMPONENT AND CLASS 1-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-B-2

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,279,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H CB 2

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1-B-3

                    [FORM OF FACE OF CLASS 1-B-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A CERTIFICATES, CLASS 1-A-PO COMPONENT, CLASS 1-B-1 AND CLASS 1-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-B-3

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,330,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H CC 0

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1-B-4

                    [FORM OF FACE OF CLASS 1-B-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A CERTIFICATES, CLASS 1-A-PO COMPONENT, CLASS 1-B-1, CLASS 1-B-2 AND CLASS 1-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-B-4

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $760,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H CG 1

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT B-1-B-5

                    [FORM OF FACE OF CLASS 1-B-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A CERTIFICATES, CLASS 1-A-PO COMPONENT, CLASS 1-B-1, CLASS 1-B-2, CLASS 1-B-3 AND CLASS 1-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-B-5

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $570,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H CH 9

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1-B-6

                    [FORM OF FACE OF CLASS 1-B-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A CERTIFICATES, CLASS 1-A-PO COMPONENT, CLASS 1-B-1, CLASS 1-B-2, CLASS 1-B-3, CLASS 1-B-4 AND CLASS 1-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 1-B-6

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $759,808.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H CJ 5

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-2-B-1

                    [FORM OF FACE OF CLASS 2-B-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A CERTIFICATES AND THE CLASS 2-A-PO COMPONENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-B-1

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $3,328,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H CD 8

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-2-B-2

                    [FORM OF FACE OF CLASS 2-B-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A CERTIFICATES, CLASS 2-A-PO COMPONENT AND CLASS 2-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-B-2

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,181,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H CE 6

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-2-B-3

                    [FORM OF FACE OF CLASS 2-B-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A CERTIFICATES, CLASS 2-A-PO COMPONENT, CLASS 2-B-1 AND CLASS 2-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-B-3

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $859,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H CF 3

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-2-B-4

                    [FORM OF FACE OF CLASS 2-B-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A CERTIFICATES, CLASS 2-A-PO COMPONENT, CLASS 2-B-1, CLASS 2-B-2 AND CLASS 2-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-B-4

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $323,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H CK 2

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-2-B-5

                    [FORM OF FACE OF CLASS 2-B-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A CERTIFICATES, CLASS 2-A-PO COMPONENT, CLASS 2-B-1, CLASS 2-B-2, CLASS 2-B-3 AND CLASS 2-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-B-5

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $430,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H CL 0

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-2-B-6

                    [FORM OF FACE OF CLASS 2-B-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A CERTIFICATES, CLASS 2-A-PO COMPONENT, CLASS 2-B-1, CLASS 2-B-2, CLASS 2-B-3, CLASS 2-B-4 AND CLASS 2-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-12
                                   Class 2-B-6

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 December 1, 2001

First Distribution Date:      January 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $322,771.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H CM 8

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 20, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                    EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates

      This Certificate is one of a duly authorized issue of Certificates designated as Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

      On each Distribution Date, the Trustee shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in, the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by Section 10.01 of the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Servicer, the Certificate Registrar and the Trustee and any agent of the Depositor, the Servicer, the Certificate Registrar or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Certificate Registrar, the Trustee or any such agent shall be affected by any notice to the contrary.

      On any Distribution Date on which the aggregate Stated Principal Balance is less than 10% of the aggregate aggregate Cut-Off Date Principal Balance, the Depositor will have the option to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans at a purchase price determined as provided in the Pooling and Servicing Agreement. The 10% may be reduced by an amendment to the Pooling and Servicing Agreement without Certificateholder consent under certain conditions set forth in the Pooling and Servicing Agreement. In the event that no such optional repurchase occurs, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

      Any term used herein that is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                    THE BANK OF NEW YORK,
                                     as Trustee

                                    By
                                      ----------------------------------------
                                          Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [___] Certificates referred to in the Pooling and Servicing Agreement referenced herein.

                                    THE BANK OF NEW YORK,
                                     as Trustee

                                    By
                                      ----------------------------------------
                                          Authorized Signatory

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
                                    --------------------------------------------
                                    Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of ___________________, account number _______________________, or, if mailed by check, to Applicable statements should be mailed to
______________________________________________________

      This information is provided by _____________________________, the assignee named above, or , as its agent.

                                   EXHIBIT D-1

                       LOAN GROUP 1 MORTGAGE LOAN SCHEDULE


BANK OF AMERICA MORTGAGE
BOAMS 2001-12
GROUP 1
MORTGAGE SCHEDULE

   LOAN         PROPERTY                           LOAN                DOC          ORIG     ORIGINAL    INTEREST    1ST PAYMENT
  NUMBER          TYPE         OCCUPANCY         PURPOSE               TYPE          LTV        PB         RATE          DATE
------------------------------------------------------------------------------------------------------------------------------------
0029790136         PUD          Primary          Purchase            Standard       79.99     358350       7.375       20011201
0099134470         PUD          Primary          Purchase            Standard       79.99     543050       6.750       20010901
0099141293         PUD          Primary          Purchase            Reduced        80.00     368800       7.375       20010901
6001158234    Single Family     Primary          Purchase            Standard       80.00     375200       7.000       20011201
6002084173         PUD          Primary         Refinance             Rapid         62.78     388000       6.500       20020101
6002138961    Single Family     Primary         Refinance         All Ready Home    66.21     503200       7.000       20020101
6002620646    Single Family    Secondary         Purchase             Rapid         91.36     301500       6.875       20020101
6002766910    Single Family     Primary         Refinance             Rapid         73.77     315000       7.000       20011201
6006947938    Single Family     Primary         Refinance            Standard       58.66     440000       7.125       20011201
6011531479         PUD         Secondary         Purchase             Rapid         69.67     540000       6.875       20011201
6011860589    Single Family     Primary     Cash-out Refinance       Reduced        65.13     355000       6.875       20020101
6015040147         PUD         Secondary        Refinance            Reduced        40.75     309718       7.125       20020101
6017693430         PUD          Primary         Refinance            Reduced        66.88     446800       7.000       20020101
6019841987    Single Family     Primary          Purchase             Rapid         80.00     308000       7.000       20011201
6022540048    Single Family     Primary         Refinance             Rapid         80.00     720000       6.625       20020101
6022945064     Condominium     Secondary         Purchase             Rapid         80.00     600000       6.875       20011201
6025113546    Single Family     Primary         Refinance             Rapid         74.00     999000       6.750       20011201
6027332227    Single Family     Primary     Cash-out Refinance       Standard       70.00     381500       7.125       20020101
6028050786    Single Family     Primary         Refinance            Standard       78.57     550000       7.000       20020101
6029483705    Single Family     Primary          Purchase            Reduced        48.55     335000       6.250       20020101
6030139155    Single Family     Primary     Cash-out Refinance       Standard       79.85     440000       7.000       20011201
6031075309         PUD          Primary     Cash-out Refinance       Reduced        64.58     310000       6.625       20011201
6035881496         PUD          Primary          Purchase             Rapid         80.00     462400       7.000       20020101
6036383021    Single Family     Primary         Refinance             Rapid         67.47     305000       7.000       20020101
6036414271    Single Family     Primary         Refinance            Reduced        70.27     502500       6.375       20020101
6037714752    Single Family     Primary         Refinance            Reduced        80.00     326400       6.750       20011201
6042253010    Single Family     Primary         Refinance            Reduced        36.75     441000       6.625       20011201
6043411310    Single Family     Primary          Purchase            Standard       80.00     364000       7.000       20011201
6043636437    Single Family     Primary     Cash-out Refinance       Reduced        71.42     400000       6.750       20020101
6048947326    Single Family     Primary         Refinance         All Ready Home    79.71     330000       6.750       20020101
6049461350    Single Family     Primary     Cash-out Refinance       Standard       57.51     375000       6.750       20020101
6051631437    Single Family     Primary          Purchase             Rapid         75.00     328500       6.000       20011201
6052708184         PUD          Primary         Refinance            Reduced        44.00     539000       6.375       20011201
6058276053     Condominium      Primary          Purchase            Reduced        25.06     500000       6.875       20011201
6061645088    Single Family     Primary     Cash-out Refinance        Rapid         80.00     492000       6.750       20011201
6064253971    Single Family     Primary         Refinance             Rapid         78.35     420000       6.750       20020101
6069359492    Single Family     Primary         Refinance         All Ready Home    56.97     850000       7.125       20020101
6077237300    Single Family    Secondary         Purchase             Rapid         80.00     440000       6.875       20020101
6079403132    Single Family     Primary     Cash-out Refinance       Standard       46.33     556000       7.250       20020101
6080796045    Single Family     Primary         Refinance            Standard       80.00     360800       7.375       20020101
6082004075    Single Family     Primary         Refinance            Standard       75.00     750000       7.000       20020101
6084352449         PUD          Primary         Refinance            Standard       55.23     820800       6.875       20020101
6085723416    Single Family    Secondary        Refinance         All Ready Home    59.88     500000       6.750       20020101
6086153142    Single Family     Primary         Refinance            Reduced        71.30     400000       6.750       20011201
6086656268    Single Family     Primary         Refinance             Rapid         79.02     324000       6.500       20011201
6088169641    Single Family     Primary          Purchase             Rapid         75.90     750000       6.125       20020101
6090276178         PUD          Primary         Refinance             Rapid         73.92     377000       6.750       20011201
6090730174         PUD          Primary     Cash-out Refinance       Reduced        70.00     434000       6.750       20020101
6091303831    Single Family     Primary          Purchase            Standard       80.00     680000       6.875       20020101
6092022877    Single Family     Primary         Refinance            Standard       75.00     979575       6.625       20020101
6094239966    Single Family     Primary         Refinance             Rapid         68.60     343000       6.875       20011201
6095134729     Condominium      Primary          Purchase            Reduced        80.00     360000       6.250       20020101
6097281759         PUD          Primary     Cash-out Refinance        Rapid         65.18     352000       6.750       20020101
6098749234    Single Family     Primary         Refinance            Reduced        79.26     650000       6.750       20020101
6098836064    Single Family     Primary         Refinance            Reduced        50.58     430000       6.875       20020101
6100458923    Single Family     Primary         Refinance             Rapid         76.97     585000       7.000       20011201
6101381520     Condominium     Secondary        Refinance            Standard       25.42     445000       7.125       20020101
6103343841    Single Family     Primary     Cash-out Refinance        Rapid         52.81     375000       7.125       20020101
6103550122    Single Family     Primary         Refinance            Standard       77.89     432300       6.625       20020101
6106436089         PUD          Primary         Refinance            Reduced        71.29     380000       6.500       20020101
6106718668    Single Family     Primary         Refinance            Reduced        57.58     452015       7.000       20011201
6107353093    Single Family     Primary     Cash-out Refinance       Reduced        61.22     750000       6.750       20011201
6108460376         PUD          Primary          Purchase            Reduced        71.88     409000       6.625       20020101
6108829414         PUD          Primary     Cash-out Refinance       Standard       60.38     465000       6.750       20011201
6115999937    Single Family     Primary     Cash-out Refinance       Standard       69.56     480000       7.125       20020101
6116667749    Single Family     Primary         Refinance             Rapid         56.25     472500       6.750       20020101
6119724315         PUD          Primary     Cash-out Refinance       Standard       76.98     358000       7.125       20011201
6120784233    Single Family     Primary         Refinance             Rapid         39.80     995000       7.000       20020101
6121133711         PUD          Primary          Purchase            Standard       80.00     492000       6.750       20020101
6121677808    Single Family     Primary     Cash-out Refinance        Rapid         74.07     500000       6.750       20020101
6122551804    Single Family     Primary         Refinance             Rapid         15.00     600000       6.875       20020101
6122679548    Single Family     Primary         Refinance            Standard       80.00     468800       6.625       20011201
6123090000         PUD          Primary          Purchase            Standard       79.99     369300       6.625       20020101
6123409747    Single Family     Primary         Refinance             Rapid         28.16    1000000       7.000       20020101
6125035235    Single Family     Primary         Refinance            Standard       56.03     728500       6.750       20020101
6125145778    Single Family     Primary         Refinance            Reduced        51.49     344000       7.000       20011201
6126694170    Single Family     Primary     Cash-out Refinance       Standard       80.00     312400       7.250       20011201
6127204425    Single Family     Primary         Refinance             Rapid         46.06     380000       6.500       20011201
6127461116    Single Family     Primary         Refinance             Rapid         71.40     357000       7.000       20011201
6128522916         PUD          Primary         Refinance            Standard       63.06     473000       6.750       20011201
6128618599         PUD          Primary          Purchase             Rapid         56.08     350000       6.625       20011201
6129062961    Single Family     Primary         Refinance            Reduced        55.46     660000       6.625       20020101
6129592959    Single Family     Primary          Purchase             Rapid         80.00     376000       6.875       20011201
6129597040         PUD          Primary         Refinance             Rapid         77.36     646000       6.875       20020101
6130898148    Single Family     Primary     Cash-out Refinance       Standard       63.63     700000       6.750       20011201
6132618403    Single Family     Primary          Purchase            Standard       80.00     308000       7.125       20020101
6132685469    Single Family     Primary          Purchase            Standard       90.00     319500       6.875       20020101
6132737575    Single Family    Secondary    Cash-out Refinance       Standard       80.00     408000       7.500       20011201
6132745586    Single Family     Primary         Refinance             Rapid         74.03     770000       7.000       20011201
6132770188    Single Family     Primary         Refinance             Rapid         54.60     628000       6.750       20011201
6133032919    Single Family     Primary          Purchase            Standard       80.00     423200       7.000       20020101
6134059226    Single Family     Primary          Purchase            Standard       68.92     448000       6.750       20020101
6134071585         PUD          Primary         Refinance            Reduced        48.14     650000       7.000       20020101
6135048582    Single Family     Primary         Refinance            Standard       75.33     388000       7.000       20020101
6138766685         PUD          Primary     Cash-out Refinance        Rapid         76.76     380000       6.875       20020101
6138780058         PUD          Primary         Refinance             Rapid         62.41     699000       7.125       20011201
6139264342    Single Family     Primary          Purchase             Rapid         80.00     560800       6.750       20011201
6139370107    Single Family     Primary         Refinance             Rapid         68.53     490000       7.125       20020101
6139470097         PUD          Primary         Refinance             Rapid         66.66     650000       6.875       20020101
6139685611    Single Family     Primary          Purchase            Standard       80.00     413600       6.500       20020101
6140960136    Single Family     Primary         Refinance            Reduced        45.20     330000       6.750       20020101
6141115367     Two Family       Primary         Refinance            Standard       69.85     489000       6.625       20020101
6141185683    Single Family     Primary     Cash-out Refinance        Rapid         74.86     423000       6.750       20011201
6142655379         PUD          Primary          Purchase            Reduced        80.00     312000       6.875       20011201
6143610621    Single Family     Primary     Cash-out Refinance        Rapid         53.02     465000       6.625       20011201
6145415391    Single Family     Primary         Refinance             Rapid         35.71     750000       6.875       20020101
6145515257         PUD          Primary          Purchase            Standard       79.99     465550       7.000       20020101
6145696917         PUD          Primary         Refinance             Rapid         70.19     365000       7.125       20020101
6147033556    Single Family     Primary         Refinance             Rapid         29.68     475000       6.750       20020101
6147221722         PUD          Primary         Refinance             Rapid         76.31     580000       7.125       20020101
6148032946    Single Family     Primary          Purchase             Rapid         80.00     436000       6.625       20020101
6149332592         PUD          Primary         Refinance             Rapid         70.98     433000       7.125       20011201
6151828826    Single Family     Primary         Refinance             Rapid         72.40     452500       6.625       20020101
6152245228         PUD          Primary     Cash-out Refinance       Standard       56.00     700000       7.000       20011201
6153908501         PUD          Primary         Refinance             Rapid         52.03     346000       6.750       20011201
6153953978    Single Family    Secondary         Purchase             Rapid         80.00     406000       6.625       20020101
6154870494    Single Family     Primary          Purchase            Standard       80.00     420000       6.750       20011201
6155696310         PUD          Primary     Cash-out Refinance       Standard       64.96     458000       6.750       20020101
6156433952   High-Rise Condo    Primary         Refinance             Rapid         34.61     450000       6.875       20011201
6156834092    Single Family     Primary          Purchase             Rapid         62.79     475000       5.875       20020101
6157003176    Single Family     Primary         Refinance             Rapid         58.88     530000       6.875       20020101
6157742138    Single Family     Primary     Cash-out Refinance       Standard       71.92     410000       7.000       20011201
6157798759    Single Family     Primary          Purchase            Reduced        80.00     316000       6.750       20011201
6159142253         PUD          Primary         Refinance             Rapid         79.62     430000       6.875       20020101
6159670014    Single Family     Primary     Cash-out Refinance       Standard       57.60     360000       6.875       20011201
6159864740    Single Family     Primary     Cash-out Refinance       Standard       57.69     750000       7.000       20020101
6160281231         PUD          Primary          Purchase            Standard       79.99     303807       7.000       20011201
6160691751         PUD          Primary         Refinance             Rapid         64.51    1000000       6.625       20020101
6161036832    Single Family     Primary         Refinance            Reduced        75.14     650000       6.875       20011201
6161170409    Single Family     Primary         Refinance             Rapid         42.69     555000       6.875       20011201
6162486085    Single Family     Primary          Purchase            Reduced        60.18     649944       6.875       20011201
6162903410         PUD          Primary         Refinance            Reduced        79.54     311800       6.750       20020101
6166054293         PUD          Primary          Purchase             Rapid         89.78     369000       6.750       20020101
6166555331    Single Family     Primary         Refinance             Rapid         80.00     476000       6.750       20020101
6167654570    Single Family     Primary         Refinance            Standard       73.97     651000       6.750       20020101
6167976759    Single Family     Primary         Refinance            Reduced        59.12     405000       6.875       20011201
6168104245         PUD          Primary     Cash-out Refinance       Standard       44.66     335000       6.625       20020101
6171101766    Single Family     Primary          Purchase             Rapid         80.00     460000       6.625       20011201
6171222307    Single Family     Primary          Purchase             Rapid         80.00     342000       6.500       20020101
6172295583    Single Family     Primary     Cash-out Refinance       Reduced        49.29     456000       6.875       20011201
6173455830    Single Family     Primary         Refinance             Rapid         27.54     964000       7.000       20011201
6174308053    Single Family     Primary          Purchase            Standard       80.00     304000       6.750       20011201
6175230504    Single Family     Primary     Cash-out Refinance        Rapid         62.93     365000       6.625       20011201
6176030853   High-Rise Condo    Primary     Cash-out Refinance       Standard       45.60     684000       7.250       20011201
6176117627    Single Family     Primary         Refinance            Standard       70.00     385000       7.000       20011201
6176488622    Single Family     Primary         Refinance            Reduced        78.36     431000       7.000       20020101
6178285257    Single Family     Primary         Refinance            Reduced        40.53     608000       6.875       20020101
6178290745    Single Family     Primary         Refinance             Rapid         46.66     350000       6.875       20011201
6178564388         PUD          Primary         Refinance            Reduced        50.33     377500       6.875       20011201
6179251381    Single Family     Primary     Cash-out Refinance        Rapid         73.69     339000       6.625       20011201
6179944456    Single Family     Primary         Refinance             Rapid         65.90     395400       6.750       20020101
6180022680    Single Family     Primary         Refinance             Rapid         79.47     360000       7.000       20011201
6180578947    Single Family     Primary         Refinance             Rapid         70.00     805000       6.625       20011201
6182276193         PUD          Primary     Cash-out Refinance        Rapid         80.00     400000       6.875       20011201
6182556677         PUD          Primary         Refinance             Rapid         40.31     503900       6.625       20020101
6183148706         PUD         Secondary        Refinance             Rapid         76.14     434000       6.625       20020101
6183673364    Single Family     Primary         Refinance             Rapid         80.00     628000       6.500       20020101
6185858260    Single Family     Primary         Refinance            Reduced        51.97     363842       6.625       20011201
6186468473         PUD          Primary         Refinance         All Ready Home    76.13     552000       6.750       20011201
6187979569    Single Family     Primary         Refinance            Reduced        38.09     400000       6.625       20020101
6188032095         PUD          Primary     Cash-out Refinance       Standard       32.51     406450       6.750       20020101
6189997015    Single Family     Primary         Refinance            Standard       67.09     420000       7.125       20020101
6190521705         PUD          Primary         Refinance             Rapid         75.51     438000       7.000       20011201
6191391454    Single Family     Primary         Refinance             Rapid         73.70     398000       6.750       20020101
6192115126    Single Family     Primary     Cash-out Refinance        Rapid         75.00     450000       6.500       20011201
6192355664    Single Family     Primary     Cash-out Refinance       Standard       70.00     612500       7.125       20011201
6196204272         PUD          Primary         Refinance             Rapid         79.90     327600       7.125       20020101
6197291864     Two Family       Primary         Refinance            Standard       62.82     911000       7.000       20011201
6198513357    Single Family     Primary     Cash-out Refinance       Standard       80.00     340000       6.875       20020101
6199957512    Single Family     Primary          Purchase            Reduced        80.00     320400       6.875       20020101
6202016843    Single Family     Primary     Cash-out Refinance       Reduced        75.38     343000       7.000       20011201
6202540354    Single Family     Primary     Cash-out Refinance       Standard       70.00     735000       6.750       20020101
6202854912    Single Family     Primary         Refinance            Standard       40.00     520000       7.125       20011201
6203315251         PUD          Primary          Purchase            Standard       80.00     631200       6.250       20020101
6203381550    Single Family     Primary         Refinance            Reduced        20.45     450000       6.875       20011201
6203704959    Single Family    Secondary        Refinance             Stated        60.00     480000       6.625       20020101
6205176313    Single Family     Primary         Refinance             Rapid         42.95     451000       6.875       20020101
6205579060    Single Family     Primary         Refinance             Rapid         38.60     305000       6.750       20011201
6205967729    Single Family     Primary         Refinance            Standard       47.94     350000       7.000       20020101
6206515261    Single Family     Primary         Refinance             Rapid         67.36     960000       7.000       20011201
6206736032    Single Family     Primary         Refinance            Standard       78.96     304000       7.000       20020101
6208318854    Single Family     Primary     Cash-out Refinance       Standard       59.54     330500       6.875       20011201
6209223210    Single Family     Primary          Purchase             Rapid         70.00     507500       6.875       20020101
6209275251    Single Family     Primary         Refinance             Rapid         69.65     505000       7.125       20011201
6211844383    Single Family     Primary     Cash-out Refinance        Rapid         30.00     390000       6.625       20011201
6212363136    Single Family     Primary         Refinance             Rapid         71.74     391000       7.000       20020101
6212867441    Single Family    Secondary        Refinance             Rapid         69.88     311000       6.875       20011201
6212979600         PUD          Primary          Purchase            Standard       80.00     397600       7.000       20011201
6213013433         PUD          Primary         Refinance            Reduced        68.23     348000       6.750       20020101
6213676569         PUD          Primary         Refinance             Rapid         52.50     735000       6.750       20020101
6214022599    Single Family     Primary         Refinance            Reduced        62.50     350000       6.500       20011201
6214299262    Single Family     Primary          Purchase            Standard       93.95     375250       7.500       20011201
6214564533    Single Family     Primary         Refinance             Rapid         74.96     937000       7.250       20020101
6215336451    Single Family     Primary         Refinance            Standard       36.25     725000       7.125       20020101
6216563269    Single Family     Primary         Refinance             Rapid         59.03     366000       6.875       20020101
6217809935    Single Family     Primary         Refinance            Standard       78.50     392500       7.000       20020101
6217908927    Single Family     Primary     Cash-out Refinance        Rapid         63.63     350000       7.000       20020101
6218362827    Single Family     Primary         Refinance            Standard       61.03     473000       6.750       20020101
6222134188    Single Family     Primary     Cash-out Refinance       Standard       75.00     600000       7.125       20011201
6222575729         PUD          Primary     Cash-out Refinance       Standard       80.00     384000       6.875       20011201
6223882454    Single Family     Primary         Refinance             Rapid         69.23     900000       7.250       20020101
6224677622         PUD          Primary          Purchase            Reduced        78.16     340000       7.000       20020101
6225624177    Single Family     Primary         Refinance            Standard       74.53     320500       6.750       20020101
6225681821    Single Family     Primary         Refinance             Rapid         50.84     483000       6.625       20020101
6227761241    Single Family     Primary          Purchase             Rapid         80.00     304000       6.500       20020101
6229265373    Single Family     Primary          Purchase             Rapid         80.00     668000       6.500       20020101
6231866846    Single Family     Primary     Cash-out Refinance       Reduced        52.66     395000       6.750       20011201
6232191988    Single Family     Primary         Refinance            Standard       80.00     396000       6.875       20011201
6234642079    Single Family     Primary     Cash-out Refinance       Standard       76.19     400000       6.750       20020101
6235048474         PUD          Primary         Refinance            Reduced        73.92     310500       6.625       20011201
6235737712    Single Family     Primary          Purchase             Rapid         80.00     376000       7.000       20020101
6236074586    Single Family     Primary          Purchase             Rapid         80.00     433200       6.750       20011201
6236838857    Single Family     Primary     Cash-out Refinance        Rapid         37.89     720000       6.875       20020101
6237164923    Single Family     Primary     Cash-out Refinance        Rapid         74.98     321700       6.625       20011201
6237752891    Single Family     Primary          Purchase            Standard       75.00     824250       7.125       20020101
6239248575    Single Family     Primary         Refinance             Rapid         75.86     375900       6.750       20011201
6239539767    Single Family     Primary          Purchase             Rapid         60.00     330000       6.375       20011201
6240048980    Single Family     Primary     Cash-out Refinance        Rapid         69.58     417500       6.750       20011201
6240277589    Single Family     Primary          Purchase            Standard       80.00     720000       6.875       20020101
6240330958    Single Family     Primary     Cash-out Refinance       Reduced        80.00     369600       6.625       20011201
6241045563    Single Family     Primary         Refinance            Reduced        77.06     447000       6.750       20020101
6241539110    Single Family     Primary         Refinance             Rapid         77.42     735500       7.125       20011201
6243412829    Single Family     Primary     Cash-out Refinance        Rapid         51.42     450000       6.750       20011201
6243619688    Single Family     Primary         Refinance             Rapid         79.63     520000       6.875       20020101
6244576861         PUD          Primary          Purchase             Rapid         79.99     317400       6.875       20020101
6245197105    Single Family     Primary         Refinance             Rapid         79.25     317000       6.875       20011201
6245257800    Single Family     Primary         Refinance             Rapid         70.00     308000       7.000       20020101
6246397506    Single Family     Primary         Refinance             Rapid         69.37     354500       7.000       20011201
6246504317    Single Family     Primary          Purchase             Rapid         80.00     589800       6.875       20011201
6246570110    Single Family     Primary          Purchase            Standard       80.00     448000       6.625       20020101
6247147363         PUD          Primary     Cash-out Refinance        Rapid         77.00     365000       7.000       20020101
6247430959    Single Family     Primary         Refinance             Rapid         72.46     358716       7.125       20011201
6248189851         PUD          Primary     Cash-out Refinance        Rapid         48.57     680000       6.875       20011201
6248502061    Single Family     Primary     Cash-out Refinance       Standard       58.00     450000       6.625       20011201
6248703933    Single Family     Primary         Refinance            Standard       80.00     468000       6.875       20011201
6252591281         PUD          Primary          Purchase            Reduced        68.18     750000       6.875       20020101
6253554551    Single Family     Primary     Cash-out Refinance        Rapid         55.25     442000       7.250       20020101
6258504528    Single Family     Primary     Cash-out Refinance       Reduced        72.44     326000       6.625       20020101
6259022421    Single Family     Primary         Refinance            Standard       80.00     336000       7.125       20020101
6259117445    Single Family     Primary         Refinance            Standard       75.00     311250       6.875       20011201
6259515630    Single Family     Primary     Cash-out Refinance        Rapid         70.68     410000       6.625       20011201
6259735287     Condominium      Investor        Refinance            Standard       43.33     390000       6.750       20020101
6260341687    Single Family     Primary     Cash-out Refinance       Reduced        9.54      525000       6.875       20020101
6260821514    Single Family     Primary         Refinance            Reduced        42.23     549000       7.000       20011201
6260872780    Single Family     Primary          Purchase            Standard       80.00     492000       6.625       20020101
6263555366     Condominium      Primary     Cash-out Refinance       Standard       68.72     378000       6.625       20011201
6263685007    Single Family     Primary          Purchase             Rapid         79.90     639200       6.125       20011201
6263801141    Single Family    Secondary        Refinance            Reduced        75.04     337715       7.000       20011201
6264698645    Single Family     Primary         Refinance            Reduced        25.06     401000       7.000       20020101
6264703361    Single Family     Primary         Refinance             Rapid         78.58     609000       6.750       20020101
6265059151    Single Family     Primary          Purchase            Standard       70.00     595000       7.250       20011201
6266083440         PUD          Primary         Refinance             Rapid         66.66     650000       7.000       20011201
6267557178         PUD          Primary         Refinance            Reduced        60.00     450000       6.875       20011201
6267711528         PUD          Primary         Refinance            Standard       61.86     448500       6.750       20020101
6268647655    Single Family     Primary         Refinance            Reduced        71.78     341000       6.875       20011201
6268882823         PUD          Primary     Cash-out Refinance       Standard       67.62     470000       6.875       20020101
6269618002         PUD          Primary     Cash-out Refinance       Reduced        65.80     510000       6.750       20011201
6269828643    Single Family     Primary         Refinance             Rapid         52.89     347000       6.750       20020101
6270147546         PUD          Primary         Refinance             Rapid         53.00     583000       7.125       20020101
6270156521    Single Family     Primary         Refinance            Standard       79.90     330000       6.750       20020101
6270222174    Single Family     Primary     Cash-out Refinance       Standard       68.72     412360       6.875       20011201
6271966209    Single Family     Primary         Refinance             Rapid         77.84     650000       7.000       20011201
6272610350         PUD          Primary          Purchase            Standard       80.00     440000       6.750       20020101
6273137882    Single Family     Primary     Cash-out Refinance       Standard       58.86     312000       7.125       20020101
6273168812    Single Family     Primary         Refinance             Rapid         44.30     545000       6.875       20020101
6273251691         PUD          Primary         Refinance             Rapid         72.14     549750       6.750       20020101
6273337177    Single Family     Primary         Refinance            Reduced        55.63     370000       6.750       20020101
6273798469    Single Family     Primary     Cash-out Refinance       Reduced        36.36     460000       7.000       20011201
6273851383     Two Family       Primary         Refinance            Standard       50.00     750000       6.875       20020101
6274315024    Single Family     Primary          Purchase             Rapid         80.00     431920       7.000       20011201
6275665674    Single Family     Primary         Refinance             Rapid         69.56     320000       6.875       20011201
6276858492    Single Family     Primary     Cash-out Refinance       Reduced        33.33    1000000       6.500       20011201
6277407695         PUD          Primary         Refinance            Reduced        70.68     339274       6.750       20020101
6279124967    Single Family     Primary         Refinance             Rapid         52.07     427000       6.750       20011201
6279387044    Single Family     Primary         Refinance         All Ready Home    37.50     450000       6.625       20020101
6282484614         PUD          Primary         Refinance             Rapid         79.54     560000       6.750       20020101
6282854253    Single Family     Primary         Refinance            Standard       67.96     350000       7.000       20020101
6284241715    Single Family     Primary     Cash-out Refinance        Rapid         68.84     654000       6.750       20011201
6284946222    Single Family     Primary          Purchase            Standard       80.00     560000       6.750       20011201
6285649445     Two Family       Primary     Cash-out Refinance       Standard       61.42     430000       6.625       20011201
6286022444    Single Family     Primary         Refinance            Standard       77.64     660000       6.750       20020101
6287203910    Single Family     Investor        Refinance            Standard       47.23     307000       6.875       20020101
6287882408         PUD          Primary         Refinance            Reduced        74.50     372500       6.625       20011201
6288788828    Single Family     Primary         Refinance             Rapid         67.96     350000       6.750       20011201
6289470483    Single Family     Primary         Refinance             Rapid         80.00     574400       6.875       20011201
6289985399    Single Family     Primary         Refinance             Rapid         80.00     420800       7.125       20011201
6290049011    Single Family     Primary     Cash-out Refinance       Reduced        63.07     410000       6.875       20011201
6290291027    Single Family     Primary          Purchase            Standard       70.80     485000       7.000       20020101
6290918967    Single Family     Primary          Purchase             Rapid         80.00     460000       6.625       20020101
6291926951         PUD          Primary         Refinance            Reduced        74.04     348000       6.875       20020101
6293803901         PUD         Secondary         Purchase             Rapid         79.99     396941       6.875       20011201
6294178840    Single Family     Primary         Refinance             Rapid         61.30     659000       6.875       20011201
6296108480         PUD          Primary          Purchase            Standard       80.00     472000       7.000       20020101
6296165290    Single Family     Primary          Purchase            Standard       80.00     812000       6.875       20020101
6296728501         PUD          Primary         Refinance            Standard       55.55    1000000       7.000       20011201
6297518224    Single Family     Primary     Cash-out Refinance       Reduced        62.01     493000       6.750       20011201
6299051844    Single Family     Primary     Cash-out Refinance        Rapid         56.52     325000       6.375       20020101
6299306255         PUD         Secondary        Refinance             Rapid         68.30     341500       7.000       20011201
6300860811    Single Family     Primary         Refinance            Standard       44.44     404000       7.000       20020101
6304166504    Single Family     Primary         Refinance             Rapid         69.60     696000       6.875       20011201
6304779876    Single Family     Primary     Cash-out Refinance       Standard       74.20     487500       7.000       20020101
6306091361    Single Family     Primary          Purchase            Reduced        80.00     711200       6.500       20011201
6308050209     Condominium      Primary         Refinance             Rapid         62.62     310000       6.875       20011201
6308051421    Single Family     Primary          Purchase             Rapid         80.00     438320       6.625       20020101
6308327938    Single Family     Primary          Purchase             Rapid         80.00     540000       6.625       20011201
6308328704    Single Family     Primary         Refinance             Rapid         49.28     483000       6.750       20011201
6309477013    Single Family     Primary         Refinance             Rapid         73.14     384000       6.750       20011201
6310618308         PUD          Primary         Refinance             Rapid         59.14     598500       6.750       20020101
6313107499    Single Family     Primary         Refinance             Rapid         69.78     487800       6.500       20020101
6315040169         PUD          Primary         Refinance            Standard       89.89     427000       7.375       20011201
6315586195    Single Family     Primary         Refinance             Rapid         29.24     427000       7.125       20011201
6315620325    Single Family     Primary     Cash-out Refinance       Standard       66.66     370000       6.625       20011201
6315989548    Single Family     Primary          Purchase            Reduced        80.00     372000       6.750       20020101
6317047881         PUD         Secondary         Purchase             Rapid         59.70    1000000       6.875       20020101
6317149257    Single Family     Primary          Purchase            Standard       80.00     521600       6.625       20011201
6317721204    Single Family     Primary          Purchase             Rapid         80.00     302100       6.750       20011201
6317881115    Single Family     Primary     Cash-out Refinance       Standard       60.22     380000       6.750       20020101
6318412142         PUD          Primary     Cash-out Refinance       Standard       74.07     400000       7.125       20011201
6318828883    Single Family     Primary          Purchase             Rapid         80.00     630400       6.875       20020101
6318890974         PUD          Primary         Refinance            Reduced        67.04     737500       6.750       20020101
6319061872    Single Family     Primary         Refinance            Reduced        27.39     315000       6.875       20020101
6320360255    Single Family     Primary     Cash-out Refinance        Rapid         57.91     333000       6.625       20020101
6320683748         PUD          Primary          Purchase            Standard       80.00     696324       7.125       20020101
6320827667    Single Family     Primary          Purchase             Rapid         65.27     329000       6.500       20020101
6322847523         PUD          Investor         Purchase            Standard       78.81     400000       6.875       20020101
6322946663         PUD          Primary          Purchase             Rapid         79.99     570400       7.125       20011201
6323385242    Single Family     Primary         Refinance             Rapid         44.54     490000       6.875       20011201
6327200884         PUD          Primary         Refinance             Rapid         76.80     361000       7.000       20011201
6329547837    Single Family     Primary          Purchase            Reduced        80.00     488000       6.750       20020101
6329825100    Single Family     Primary         Refinance             Rapid         80.00     352000       6.750       20011201
6330864759    Single Family     Primary     Cash-out Refinance        Rapid         69.76     450000       6.750       20020101
6330923134    Single Family     Primary     Cash-out Refinance        Rapid         22.72    1000000       6.875       20020101
6331969185    Single Family     Primary     Cash-out Refinance        Rapid         48.52     330000       6.750       20020101
6334790802    Single Family     Primary         Refinance             Rapid         69.05     366000       6.750       20020101
6335326002         PUD          Primary     Cash-out Refinance        Rapid         55.52     316500       6.625       20020101
6335647365         PUD          Primary         Refinance            Standard       68.09     749000       6.500       20020101
6337431529    Single Family    Secondary         Purchase            Standard       80.00     600000       7.000       20011201
6338570614    Single Family     Primary         Refinance            Standard       51.11     345000       7.000       20011201
6339093442    Single Family     Primary     Cash-out Refinance       Standard       42.85     375000       6.750       20020101
6340008405    Single Family     Primary          Purchase             Rapid         90.00     340650       6.625       20011201
6340264131    Single Family     Primary         Refinance            Standard       70.00     514500       6.750       20011201
6340291225    Single Family     Primary     Cash-out Refinance        Rapid         51.40     347000       7.125       20011201
6341355110    Single Family     Primary         Refinance             Rapid         47.84     622000       6.625       20020101
6342013353         PUD          Primary         Refinance             Rapid         73.55     357500       6.875       20011201
6345471228    Single Family     Primary          Purchase            Standard       80.00     432000       7.000       20020101
6347070234         PUD          Primary          Purchase             Rapid         79.99     422300       6.500       20020101
6349100864         PUD          Primary         Refinance            Reduced        63.40     466000       6.875       20011201
6350528565    Single Family     Primary     Cash-out Refinance       Standard       76.00     304000       6.875       20020101
6351463044    Single Family     Primary          Purchase            Reduced        80.00     308000       6.625       20011201
6352027996    Single Family     Primary     Cash-out Refinance       Standard       46.66     420000       7.000       20011201
6352611724    Single Family     Primary         Refinance             Rapid         74.41     506000       6.625       20011201
6353181347    Single Family     Primary     Cash-out Refinance       Standard       69.18     640000       6.750       20020101
6353533968         PUD          Primary         Refinance             Rapid         77.66     400000       7.000       20011201
6353657650    Single Family     Primary         Refinance             Rapid         68.96    1000000       6.625       20011201
6353741058         PUD          Primary         Refinance            Standard       80.00     308000       7.375       20011201
6354406172    Single Family     Primary          Purchase            Standard       80.00     440000       6.625       20020101
6354943075    Single Family     Primary          Purchase             Rapid         65.21     375000       6.875       20011201
6356914991    Single Family     Primary         Refinance         All Ready Home    74.75     553200       6.875       20020101
6357702791     Two Family       Primary         Refinance            Standard       69.84     440000       7.250       20020101
6360375429         PUD          Primary         Refinance             Rapid         60.55     878000       7.125       20020101
6360419599    Single Family     Primary         Refinance             Rapid         76.55     689000       6.625       20011201
6360519638    Single Family     Primary         Refinance            Standard       58.70     910000       6.875       20020101
6361841411         PUD          Primary          Purchase            Standard       79.99     325989       6.625       20011201
6362615400    Single Family     Primary         Refinance         All Ready Home    76.26     572000       6.875       20011201
6363050474         PUD          Primary         Refinance            Reduced        70.75     329000       7.000       20020101
6363249159    Single Family     Primary          Purchase            Reduced        63.79     370000       6.250       20020101
6365108759    Single Family     Primary         Refinance             Rapid         68.18     750000       6.875       20020101
6365696993    Single Family     Primary         Refinance            Reduced        80.00     396000       7.125       20011201
6366168547         PUD          Primary         Refinance             Rapid         46.58     750000       6.875       20020101
6366568084    Single Family     Primary         Refinance            Standard       79.30     456000       7.000       20020101
6366762075     Four Family      Investor        Refinance            Standard       80.00     620000       7.625       20011201
6367925143         PUD          Primary         Refinance             Rapid         69.86     510000       6.875       20011201
6369063364    Single Family     Primary     Cash-out Refinance        Rapid         59.47     565000       6.875       20020101
6369205445    Single Family     Primary         Refinance         All Ready Home    51.00     510000       6.750       20011201
6369913071    Single Family     Primary         Refinance             Rapid         67.89     780800       7.000       20020101
6371355774     Condominium      Primary          Purchase            Standard       80.00     488000       6.750       20011201
6372497294    Single Family     Primary         Refinance             Rapid         75.00     956850       6.625       20011201
6372541984    Single Family     Primary          Purchase            Standard       80.00     370000       6.625       20011201
6372785722    Single Family     Primary         Refinance             Rapid         75.00     397500       6.875       20020101
6372964400    Single Family     Primary     Cash-out Refinance        Rapid         42.30     690000       7.000       20020101
6373052353    Single Family     Primary         Refinance             Rapid         62.52     367000       6.500       20020101
6373536926         PUD          Primary         Refinance            Standard       80.00     320000       7.000       20020101
6375666176    Single Family     Primary         Refinance            Standard       75.14     511000       6.750       20011201
6377045338    Single Family     Primary     Cash-out Refinance       Standard       65.45     360000       6.875       20020101
6377089955    Single Family     Primary     Cash-out Refinance        Rapid         74.50     380000       6.750       20020101
6377525545    Single Family     Primary     Cash-out Refinance       Standard       72.45     333300       6.750       20011201
6378771023    Single Family     Investor         Purchase            Standard       70.00     350000       6.500       20020101
6380323755    Single Family     Primary         Refinance             Rapid         23.45     516000       6.625       20020101
6380502978    Single Family     Primary     Cash-out Refinance        Rapid         64.41     382000       6.625       20020101
6382079744    Single Family     Primary         Refinance            Standard       74.13     385500       6.625       20011201
6382218532    Single Family     Primary         Refinance             Rapid         47.11     424000       6.875       20011201
6382289277    Single Family     Primary         Refinance            Standard       56.60     750000       6.875       20020101
6382308721    Single Family     Primary     Cash-out Refinance       Standard       40.00     400000       6.625       20011201
6382513817    Single Family     Primary         Refinance             Rapid         49.87     548600       6.875       20011201
6383919559    Single Family     Primary         Refinance            Standard       58.45     643000       6.750       20020101
6384324403    Single Family     Primary         Refinance             Rapid         52.68     490000       6.875       20011201
6385106940    Single Family     Primary     Cash-out Refinance       Standard       61.66     370000       7.250       20011201
6385348054         PUD          Primary     Cash-out Refinance       Reduced        74.95     319300       7.000       20020101
6385584765     Condominium      Primary         Refinance            Standard       70.00     525000       7.000       20020101
6386553538    Single Family     Primary         Refinance             Rapid         24.45     978000       7.375       20020101
6386671215         PUD          Primary         Refinance            Reduced        80.00     532000       6.500       20020101
6389484566    Single Family     Primary         Refinance             Rapid         60.12     490000       6.875       20020101
6389946242    Single Family     Primary         Refinance             Rapid         53.47     312000       6.625       20020101
6390463229    Single Family     Primary         Refinance             Rapid         80.00     396000       6.625       20011201
6391225221    Single Family     Primary     Cash-out Refinance       Reduced        67.71     423226       6.875       20011201
6391349971    Single Family     Primary         Refinance             Rapid         74.36     528000       6.875       20011201
6392929912    Single Family     Primary          Purchase             Rapid         69.19     465000       6.750       20020101
6393660839         PUD         Secondary         Purchase            Reduced        80.00     324000       6.875       20011201
6393791840         PUD          Primary         Refinance             Rapid         71.08     590000       6.750       20011201
6395637439    Single Family     Primary     Cash-out Refinance       Standard       63.63     350000       6.875       20020101
6395884494    Single Family     Primary          Purchase             Rapid         80.00     472000       6.875       20020101
6396342534         PUD          Primary         Refinance            Standard       70.81     538200       7.125       20011201
6396561737    Single Family     Primary         Refinance             Stated        75.97     411000       6.750       20020101
6396821479    Single Family     Primary         Refinance             Rapid         75.78     701000       6.750       20011201
6398295623     Condominium      Primary          Purchase             Rapid         80.00     428000       6.875       20011201
6398416492    Single Family     Primary          Purchase             Rapid         72.62     650000       6.750       20011201
6400322597    Single Family     Primary     Cash-out Refinance        Rapid         57.00     342000       6.750       20020101
6401105694    Single Family     Primary         Refinance             Rapid         68.95     499900       6.750       20011201
6402007139    Single Family     Primary     Cash-out Refinance       Reduced        63.55     518000       6.750       20011201
6402610072    Single Family     Primary          Purchase             Rapid         80.00     320000       6.625       20020101
6402980624         PUD         Secondary        Refinance             Rapid         78.68     480000       6.875       20020101
6403467100    Single Family     Primary     Cash-out Refinance        Rapid         41.57     343000       6.750       20011201
6403642660    Single Family     Primary     Cash-out Refinance        Rapid         34.21     650000       7.000       20011201
6405413219    Single Family     Primary         Refinance            Reduced        78.23     386100       7.250       20020101
6405865400    Single Family     Primary         Refinance            Standard       52.65     317500       7.000       20020101
6406639226         PUD          Primary          Purchase            Standard       79.97     342300       7.000       20011201
6407078812    Single Family    Secondary         Purchase             Rapid         80.00     519200       7.000       20020101
6412899822         PUD          Primary          Purchase            Standard       79.93     388000       6.625       20011201
6414881562    Single Family     Primary         Refinance             Rapid         51.16     550000       6.875       20020101
6415006987    Single Family     Primary         Refinance             Rapid         62.58     582000       6.875       20020101
6415636908    Single Family     Primary     Cash-out Refinance       Standard       64.91     396000       6.875       20020101
6417830392         PUD          Primary         Refinance            Standard       55.60     714500       7.125       20020101
6418900699    Single Family     Primary          Purchase             Rapid         52.70     400000       6.750       20020101
6419335945         PUD          Primary         Refinance            Standard       48.15     626000       6.750       20011201
6420003987         PUD          Primary          Purchase            Reduced        59.39     395000       6.875       20020101
6420508647    Single Family     Primary         Refinance             Rapid         80.00     443200       7.250       20011101
6421253466    Single Family     Primary         Refinance            Standard       46.46     467000       7.125       20020101
6421637486         PUD          Primary     Cash-out Refinance       Standard       73.28     366426       7.250       20011201
6424182233    Single Family     Primary     Cash-out Refinance        Rapid         68.14     460000       6.750       20020101
6425316699    Single Family     Primary          Purchase             Rapid         80.00     440000       6.750       20011201
6426031339    Single Family     Primary     Cash-out Refinance       Standard       75.00     363750       6.750       20020101
6426640170         PUD          Primary          Purchase            Reduced        79.48     309900       6.875       20020101
6427037681         PUD         Secondary         Purchase             Rapid         80.00     310320       7.000       20011201
6430092442    Single Family     Primary          Purchase             Rapid         80.00     325600       7.625       20011201
6430402922    Single Family     Primary         Refinance             Rapid         74.16     356000       6.875       20011201
6430953080    Single Family     Primary         Refinance            Reduced        74.32     440000       6.875       20011201
6431339966         PUD          Primary         Refinance            Reduced        69.34     567900       6.625       20011201
6433141576    Single Family     Primary          Purchase             Rapid         93.67     370000       6.875       20011201
6433761365    Single Family     Primary          Purchase            Standard       80.00     680000       7.125       20020101
6434577489    Single Family     Primary         Refinance             Rapid         73.72     870000       6.875       20011201
6435783862    Single Family     Primary          Purchase            Standard       80.00     336000       7.000       20011201
6435923948    Single Family     Primary          Purchase            Reduced        80.00     338000       6.750       20020101
6437542522    Single Family     Primary         Refinance            Reduced        77.28     330000       6.625       20011201
6439633345         PUD          Primary     Cash-out Refinance       Reduced        50.32     390000       7.125       20020101
6440563499    Single Family     Primary     Cash-out Refinance       Standard       45.64     333210       6.625       20020101
6442608649    Single Family     Primary         Refinance             Rapid         25.00    1000000       7.000       20020101
6442811565    Single Family     Primary     Cash-out Refinance       Standard       65.68     381000       7.125       20011201
6443146904    Single Family     Primary     Cash-out Refinance       Standard       71.90     384675       6.875       20020101
6444932831         PUD          Primary     Cash-out Refinance        Rapid         44.00     550000       7.125       20011201
6446449339     Condominium      Primary          Purchase             Rapid         75.00     810000       6.625       20020101
6447248334    Single Family     Primary          Purchase             Rapid         80.00     520000       6.875       20020101
6447287480    Single Family     Primary     Cash-out Refinance        Rapid         55.11     350000       6.625       20020101
6447743185    Single Family     Primary         Refinance            Reduced        53.95     750000       6.750       20020101
6448826880    Single Family     Primary     Cash-out Refinance        Rapid         80.00     312000       6.875       20020101
6450123648    Single Family     Primary         Refinance             Rapid         58.82     500000       6.875       20011201
6451684986     Condominium      Primary         Refinance            Reduced        78.15     449400       7.125       20020101
6451838269    Single Family    Secondary        Refinance             Rapid         44.44     400000       7.125       20020101
6451911009    Single Family     Primary         Refinance             Rapid         69.20     744000       6.875       20020101
6453528082    Single Family     Primary          Purchase            Standard       80.00     450205       6.625       20020101
6453884824         PUD          Primary         Refinance         All Ready Home    66.68     566800       7.125       20020101
6454111573    Single Family     Primary     Cash-out Refinance       Standard       70.00     584500       7.250       20020101
6454271401    Single Family     Primary         Refinance             Rapid         80.00     492000       7.125       20011201
6454374114    Single Family     Primary         Refinance             Rapid         73.54     353000       7.000       20020101
6454774180    Single Family     Primary          Purchase             Rapid         79.99     377350       6.750       20020101
6454806453    Single Family     Primary          Purchase            Reduced        80.00     400000       6.750       20011201
6457636543    Single Family     Primary         Refinance            Standard       68.68     807000       7.125       20020101
6458348346    Single Family     Primary     Cash-out Refinance       Reduced        38.09     400000       7.000       20020101
6458362099    Single Family     Primary         Refinance            Reduced        66.00     627000       7.000       20020101
6458912703     Condominium      Primary     Cash-out Refinance       Reduced        72.89     355000       6.750       20020101
6459554744    Single Family     Primary          Purchase             Rapid         80.00     344000       6.875       20020101
6459650278    Single Family     Primary          Purchase             Rapid         80.00     397200       6.875       20020101
6460074914    Single Family     Primary     Cash-out Refinance        Rapid         19.11     650000       6.875       20020101
6461703743    Single Family     Primary     Cash-out Refinance       Standard       63.89     607000       6.625       20020101
6463791407    Single Family     Primary         Refinance             Rapid         58.82    1000000       7.000       20020101
6464838710    Single Family     Primary     Cash-out Refinance        Rapid         64.61     420000       6.750       20011201
6464871950    Single Family     Primary         Refinance             Rapid         74.88     313000       7.000       20011201
6465382551    Single Family     Primary          Purchase             Rapid         80.00     350000       6.000       20020101
6466374292    Single Family     Primary          Purchase             Rapid         80.00     324000       7.000       20011201
6466471601    Single Family     Primary         Refinance            Reduced        32.94     425000       6.750       20011201
6467648348    Single Family     Primary     Cash-out Refinance       Standard       64.88     584000       6.875       20011201
6468016149    Single Family     Primary          Purchase             Rapid         80.00     362400       6.625       20011201
6468672966    Single Family     Primary         Refinance             Rapid         52.08     625000       6.875       20020101
6471317898    Single Family     Primary         Refinance             Rapid         39.06     375000       7.000       20011201
6473029319    Single Family     Primary          Purchase             Rapid         79.99     552050       6.625       20020101
6473223052    Single Family     Primary          Purchase            Standard       80.00     340000       7.125       20020101
6473685888     Condominium     Secondary    Cash-out Refinance        Rapid         50.00     400000       6.875       20020101
6474976740    Single Family     Primary     Cash-out Refinance        Rapid         66.66     500000       6.875       20011201
6475145402     Two Family       Primary         Refinance             Rapid         40.86     470000       6.750       20020101
6475810591         PUD          Primary          Purchase             Rapid         80.00     408000       6.875       20011201
6476114670         PUD         Secondary        Refinance             Rapid         65.77     319000       7.375       20011201
6479156561    Single Family     Primary         Refinance             Rapid         59.02     425000       6.750       20020101
6480435715         PUD          Primary         Refinance            Reduced        77.41     360000       6.750       20011201
6481404561    Single Family     Primary     Cash-out Refinance        Rapid         59.79     525000       6.625       20011201
6481806245    Single Family     Primary          Purchase            Reduced        51.38     370000       6.750       20020101
6482751671    Single Family     Primary     Cash-out Refinance        Rapid         67.22     400000       7.000       20011201
6484261208    Single Family     Primary          Purchase             Rapid         80.00     404800       7.000       20020101
6484319642    Single Family     Primary          Purchase            Standard       80.00     536000       7.000       20011201
6484373813         PUD          Primary         Refinance         All Ready Home    49.10     383000       7.125       20020101
6484602310    Single Family     Primary     Cash-out Refinance       Standard       69.67     529500       6.750       20011201
6485062563    Single Family     Primary     Cash-out Refinance        Rapid         76.00     320000       6.750       20011201
6485072679    Single Family     Primary         Refinance            Reduced        87.28     305500       6.875       20020101
6485131194    Single Family     Primary         Refinance             Rapid         80.00     528000       6.750       20020101
6485240631    Single Family     Primary     Cash-out Refinance        Rapid         44.30     350000       6.750       20020101
6485474164    Single Family     Primary     Cash-out Refinance       Standard       50.00     750000       6.875       20011201
6485677295         PUD          Primary         Refinance            Reduced        76.52     363500       6.625       20011201
6487152040         PUD          Primary         Refinance             Rapid         37.12     388000       6.625       20011201
6487475490    Single Family     Primary         Refinance             Rapid         59.06     443000       6.750       20011201
6487788736    Single Family     Primary         Refinance             Rapid         64.61     336000       6.875       20011201
6488758597    Single Family     Primary     Cash-out Refinance        Rapid         66.40     425000       6.750       20020101
6489648573    Single Family     Primary          Purchase             Rapid         64.51     400000       6.625       20020101
6490168272    Single Family     Primary          Purchase             Rapid         80.00     370400       6.625       20020101
6490534945         PUD          Primary         Refinance            Reduced        30.38     395000       6.875       20020101
6491328461    Single Family     Primary     Cash-out Refinance       Standard       25.00     750000       7.000       20020101
6491439219    Single Family     Primary     Cash-out Refinance        Rapid         66.66     320000       7.000       20011201
6491689854    Single Family     Primary         Refinance            Reduced        63.07     583469       6.625       20020101
6493674748    Single Family    Secondary         Purchase             Rapid         80.00     415200       6.625       20011201
6494525568    Single Family     Primary         Refinance            Reduced        89.58     327000       6.875       20020101
6496410777    Single Family     Primary          Purchase             Rapid         80.00     340000       6.750       20020101
6498044368    Single Family     Primary         Refinance             Rapid         80.00     356000       6.875       20011201
6498240545    Single Family     Primary         Refinance             Rapid         70.44     493100       6.875       20011201
6499149471    Single Family     Primary         Refinance            Reduced        70.18     485000       6.750       20020101
6500980377    Single Family     Primary     Cash-out Refinance       Standard       49.99     999900       6.750       20020101
6502757518    Single Family     Primary          Purchase             Rapid         78.78     750000       6.625       20020101
6503633908         PUD          Primary         Refinance            Reduced        69.33     468000       6.750       20020101
6503809284    Single Family     Primary     Cash-out Refinance       Standard       70.92     500000       6.750       20011201
6505048071         PUD          Primary     Cash-out Refinance        Rapid         80.00     396000       6.875       20020101
6506008355    Single Family     Primary         Refinance            Standard       68.26     355000       6.875       20020101
6506127908    Single Family     Primary         Refinance             Rapid         72.50     725000       6.875       20011201
6507960547    Single Family     Primary     Cash-out Refinance        Rapid         66.21     433700       6.875       20020101
6508368328    Single Family     Primary     Cash-out Refinance       Standard       62.04     425000       6.625       20020101
6509869738    Single Family     Primary          Purchase            Standard       80.00     356800       6.875       20020101
6509987142    Single Family     Primary          Purchase             Rapid         54.42     400000       6.500       20011201
6510443275    Single Family     Primary     Cash-out Refinance       Standard       44.75     358000       7.000       20011201
6512915080    Single Family     Primary         Refinance            Reduced        76.33     687000       6.750       20020101
6513000353    Single Family     Primary         Refinance             Rapid         80.00     440000       6.625       20011201
6513751724     Two Family       Primary     Cash-out Refinance       Standard       69.62     557000       7.000       20020101
6517033434    Single Family     Primary          Purchase             Rapid         80.00     536000       6.750       20020101
6517969041    Single Family     Primary         Refinance             Rapid         41.85     341500       6.625       20020101
6519308115    Single Family     Primary         Refinance            Reduced        56.92     481000       6.750       20011201
6520001915    Single Family     Primary     Cash-out Refinance        Rapid         44.78     365000       6.750       20020101
6521983764    Single Family     Primary          Purchase             Rapid         80.00     416000       6.875       20011201
6522165965         PUD          Primary         Refinance             Rapid         73.93     695000       6.875       20020101
6522730982         PUD          Primary         Refinance             Rapid         48.00     600000       6.750       20020101
6525284045    Single Family     Primary          Purchase            Standard       80.00     356000       6.500       20020101
6525483597         PUD          Primary     Cash-out Refinance       Standard       67.59     365000       6.625       20011201
6525645641    Single Family     Primary         Refinance             Rapid         54.87     878000       6.875       20020101
6526642753    Single Family     Primary     Cash-out Refinance        Rapid         60.98     317106       7.000       20011201
6526984080    Single Family     Primary     Cash-out Refinance       Standard       74.80     475000       7.000       20011201
6528563528    Single Family     Primary     Cash-out Refinance        Rapid         52.75     335000       6.625       20020101
6529276823    Single Family     Primary     Cash-out Refinance       Standard       40.86     380000       6.750       20011201
6529490705    Single Family     Primary     Cash-out Refinance       Standard       49.52     837000       7.125       20020101
6529812262    Single Family     Primary         Refinance            Standard       49.33     485000       6.875       20020101
6531088398    Single Family     Primary          Purchase            Standard       80.00     383200       6.500       20020101
6531532809    Single Family    Secondary        Refinance            Standard       68.69     395000       7.125       20020101
6531608450    Single Family     Primary          Purchase             Rapid         77.66     400000       7.250       20020101
6532797773         PUD          Primary     Cash-out Refinance        Rapid         68.79     426500       6.500       20011201
6533057821    Single Family     Primary          Purchase             Rapid         80.00     396000       6.625       20020101
6533693153    Single Family     Primary          Purchase             Rapid         79.59     378000       6.625       20011201
6534412942    Single Family     Primary         Refinance            Standard       59.60     900000       6.750       20011201
6534757379         PUD          Primary         Refinance             Rapid         51.84     985000       6.875       20020101
6535267071    Single Family     Primary         Refinance            Standard       67.96     346600       7.125       20011201
6536123679    Single Family     Primary     Cash-out Refinance        Rapid         56.03     650000       6.875       20020101
6539269438    Single Family     Primary     Cash-out Refinance        Rapid         69.79     520000       6.875       20011201
6540835292    Single Family     Primary         Refinance             Rapid         67.92     540000       6.750       20020101
6543523044    Single Family     Primary         Refinance         All Ready Home    79.32     317300       7.125       20011201
6544338707    Single Family     Primary     Cash-out Refinance        Rapid         66.80     501000       6.875       20011201
6546714558         PUD          Primary         Refinance         All Ready Home    61.26     333900       6.875       20020101
6546782407    Single Family    Secondary        Refinance            Standard       42.90     708000       7.000       20011201
6546815694    Single Family     Primary         Refinance         All Ready Home    57.31     439000       7.000       20020101
6547375284    Single Family     Primary          Purchase            Standard       80.00     615200       6.875       20011201
6549462775    Single Family     Primary         Refinance         All Ready Home    80.00     308000       6.875       20020101
6549532908     Condominium      Primary         Refinance             Rapid         76.80     384000       6.625       20011201
6549856638    Single Family     Primary     Cash-out Refinance        Rapid         63.50     381000       6.750       20011201
6550592536    Single Family     Primary         Refinance             Rapid         52.43     970000       6.875       20011201
6550924630         PUD          Primary          Purchase             Rapid         53.89     450000       6.625       20011201
6551208819    Single Family     Primary          Purchase             Rapid         80.00     319200       6.625       20020101
6552381961    igh-Rise Condo   Secondary        Refinance            Reduced        40.00     500000       6.625       20011201
6553446698    Single Family     Primary         Refinance             Rapid         78.57     308000       6.875       20011201
6554150646    Single Family     Primary     Cash-out Refinance       Standard       75.00     403500       6.750       20020101
6554821303    Single Family     Primary          Purchase            Standard       79.94     305000       7.000       20011101
6557045322    Single Family     Primary     Cash-out Refinance        Rapid         64.58     310000       6.750       20011201
6557319669    Single Family     Primary         Refinance            Standard       75.79     310000       7.125       20020101
6557635569     Two Family       Primary     Cash-out Refinance        Rapid         64.51     500000       7.125       20020101
6557911853    Single Family     Primary     Cash-out Refinance        Rapid         41.82     366000       6.750       20020101
6558396658    Single Family     Primary         Refinance            Reduced        64.29     434000       6.875       20011201
6559403776    Single Family     Primary         Refinance             Rapid         35.40     910000       6.750       20020101
6561297505     Condominium      Primary          Purchase            Standard       75.00     978750       6.375       20011201
6564086723         PUD          Primary         Refinance            Reduced        75.27     411000       7.000       20020101
6564330444    Single Family     Primary         Refinance            Reduced        51.33     385000       6.750       20011201
6564829270         PUD          Primary     Cash-out Refinance        Rapid         79.15     376000       6.875       20011201
6568504671    Single Family     Primary         Refinance             Rapid         18.10     452500       6.875       20011201
6568907031         PUD          Primary         Refinance            Standard       35.71     750000       6.875       20011201
6570597101         PUD          Primary         Refinance            Reduced        76.22     373500       6.875       20020101
6571709036         PUD          Primary         Refinance            Standard       80.00     332000       6.750       20020101
6571848784         PUD          Primary     Cash-out Refinance       Reduced        60.80     304000       6.250       20011201
6573626212    Single Family     Primary          Purchase            Standard       80.00     343350       6.125       20011201
6573941793         PUD          Primary          Purchase            Standard       80.00     321172       6.250       20020101
6578931963         PUD          Primary          Purchase            Reduced        60.15     400000       7.125       20020101
6583258188         PUD          Primary         Refinance            Reduced        74.88     320500       6.750       20020101
6584884461    Single Family     Primary         Refinance            Standard       74.74     302700       7.250       20011201
6586068402    Single Family     Primary         Refinance             Rapid         65.64     323650       6.875       20011201
6587658391    Single Family     Primary         Refinance            Standard       70.80     814300       7.125       20011201
6587786440        FALSE         Primary          Purchase            Standard       46.77     500000       7.000       20020101
6588147014         PUD          Primary          Purchase             Rapid         79.99     441648       6.875       20011201
6589092219         PUD          Primary         Refinance            Standard       80.00     348000       7.000       20020101
6591050692    Single Family    Secondary         Purchase            Standard       80.00     496000       7.000       20011201
6591940835         PUD          Primary         Refinance            Standard       79.42     413000       6.750       20020101
6592454844         PUD         Secondary         Purchase            Reduced        80.00     332000       6.750       20020101
6601127407         PUD          Primary          Purchase            Reduced        78.31     312000       6.875       20020101
6601706200    Single Family     Primary         Refinance            Reduced        64.30     360103       6.875       20020101
6603355832    Single Family     Primary     Cash-out Refinance        Rapid         62.32     349000       6.875       20011201
6605271946         PUD          Primary         Refinance            Standard       73.25     545000       6.875       20020101
6606013867         PUD          Primary         Refinance            Standard       68.22     402500       7.000       20020101
6607278436    Single Family     Primary          Purchase            Standard       95.00     361000       6.875       20011201
6608769003    Single Family     Primary         Refinance             Rapid         76.81     328000       6.750       20011201
6616456395    Single Family     Primary         Refinance            Standard       80.00     303200       6.750       20020101
6620130937         PUD          Primary         Refinance            Standard       67.92     921000       6.750       20020101
6624168701    Single Family     Primary         Refinance            Reduced        37.03     350000       6.875       20011201
6630213574         PUD          Primary     Cash-out Refinance       Standard       78.40     392000       6.875       20011201
6630415229    Single Family     Primary     Cash-out Refinance       Standard       58.80     535087       6.750       20011201
6631159065         PUD          Primary         Refinance            Standard       76.06     340000       6.750       20020101
6633557613    Single Family     Primary          Purchase            Standard       80.00     440000       6.250       20020101
6633704348    Single Family     Primary         Refinance             Rapid         80.00     360000       6.750       20020101
6634882028    Single Family     Primary         Refinance             Rapid         76.53     589300       6.750       20020101
6636303825    Single Family     Primary     Cash-out Refinance       Standard       75.00     375000       6.750       20020101
6638216850    Single Family     Primary         Refinance             Rapid         80.00     625600       7.000       20011201
6638714979    Single Family     Primary         Refinance            Reduced        74.50     447000       7.125       20011201
6639863601    Single Family     Primary          Purchase            Reduced        79.43     378654       6.625       20020101
6643427120         PUD          Primary         Refinance            Standard       63.43     729500       7.125       20011201
6648882246    Single Family     Primary         Refinance            Reduced        73.62     500650       6.750       20020101
6657547326         PUD          Primary     Cash-out Refinance       Standard       69.26     426000       7.125       20020101
6658507295    Single Family     Primary          Purchase             Rapid         71.17     390000       7.250       20011201
6660439057         PUD          Primary     Cash-out Refinance       Reduced        71.73     330000       7.000       20020101
6662326096    Single Family     Primary         Refinance            Reduced        53.84     315000       6.875       20020101
6663807656    Single Family     Primary         Refinance            Standard       80.00     452000       7.125       20020101
6665670433    Single Family     Primary     Cash-out Refinance        Rapid         66.66     500000       6.875       20020101
6666037426         PUD          Primary          Purchase            Standard       80.00     940000       6.625       20020101
6666316531    Single Family     Primary         Refinance             Rapid         70.13     424300       7.125       20011201
6668908376         PUD          Primary          Purchase             Rapid         79.98     647900       6.250       20020101
6669750777    Single Family     Primary         Refinance            Reduced        44.90     366000       6.875       20011201
6670390100         PUD          Primary         Refinance             Rapid         65.60     410000       6.875       20011201
6677790526    Single Family     Primary     Cash-out Refinance       Standard       30.43     700000       7.125       20020101
6683567918    Single Family     Primary          Purchase            Reduced        71.28     360000       7.250       20020101
6688797742    Single Family     Primary         Refinance             Rapid         65.59     305000       6.625       20011201
6690488637    Single Family     Primary     Cash-out Refinance        Rapid         41.71     400000       6.750       20020101
6694858702     Condominium      Primary         Refinance             Rapid         73.39     767000       6.875       20020101
6697065529    Single Family     Primary         Refinance            Standard       80.00     358400       7.125       20011201
6697974019     Condominium     Secondary        Refinance             Rapid         65.94     349500       6.875       20020101
6701206663         PUD          Primary          Purchase             Rapid         79.98     403000       7.000       20011201
6701607316    Single Family     Primary         Refinance             Rapid         76.84     395000       6.875       20020101
6702777449    Single Family     Primary         Refinance         All Ready Home    62.95     308500       6.625       20020101
6704054250    Single Family     Primary         Refinance            Reduced        67.65     318000       6.750       20011201
6705918008         PUD          Primary         Refinance            Reduced        45.71     400000       7.125       20011201
6709668153    Single Family    Secondary         Purchase            Standard       63.51     550000       6.875       20011201
6710359446         PUD          Primary     Cash-out Refinance       Standard       45.41     624500       6.750       20020101
6710764892    Single Family     Primary         Refinance            Reduced        75.71     318000       7.000       20020101
6711522174    Single Family     Primary     Cash-out Refinance       Standard       73.00     365000       7.125       20011201
6711802030         PUD          Primary         Refinance            Standard       67.26     302700       6.875       20020101
6712859187    Single Family     Primary         Refinance            Reduced        44.28     420700       6.875       20011201
6713242904         PUD          Primary         Refinance            Standard       79.11     356000       6.750       20020101
6714844740    Single Family     Primary         Refinance             Rapid         87.75     509000       6.625       20020101
6716353724    Single Family     Primary         Refinance         All Ready Home    73.33     352000       6.875       20011201
6719267368    Single Family     Primary         Refinance            Reduced        51.66     310000       6.875       20011201
6721051891    Single Family     Primary          Purchase             Rapid         72.72     400000       6.750       20011201
6724056889    Single Family     Primary         Refinance             Rapid         46.25     370000       6.875       20020101
6726690693    Single Family     Primary         Refinance             Rapid         67.81     373000       7.125       20011201
6728552420         PUD          Primary         Refinance            Standard       78.16     558900       7.375       20011201
6730624241    Single Family     Primary         Refinance            Standard       57.14     360000       6.500       20020101
6730939219         PUD          Primary         Refinance            Standard       68.80     430000       6.500       20020101
6734740076    Single Family     Primary         Refinance             Rapid         69.67     749012       7.125       20020101
6734857664    Single Family     Primary          Purchase            Reduced        79.96     640500       6.500       20020101
6737662129    Single Family     Primary         Refinance            Reduced        48.44     363300       6.875       20011201
6740773095     Condominium     Secondary        Refinance            Standard       67.59     436000       7.000       20011201
6743543651         PUD          Primary     Cash-out Refinance       Reduced        42.94     350000       6.750       20020101
6749664972         PUD          Primary         Refinance             Rapid         79.94     558000       6.750       20020101
6753244224         PUD          Primary     Cash-out Refinance       Reduced        45.39     320000       6.750       20020101
6756837602    Single Family     Primary          Purchase            Standard       52.89     365000       6.000       20011201
6756839368         PUD          Primary          Purchase            Standard       79.37     510000       6.625       20020101
6761762886    Single Family     Primary         Refinance            Reduced        41.33     310000       6.875       20020101
6762576053    Single Family     Primary          Purchase            Reduced        68.96     500000       6.875       20011201
6762869573    igh-Rise Condo   Secondary         Purchase             Rapid         77.33     500000       6.875       20020101
6763346654         PUD          Primary          Purchase            Standard       79.99     328200       7.125       20020101
6766120403    Single Family     Primary         Refinance            Reduced        67.45     398000       6.875       20020101
6766453705    Single Family     Primary         Refinance             Rapid         80.00     380800       6.875       20020101
6769138204    Single Family     Primary     Cash-out Refinance       Standard       49.44     311000       6.875       20011201
6770874391         PUD          Primary          Purchase             Rapid         80.00     428000       6.625       20020101
6772984222    Single Family    Secondary        Refinance            Reduced        71.67     458000       6.875       20011201
6775633701         PUD          Primary         Refinance            Reduced        74.81     621000       6.750       20011201
6775849893     Condominium      Primary          Purchase             Rapid         80.00     544000       6.750       20020101
6777542496    Single Family     Primary     Cash-out Refinance       Reduced        67.90     385000       6.625       20020101
6779005849    Single Family     Primary     Cash-out Refinance        Rapid         75.00     315000       6.875       20011201
6785654655    Single Family     Primary     Cash-out Refinance       Standard       75.00     547500       7.125       20020101
6787647178         PUD          Primary     Cash-out Refinance        Rapid         52.11     370000       6.750       20011201
6788813282    Single Family     Primary         Refinance             Rapid         55.55    1000000       6.375       20020101
6792919372         PUD          Primary          Purchase            Reduced        43.39     575000       7.000       20011201
6793855922    Single Family     Primary          Purchase             Rapid         79.99     462900       7.625       20011201
6803791240     Condominium     Secondary        Refinance         All Ready Home    42.91     321870       6.625       20011201
6807584922    Single Family     Primary     Cash-out Refinance       Reduced        73.60     460000       6.750       20020101
6807998270         PUD          Primary         Refinance            Standard       75.05     638000       6.375       20020101
6811404224    Single Family     Primary     Cash-out Refinance       Standard       70.00     672000       6.625       20020101
6812134952    Single Family     Primary         Refinance            Reduced        59.37     492800       6.875       20011201
6812818653    Single Family     Primary          Purchase            Standard       80.00     452000       6.625       20020101
6814804354    Single Family     Primary          Purchase             Rapid         80.00     316000       6.750       20011201
6815038770     Two Family       Primary         Refinance            Standard       78.14     382890       7.125       20011201
6815726531    Single Family     Primary          Purchase            Reduced        80.00     348400       6.875       20020101
6816222423    Single Family     Primary         Refinance            Reduced        78.73     570834       7.000       20020101
6816814187         PUD          Primary         Refinance             Rapid         73.00     730000       6.875       20020101
6817387746    Single Family     Primary          Purchase            Reduced        80.00     500000       6.250       20020101
6817535658         PUD          Primary         Refinance             Rapid         72.17     351500       7.000       20011201
6818780345    Single Family     Primary     Cash-out Refinance       Standard       80.00     304000       6.875       20020101
6823374316    Single Family     Primary          Purchase             Rapid         80.00     328000       6.625       20011201
6840447731    Single Family     Primary         Refinance             Rapid         68.00     340000       7.125       20020101
6840734609         PUD          Primary         Refinance             Rapid         58.92     495000       6.750       20020101
6842517861         PUD          Primary         Refinance             Rapid         54.31     349000       6.875       20011201
6844883774    Single Family     Primary     Cash-out Refinance       Reduced        71.66     430000       6.875       20011201
6845215463         PUD          Primary         Refinance            Reduced        47.30     473000       7.000       20011201
6846106505    Single Family     Primary         Refinance         All Ready Home    56.98     370374       7.000       20011201
6848249410    Single Family     Primary     Cash-out Refinance        Rapid         69.84     447000       7.000       20011201
6848524168    Single Family     Primary     Cash-out Refinance       Standard       75.41     320520       6.875       20020101
6850899466    Single Family     Primary     Cash-out Refinance        Rapid         37.40     411500       7.000       20011201
6852198685         PUD          Primary          Purchase             Rapid         78.45     440000       7.125       20020101
6852578084    Single Family     Primary          Purchase             Rapid         80.00     331200       7.125       20011201
6854022636         PUD          Primary     Cash-out Refinance        Rapid         75.00     431250       6.750       20011201
6854514004    Single Family     Primary         Refinance            Reduced        76.91     334600       6.500       20020101
6857191180         PUD          Primary         Refinance            Reduced        78.00     468000       7.000       20020101
6857836180    Single Family     Primary         Refinance            Standard       79.94     382121       7.250       20011201
6859196393    igh-Rise Condo    Primary          Purchase            Reduced        80.00     316000       6.750       20020101
6859234269         PUD          Primary         Refinance            Reduced        70.00     665000       6.875       20020101
6859700269    Single Family     Primary          Purchase            Standard       80.00     389600       6.750       20011201
6860918504    Single Family     Primary         Refinance            Standard       60.91     731000       6.875       20020101
6866227926    Single Family     Primary     Cash-out Refinance        Rapid         48.11     818000       6.750       20020101
6867818426    Single Family     Primary         Refinance            Reduced        80.00     356000       7.125       20011201
6871070998         PUD          Primary          Purchase            Reduced        80.00     520000       6.875       20020101
6873009390         PUD          Primary          Purchase            Standard       84.70     476200       7.125       20011201
6875337716         PUD          Primary          Purchase            Standard       95.00     309244       7.125       20011201
6878190674         PUD          Primary         Refinance            Reduced        58.03     368546       6.875       20011201
6878261129         PUD          Primary     Cash-out Refinance       Reduced        70.00     469000       7.000       20020101
6879494638         PUD          Primary          Purchase            Standard       78.77     400000       6.500       20020101
6882641795    Single Family     Primary     Cash-out Refinance        Rapid         74.44     335000       6.875       20011201
6886206553         PUD          Primary         Refinance            Reduced        64.54     355000       6.875       20020101
6887410188    Single Family     Primary         Refinance            Reduced        79.38     310400       6.750       20020101
6888492094    igh-Rise Condo    Primary          Purchase            Standard       64.51     500000       6.875       20011201
6890045492    Single Family     Primary         Refinance             Rapid         79.91     373205       7.000       20020101
6892119899         PUD          Primary          Purchase            Standard       80.00     349704       6.875       20011201
6892206605    Single Family     Primary          Purchase            Standard       80.00     329600       6.625       20011201
6892299212    Single Family     Primary         Refinance            Reduced        65.00     585000       6.875       20011201
6898537920    Single Family     Primary     Cash-out Refinance       Reduced        23.43     375000       6.875       20020101
6899548363         PUD          Primary          Purchase            Standard       84.04     395000       7.000       20011201
6899888967    Single Family     Primary     Cash-out Refinance        Rapid         59.04     310000       6.500       20020101
6900858447    Single Family     Primary          Purchase             Rapid         73.39     400000       7.250       20020101
6902022679    Single Family     Primary         Refinance             Rapid         80.00     412000       6.875       20020101
6904101893    Single Family     Primary         Refinance            Reduced        74.60     488654       6.750       20011201
6906454027    Single Family     Primary          Purchase            Reduced        80.00     352000       6.250       20020101
6906787384    Single Family     Primary         Refinance            Standard       74.71     650000       6.875       20020101
6906965675    Single Family     Primary         Refinance            Standard       31.70     761000       6.625       20020101
6909767243         PUD          Primary          Purchase            Reduced        79.99     312100       6.500       20011201
6910854071    Single Family     Primary     Cash-out Refinance        Rapid         78.43     400000       7.125       20020101
6912024582         PUD          Primary         Refinance             Rapid         72.90     565000       6.500       20020101
6916537274    Single Family     Primary         Refinance            Reduced        70.00     315000       6.750       20020101
6918979581    Single Family     Primary         Refinance            Reduced        80.00     344000       6.875       20020101
6921428022         PUD          Primary     Cash-out Refinance       Reduced        33.21     465000       6.750       20020101
6921653264    Single Family     Primary         Refinance            Reduced        47.41     441000       6.750       20011201
6922108128    Single Family     Primary     Cash-out Refinance       Reduced        70.00     385000       6.750       20020101
6923687856    Single Family     Primary         Refinance            Reduced        64.98     329480       7.375       20020101
6924192393         PUD          Primary         Refinance            Reduced        57.79     523000       6.750       20011201
6924270546         PUD          Primary         Refinance            Standard       90.00     391500       6.750       20020101
6925649425    igh-Rise Condo    Primary         Refinance         All Ready Home    79.22     495177       7.375       20011201
6926181428         PUD          Primary         Refinance            Standard       72.40     543000       6.750       20020101
6934576296         PUD         Secondary        Refinance             Rapid         39.53     850000       6.875       20020101
6935458783         PUD          Primary          Purchase            Standard       79.99     511965       7.125       20011201
6936329918    Single Family     Primary          Purchase            Reduced        80.00     432000       6.750       20020101
6936508347    Single Family     Primary     Cash-out Refinance       Reduced        53.46     339500       6.250       20020101
6937326749    Single Family     Primary          Purchase             Rapid         42.34     650000       6.875       20020101
6939646474    Single Family     Primary         Refinance            Reduced        80.00     324800       7.000       20011201
6942034932    Single Family     Primary          Purchase             Rapid         64.00     400000       6.875       20011201
6944512679         PUD          Primary         Refinance            Standard       51.47     350000       7.000       20020101
6946594782    Single Family     Primary          Purchase            Reduced        64.02     445000       7.000       20011201
6949846452    Single Family     Primary          Purchase            Reduced        80.00     371200       7.125       20011201
6950669835    Single Family     Primary     Cash-out Refinance       Standard       75.00     386250       7.000       20020101
6951561585         PUD          Primary         Refinance            Standard       73.39     337603       6.875       20020101
6952321716    Single Family     Primary         Refinance             Rapid         59.21     450000       6.750       20011201
6961551089         PUD          Primary         Refinance            Reduced        80.00     350400       7.000       20020101
6964080672         PUD          Primary     Cash-out Refinance       Standard       67.56     500000       6.875       20011201
6965166991    Single Family     Primary     Cash-out Refinance       Reduced        52.53     352000       6.750       20020101
6966321405         PUD          Primary         Refinance            Reduced        74.55     335500       6.250       20011201
6969108692    Single Family     Primary         Refinance             Rapid         67.87     448000       7.125       20020101
6969544243    Single Family     Primary          Purchase             Rapid         76.06     445000       6.000       20020101
6974700640    Single Family     Primary          Purchase            Standard       80.00     704000       6.875       20020101
6977986691    Single Family     Primary         Refinance            Reduced        70.62     336900       6.750       20020101
6981036251         PUD          Primary          Purchase            Reduced        80.00     311200       6.000       20020101
6981486001    Single Family     Primary         Refinance            Reduced        41.66     500000       7.125       20020101
6985656153    Single Family     Primary     Cash-out Refinance        Rapid         38.09     400000       6.375       20020101
6986461405    Single Family     Primary          Purchase            Standard       80.00     320000       6.500       20020101
6988570492         PUD          Primary         Refinance            Reduced        72.79     313009       6.750       20020101
6988725419    Single Family    Secondary         Purchase            Reduced        80.00     372000       6.625       20020101
6994764667    Single Family     Primary     Cash-out Refinance       Standard       69.81     370000       6.875       20020101
6999402255    Single Family     Primary         Refinance            Reduced        77.21     393000       6.625       20011201





   LOAN       MATURITY    ORIG     MONTHLY    PAYMENT     REMAINING    SCHEDULED              APPRAISAL       SALES
  NUMBER        DATE      TERM       P&I      DUE DATE      TERM           PB         FICO      VALUE         PRICE
-----------------------------------------------------------------------------------------------------------------------
0029790136    20311101     360    2,475.03    20011201       359        358,077.33    672        450,000      447,943
0099134470    20310801     360    3,522.21    20011201       356        541,160.23    745        682,000      678,870
0099141293    20310801     360    2,547.21    20011201       356        367,667.10    709        535,000      461,000
6001158234    20311101     360    2,496.22    20011201       359        374,892.45    800        469,000      469,000
6002084173    20311201     360    2,452.43    20020101       360        388,000.00    778        618,000         -
6002138961    20311201     360    3,347.81    20020101       360        503,200.00    741        760,000         -
6002620646    20311201     360    1,980.65    20020101       360        301,500.00    716        335,000      330,000
6002766910    20311101     360    2,095.71    20020101       359        314,741.79    749        427,000         -
6006947938    20311101     360    2,964.37    20011201       359        439,648.13    674        750,000         -
6011531479    20311101     360    3,547.42    20011201       359        539,546.33    735        792,000      775,000
6011860589    20311201     360    2,332.10    20020101       360        355,000.00    764        545,000         -
6015040147    20311201     360    2,086.63    20020101       360        309,718.00    766        760,000         -
6017693430    20311201     360    2,972.58    20020101       360        446,800.00    783        668,000         -
6019841987    20311101     360    2,049.14    20011201       359        307,747.53    723        385,000      385,000
6022540048    20311201     360    4,610.24    20020101       360        720,000.00    716        900,000         -
6022945064    20311101     360    3,941.58    20011201       359        599,495.92    723        750,000      750,000
6025113546    20311101     360    6,479.50    20011201       359        998,139.88    721      1,350,000         -
6027332227    20311201     360    2,570.24    20020101       360        381,500.00    732        545,000         -
6028050786    20311201     360    3,659.17    20020101       360        550,000.00    720        700,000         -
6029483705    20311201     360    2,062.66    20020101       360        335,000.00    705        690,000      690,000
6030139155    20311101     360    2,927.34    20011201       359        439,639.33    675        551,000         -
6031075309    20311101     360    1,984.97    20020101       359        309,726.49    769        480,000         -
6035881496    20311201     360    3,076.36    20020101       360        462,400.00    786        585,000      578,000
6036383021    20311201     360    2,029.18    20020101       360        305,000.00    781        452,000         -
6036414271    20311201     360    3,134.95    20020101       360        502,500.00    778        715,000         -
6037714752    20311101     360    2,117.03    20020101       359        326,118.97    723        408,000         -
6042253010    20311101     360    2,823.78    20011201       359        440,610.91    774      1,200,000         -
6043411310    20311101     360    2,421.71    20011201       359        363,701.62    776        455,000      455,000
6043636437    20311201     360    2,594.40    20020101       360        400,000.00    773        560,000         -
6048947326    20311201     360    2,140.38    20020101       360        330,000.00    810        414,000         -
6049461350    20311201     360    2,432.25    20020101       360        375,000.00    694        652,000         -
6051631437    20311101     360    1,969.53    20011201       359        328,172.97    779        438,000      438,000
6052708184    20311101     360    3,362.66    20011201       359        538,500.78    681      1,225,000         -
6058276053    20311101     360    3,284.65    20020101       359        499,579.93    804      2,000,000    1,995,000
6061645088    20311101     360    3,191.11    20011201       359        491,576.39    728        615,000         -
6064253971    20311201     360    2,724.12    20020101       360        420,000.00    777        536,000         -
6069359492    20311201     360    5,726.61    20020101       360        850,000.00    795      1,492,000         -
6077237300    20311201     360    2,890.49    20020101       360        440,000.00    756        605,000      550,000
6079403132    20311201     360    3,792.91    20020101       360        556,000.00    647      1,200,000         -
6080796045    20311201     360    2,491.96    20020101       360        360,800.00    711        451,000         -
6082004075    20311201     360    4,989.77    20020101       360        750,000.00    765      1,000,000         -
6084352449    20311201     360    5,392.08    20020101       360        820,800.00    784      1,486,000         -
6085723416    20311201     360    3,243.00    20020101       360        500,000.00    731        835,000         -
6086153142    20311101     360    2,594.40    20011201       359        399,655.60    795        561,000         -
6086656268    20311101     360    2,047.91    20011201       359        323,707.09    752        410,000         -
6088169641    20311201     360    4,557.08    20020101       360        750,000.00    719        988,500      988,024
6090276178    20311101     360    2,445.22    20011201       359        376,675.41    749        510,000         -
6090730174    20311201     360    2,814.92    20020101       360        434,000.00    782        620,000         -
6091303831    20311201     360    4,467.12    20020101       360        680,000.00    762        850,000      850,000
6092022877    20311201     360    6,272.33    20020101       360        979,575.00    638      1,306,100         -
6094239966    20311101     360    2,253.27    20011201       359        342,711.83    765        500,000         -
6095134729    20311201     360    2,216.59    20020101       360        360,000.00    795        450,000      450,000
6097281759    20311201     360    2,283.07    20020101       360        352,000.00    738        540,000         -
6098749234    20311201     360    4,215.89    20020101       360        650,000.00    706        820,000         -
6098836064    20311201     360    2,824.80    20020101       360        430,000.00    753        850,000         -
6100458923    20311101     360    3,892.02    20011201       359        584,520.48    794        760,000         -
6101381520    20311201     360    2,998.05    20020101       360        445,000.00    788      1,750,000         -
6103343841    20311201     360    2,526.45    20020101       360        375,000.00    740        710,000         -
6103550122    20311201     360    2,768.07    20020101       360        432,300.00    773        555,000         -
6106436089    20311201     360    2,401.86    20020101       360        380,000.00    767        533,000         -
6106718668    20311101     360    3,007.27    20011201       359        451,644.48    783        785,000         -
6107353093    20311101     360    4,864.49    20011201       359        749,354.26    782      1,225,000         -
6108460376    20311201     360    2,618.88    20020101       360        409,000.00    750        580,000      569,000
6108829414    20311101     360    3,015.99    20011201       359        464,599.64    672        770,000         -
6115999937    20311201     360    3,233.85    20020101       360        480,000.00    672        690,000         -
6116667749    20311201     360    3,064.63    20020101       360        472,500.00    767        840,000         -
6119724315    20311101     360    2,411.92    20011201       359        357,713.71    679        465,000         -
6120784233    20311201     360    6,619.76    20020101       360        995,000.00    759      2,500,000         -
6121133711    20311201     360    3,191.11    20020101       360        492,000.00    755        627,700      615,000
6121677808    20311201     360    3,243.00    20020101       360        500,000.00    766        675,000         -
6122551804    20311201     360    3,941.58    20020101       360        600,000.00    752      4,000,000         -
6122679548    20311101     360    3,001.78    20011201       359        468,386.39    691        586,000         -
6123090000    20311201     360    2,364.67    20020101       360        369,300.00    704        465,000      461,644
6123409747    20311201     360    6,653.03    20020101       360      1,000,000.00    728      3,550,000         -
6125035235    20311201     360    4,725.04    20020101       360        728,500.00    654      1,300,000         -
6125145778    20311101     360    2,288.65    20011201       359        343,718.02    769        668,000         -
6126694170    20311101     360    2,131.12    20020101       359        312,156.30    761        390,500         -
6127204425    20311101     360    2,401.86    20020101       359        379,656.47    782        825,000         -
6127461116    20311101     360    2,375.13    20011201       359        356,707.37    740        500,000         -
6128522916    20311101     360    3,067.87    20011201       359        472,592.76    685        750,000         -
6128618599    20311101     360    2,241.09    20011201       359        349,691.20    790        624,000      624,000
6129062961    20311201     360    4,226.06    20020101       360        660,000.00    772      1,190,000         -
6129592959    20311101     360    2,470.06    20011201       359        375,684.11    795        480,000      470,000
6129597040    20311201     360    4,243.77    20020101       360        646,000.00    782        835,000         -
6130898148    20311101     360    4,540.19    20011201       359        699,397.31    668      1,100,000         -
6132618403    20311201     360    2,075.06    20020101       360        308,000.00    707        385,000      385,000
6132685469    20311201     360    2,098.89    20020101       360        319,500.00    764        355,000      355,000
6132737575    20311101     360    2,852.80    20011201       359        407,697.20    703        510,000         -
6132745586    20311101     360    5,122.83    20011201       359        769,368.84    722      1,040,000         -
6132770188    20311101     360    4,073.20    20011201       359        627,459.30    761      1,150,000         -
6133032919    20311201     360    2,815.57    20020101       360        423,200.00    655        550,000      529,000
6134059226    20311201     360    2,905.72    20020101       360        448,000.00    681        650,000      650,000
6134071585    20311201     360    4,324.47    20020101       360        650,000.00    782      1,350,000         -
6135048582    20311201     360    2,581.38    20020101       360        388,000.00    642        515,000         -
6138766685    20311201     360    2,496.33    20020101       360        380,000.00    746        495,000         -
6138780058    20311101     360    4,709.30    20020101       359        698,441.01    731      1,120,000         -
6139264342    20311101     360    3,637.34    20011201       359        560,317.16    788        701,000      701,000
6139370107    20311201     360    3,301.23    20020101       360        490,000.00    769        715,000         -
6139470097    20311201     360    4,270.04    20020101       360        650,000.00    737        975,000         -
6139685611    20311201     360    2,614.24    20020101       360        413,600.00    780        517,000      517,000
6140960136    20311201     360    2,140.38    20020101       360        330,000.00    768        730,000         -
6141115367    20311201     360    3,131.13    20020101       360        489,000.00    794        700,000         -
6141185683    20311101     360    2,743.57    20011201       359        422,635.81    705        565,000         -
6142655379    20311101     360    2,049.62    20020101       359        311,737.88    784        400,000      390,000
6143610621    20311101     360    2,977.45    20011201       359        464,589.74    767        877,000         -
6145415391    20311201     360    4,926.97    20020101       360        750,000.00    773      2,100,000         -
6145515257    20311201     360    3,097.32    20020101       360        465,550.00    746        582,000      581,941
6145696917    20311201     360    2,459.08    20020101       360        365,000.00    754        520,000         -
6147033556    20311201     360    3,080.85    20020101       360        475,000.00    727      1,600,000         -
6147221722    20311201     360    3,907.57    20020101       360        580,000.00    757        760,000         -
6148032946    20311201     360    2,791.76    20020101       360        436,000.00    801        545,000      545,000
6149332592    20311101     360    2,917.21    20020101       359        432,653.73    771        610,000         -
6151828826    20311201     360    2,897.41    20020101       360        452,500.00    702        625,000         -
6152245228    20311101     360    4,657.12    20011201       359        699,426.21    702      1,250,000         -
6153908501    20311101     360    2,244.15    20011201       359        345,702.10    743        665,000         -
6153953978    20311201     360    2,599.67    20020101       360        406,000.00    795        507,500      507,500
6154870494    20311101     360    2,724.12    20020101       359        419,638.38    765        585,000      525,000
6155696310    20311201     360    2,970.58    20020101       360        458,000.00    647        705,000         -
6156433952    20311101     360    2,956.19    20011201       359        449,621.94    779      1,300,000         -
6156834092    20311201     360    2,809.81    20020101       360        475,000.00    724        758,000      756,465
6157003176    20311201     360    3,481.73    20020101       360        530,000.00    744        900,000         -
6157742138    20311101     360    2,727.75    20011201       359        409,663.92    699        570,000         -
6157798759    20311101     360    2,049.58    20011201       359        315,727.92    770        395,000      395,000
6159142253    20311201     360    2,824.80    20020101       360        430,000.00    753        540,000         -
6159670014    20311101     360    2,364.95    20011201       359        359,697.55    679        625,000         -
6159864740    20311201     360    4,989.77    20020101       360        750,000.00    693      1,300,000         -
6160281231    20311101     360    2,021.24    20011201       359        303,557.97    744        403,000      379,759
6160691751    20311201     360    6,403.11    20020101       360      1,000,000.00    782      1,550,000         -
6161036832    20311101     360    4,270.04    20011201       359        649,453.92    739        865,000         -
6161170409    20311101     360    3,645.96    20011201       359        554,533.73    756      1,300,000         -
6162486085    20311101     360    4,269.67    20011201       359        649,397.97    805      1,080,000    1,080,000
6162903410    20311201     360    2,022.33    20020101       360        311,800.00    781        392,000         -
6166054293    20311201     360    2,393.33    20020101       360        369,000.00    733        414,000      411,000
6166555331    20311201     360    3,087.33    20020101       360        476,000.00    718        595,000         -
6167654570    20311201     360    4,222.38    20020101       360        651,000.00    773        880,000         -
6167976759    20311101     360    2,660.57    20011201       359        404,659.74    782        685,000         -
6168104245    20311201     360    2,145.05    20020101       360        335,000.00    759        750,000         -
6171101766    20311101     360    2,945.44    20020101       359        459,594.14    778        600,000      575,000
6171222307    20311201     360    2,161.68    20020101       360        342,000.00    805        430,000      427,500
6172295583    20311101     360    2,995.60    20020101       359        455,616.90    756        925,000         -
6173455830    20311101     360    6,413.52    20011201       359        963,209.81    777      3,500,000         -
6174308053    20311101     360    1,971.74    20011201       359        303,738.26    740        380,000      380,000
6175230504    20311101     360    2,337.14    20011201       359        364,677.96    742        580,000         -
6176030853    20311101     360    4,666.09    20011201       359        683,466.41    749      1,500,000         -
6176117627    20311101     360    2,561.42    20011201       359        384,684.41    660        550,000         -
6176488622    20311201     360    2,867.46    20020101       360        431,000.00    701        550,000         -
6178285257    20311201     360    3,994.13    20020101       360        608,000.00    757      1,500,000         -
6178290745    20311101     360    2,299.26    20011201       359        349,705.95    743        750,000         -
6178564388    20311101     360    2,479.91    20011201       359        377,182.85    782        750,000         -
6179251381    20311101     360    2,170.66    20020101       359        338,700.90    791        460,000         -
6179944456    20311201     360    2,564.56    20020101       360        395,400.00    782        600,000         -
6180022680    20311101     360    2,395.09    20011201       359        359,704.91    737        453,000         -
6180578947    20311101     360    5,154.51    20020101       359        804,289.76    764      1,150,000         -
6182276193    20311101     360    2,627.72    20011201       359        399,663.95    714        500,000         -
6182556677    20311201     360    3,226.53    20020101       360        503,900.00    733      1,250,000         -
6183148706    20311201     360    2,778.95    20020101       360        434,000.00    788        570,000         -
6183673364    20311201     360    3,969.39    20020101       360        628,000.00    746        785,000         -
6185858260    20311101     360    2,329.73    20011201       359        363,520.98    782        700,000         -
6186468473    20311101     360    3,580.27    20011201       359        551,524.73    736        725,000         -
6187979569    20311201     360    2,561.25    20020101       360        400,000.00    771      1,050,000         -
6188032095    20311201     360    2,636.23    20020101       360        406,450.00    774      1,250,000         -
6189997015    20311201     360    2,829.62    20020101       360        420,000.00    646        626,000         -
6190521705    20311101     360    2,914.03    20011201       359        437,640.97    747        580,000         -
6191391454    20311201     360    2,581.43    20020101       360        398,000.00    747        540,000         -
6192115126    20311101     360    2,844.31    20020101       359        449,563.31    798        600,000         -
6192355664    20311101     360    4,126.53    20011201       359        612,010.19    698        875,000         -
6196204272    20311201     360    2,207.11    20020101       360        327,600.00    711        410,000         -
6197291864    20311101     360    6,060.91    20020101       359        910,253.26    753      1,450,000         -
6198513357    20311201     360    2,233.56    20020101       360        340,000.00    683        425,000         -
6199957512    20311201     360    2,104.80    20020101       360        320,400.00    793        420,000      400,500
6202016843    20311101     360    2,281.99    20011201       359        342,718.84    738        455,000         -
6202540354    20311201     360    4,767.20    20020101       360        735,000.00    690      1,050,000         -
6202854912    20311101     360    3,503.34    20011201       359        519,584.16    691      1,300,000         -
6203315251    20311201     360    3,886.41    20020101       360        631,200.00    657        789,000      789,000
6203381550    20311101     360    2,956.19    20011201       359        449,621.94    801      2,200,000         -
6203704959    20311201     360    3,073.50    20020101       360        480,000.00    699        800,000         -
6205176313    20311201     360    2,962.75    20020101       360        451,000.00    751      1,050,000         -
6205579060    20311101     360    1,978.23    20020101       359        304,237.40    777        790,000         -
6205967729    20311201     360    2,328.56    20020101       360        350,000.00    693        730,000         -
6206515261    20311101     360    6,386.91    20011201       359        959,213.09    808      1,425,000         -
6206736032    20311201     360    2,022.52    20020101       360        304,000.00    673        385,000         -
6208318854    20311101     360    2,171.15    20011201       359        330,222.34    635        555,000         -
6209223210    20311201     360    3,333.92    20020101       360        507,500.00    760        760,000      725,000
6209275251    20311101     360    3,402.28    20011201       359        504,596.16    771        725,000         -
6211844383    20311101     360    2,497.22    20011201       359        389,655.90    746      1,300,000         -
6212363136    20311201     360    2,601.34    20020101       360        391,000.00    798        545,000         -
6212867441    20311101     360    2,043.05    20011201       359        310,738.72    708        445,000         -
6212979600    20311101     360    2,645.25    20011201       359        397,274.08    682        526,000      497,000
6213013433    20311201     360    2,257.13    20020101       360        348,000.00    778        510,000         -
6213676569    20311201     360    4,767.20    20020101       360        735,000.00    790      1,400,000         -
6214022599    20311101     360    2,212.24    20011201       359        349,683.59    713        560,000         -
6214299262    20311101     360    2,623.81    20020101       359        374,971.50    700        400,000      399,400
6214564533    20311201     360    6,392.00    20020101       360        937,000.00    748      1,250,000         -
6215336451    20311201     360    4,884.46    20020101       360        725,000.00    674      2,000,000         -
6216563269    20311201     360    2,404.36    20020101       360        366,000.00    736        620,000         -
6217809935    20311201     360    2,611.32    20020101       360        392,500.00    664        500,000         -
6217908927    20311201     360    2,328.56    20020101       360        350,000.00    785        550,000         -
6218362827    20311201     360    3,067.87    20020101       360        473,000.00    665        775,000         -
6222134188    20311101     360    4,042.32    20011201       359        599,520.18    771        800,000         -
6222575729    20311101     360    2,522.61    20011201       359        383,677.39    720        480,000         -
6223882454    20311201     360    6,139.59    20020101       360        900,000.00    711      1,300,000         -
6224677622    20311201     360    2,262.03    20020101       360        340,000.00    742        500,000      435,000
6225624177    20311201     360    2,078.76    20020101       360        320,500.00    729        430,000         -
6225681821    20311201     360    3,092.71    20020101       360        483,000.00    786        950,000         -
6227761241    20311201     360    1,921.49    20020101       360        304,000.00    758        399,000      380,000
6229265373    20311201     360    4,222.22    20020101       360        668,000.00    774        835,000      835,000
6231866846    20311101     360    2,561.97    20011201       359        394,659.91    757        750,000         -
6232191988    20311101     360    2,601.44    20011201       359        395,667.31    677        495,000         -
6234642079    20311201     360    2,594.40    20020101       360        400,000.00    686        525,000         -
6235048474    20311101     360    1,988.17    20011201       359        310,226.05    780        420,000         -
6235737712    20311201     360    2,501.54    20020101       360        376,000.00    790        470,000      470,000
6236074586    20311101     360    2,809.73    20011201       359        432,827.02    760        542,000      541,500
6236838857    20311201     360    4,729.89    20020101       360        720,000.00    708      1,900,000         -
6237164923    20311101     360    2,059.89    20011201       359        321,416.16    754        429,000         -
6237752891    20311201     360    5,553.13    20020101       360        824,250.00    708      1,100,000    1,099,000
6239248575    20311101     360    2,438.09    20011201       359        375,576.35    725        495,500         -
6239539767    20311101     360    2,058.78    20011201       359        329,694.34    789        550,000      550,000
6240048980    20311101     360    2,707.90    20011201       359        417,140.54    741        600,000         -
6240277589    20311201     360    4,729.89    20020101       360        720,000.00    783        925,000      900,000
6240330958    20311101     360    2,366.59    20011201       359        369,273.91    752        462,000         -
6241045563    20311201     360    2,899.24    20020101       360        447,000.00    759        580,000         -
6241539110    20311101     360    4,955.20    20020101       359        734,911.83    746        950,000         -
6243412829    20311101     360    2,918.70    20011201       359        449,612.55    782        875,000         -
6243619688    20311201     360    3,416.03    20020101       360        520,000.00    756        653,000         -
6244576861    20311201     360    2,085.10    20020101       360        317,400.00    751        397,000      396,754
6245197105    20311101     360    2,082.47    20011201       359        316,733.68    724        400,000         -
6245257800    20311201     360    2,049.14    20020101       360        308,000.00    788        440,000         -
6246397506    20311101     360    2,358.50    20011201       359        354,209.42    746        511,000         -
6246504317    20311101     360    3,874.57    20011201       359        589,304.49    754        740,000      737,250
6246570110    20311201     360    2,868.60    20020101       360        448,000.00    747        560,000      560,000
6247147363    20311201     360    2,428.36    20020101       360        365,000.00    779        474,000         -
6247430959    20311101     360    2,416.74    20011201       359        358,429.14    795        495,000         -
6248189851    20311101     360    4,467.12    20011201       359        679,428.71    767      1,400,000         -
6248502061    20311101     360    2,881.40    20011201       359        449,602.97    689        775,860         -
6248703933    20311101     360    3,074.43    20011201       359        467,606.82    669        585,000         -
6252591281    20311201     360    4,926.97    20020101       360        750,000.00    702      1,100,000         -
6253554551    20311201     360    3,015.22    20020101       360        442,000.00    709        800,000         -
6258504528    20311201     360    2,087.42    20020101       360        326,000.00    771        450,000         -
6259022421    20311201     360    2,263.70    20020101       360        336,000.00    689        420,000         -
6259117445    20311101     360    2,044.70    20011201       359        310,988.50    741        415,000         -
6259515630    20311101     360    2,625.28    20011201       359        409,638.26    748        580,000         -
6259735287    20311201     360    2,529.54    20020101       360        390,000.00    691        900,000         -
6260341687    20311201     360    3,448.88    20020101       360        525,000.00    737      5,500,000         -
6260821514    20311101     360    3,652.52    20011201       359        548,549.98    769      1,300,000         -
6260872780    20311201     360    3,150.34    20020101       360        492,000.00    684        620,000      615,000
6263555366    20311101     360    2,420.38    20011201       359        377,666.49    771        550,000         -
6263685007    20311101     360    3,883.85    20011201       359        638,578.73    792        800,000      800,000
6263801141    20311101     360    2,246.83    20011201       359        337,438.17    755        450,000         -
6264698645    20311201     360    2,667.87    20020101       360        401,000.00    736      1,600,000         -
6264703361    20311201     360    3,949.97    20020101       360        609,000.00    789        775,000         -
6265059151    20311101     360    4,058.95    20011201       359        594,535.84    772        850,000      850,000
6266083440    20311101     360    4,324.47    20011201       359        649,467.20    717        975,000         -
6267557178    20311101     360    2,956.19    20011201       359        449,621.94    681        750,000         -
6267711528    20311201     360    2,908.97    20020101       360        448,500.00    744        725,000         -
6268647655    20311101     360    2,240.13    20011201       359        340,713.52    790        475,000         -
6268882823    20311201     360    3,087.57    20020101       360        470,000.00    737        695,000         -
6269618002    20311101     360    3,307.86    20011201       359        509,560.89    762        775,000         -
6269828643    20311201     360    2,250.64    20020101       360        347,000.00    793        656,000         -
6270147546    20311201     360    3,927.78    20020101       360        583,000.00    745      1,100,000         -
6270156521    20311201     360    2,140.38    20020101       360        330,000.00    705        413,000         -
6270222174    20311101     360    2,708.92    20020101       359        412,013.56    675        600,000         -
6271966209    20311101     360    4,324.47    20011201       359        649,467.20    727        835,000         -
6272610350    20311201     360    2,853.84    20020101       360        440,000.00    677        569,000      550,000
6273137882    20311201     360    2,102.01    20020101       360        312,000.00    666        530,000         -
6273168812    20311201     360    3,580.27    20020101       360        545,000.00    771      1,230,000         -
6273251691    20311201     360    3,565.67    20020101       360        549,750.00    792        762,000         -
6273337177    20311201     360    2,399.82    20020101       360        370,000.00    725        665,000         -
6273798469    20311101     360    3,060.40    20011201       359        459,622.93    684      1,265,000         -
6273851383    20311201     360    4,926.97    20020101       360        745,073.03    692      1,500,000         -
6274315024    20311101     360    2,873.58    20011201       359        431,565.95    737        560,000      539,900
6275665674    20311101     360    2,102.18    20011201       359        319,731.15    713        460,000         -
6276858492    20311101     360    6,320.69    20011201       359        999,095.98    794      3,000,000         -
6277407695    20311201     360    2,200.53    20020101       360        339,274.00    766        480,000         -
6279124967    20311101     360    2,769.52    20011201       359        426,632.36    798        820,000         -
6279387044    20311201     360    2,881.40    20020101       360        450,000.00    727      1,200,000         -
6282484614    20311201     360    3,632.15    20020101       360        560,000.00    764        704,000         -
6282854253    20311201     360    2,328.56    20020101       360        350,000.00    642        515,000         -
6284241715    20311101     360    4,241.84    20011201       359        653,436.91    766        950,000         -
6284946222    20311101     360    3,632.15    20011201       359        559,517.85    687        700,000      700,000
6285649445    20311101     360    2,753.34    20020101       359        428,873.96    705        700,000         -
6286022444    20311201     360    4,280.75    20020101       360        660,000.00    701        850,000         -
6287203910    20311201     360    2,016.78    20020101       360        307,000.00    789        650,000         -
6287882408    20311101     360    2,385.16    20011201       359        372,142.03    743        500,000         -
6288788828    20311101     360    2,270.10    20011201       359        349,698.65    735        515,000         -
6289470483    20261101     300    4,014.06    20011201       299        573,676.77    782        718,000         -
6289985399    20311101     360    2,835.01    20011201       359        420,463.49    723        526,000         -
6290049011    20311101     360    2,693.41    20011201       359        409,655.55    732        650,000         -
6290291027    20311201     360    3,226.72    20020101       360        485,000.00    746        685,000      685,000
6290918967    20311201     360    2,945.44    20020101       360        460,000.00    765        601,000      575,000
6291926951    20311201     360    2,286.12    20020101       360        348,000.00    790        470,000         -
6293803901    20311101     360    2,607.62    20020101       359        396,607.52    769        496,500      496,177
6294178840    20311101     360    4,329.17    20011201       359        658,446.35    777      1,075,000         -
6296108480    20311201     360    3,140.23    20020101       360        472,000.00    661        590,000      593,063
6296165290    20311201     360    5,334.27    20020101       360        812,000.00    737      1,015,000    1,015,000
6296728501    20311101     360    6,653.03    20011201       359        999,180.30    730      1,800,000         -
6297518224    20311101     360    3,197.59    20011201       359        492,575.54    685        795,000         -
6299051844    20311201     360    2,027.58    20020101       360        325,000.00    756        575,000         -
6299306255    20311101     360    2,272.01    20011201       359        341,220.07    793        500,000         -
6300860811    20311201     360    2,687.83    20020101       360        404,000.00    673        909,000         -
6304166504    20311101     360    4,572.23    20011201       359        695,415.27    778      1,000,000         -
6304779876    20311201     360    3,243.35    20020101       360        487,500.00    706        657,000         -
6306091361    20311101     360    4,495.27    20011201       359        710,557.06    780        889,000      889,000
6308050209    20311101     360    2,036.48    20011201       359        309,739.56    772        495,000         -
6308051421    20311201     360    2,806.62    20020101       360        438,320.00    736        547,900      547,900
6308327938    20311101     360    3,457.68    20011201       359        539,523.57    804        675,000      675,000
6308328704    20311101     360    3,132.73    20011201       359        482,584.15    798        980,000         -
6309477013    20311101     360    2,490.62    20011201       359        383,669.38    708        525,000         -
6310618308    20311201     360    3,881.86    20020101       360        598,500.00    755      1,012,000         -
6313107499    20311201     360    3,083.23    20020101       360        487,800.00    765        699,000         -
6315040169    20311101     360    2,949.19    20011201       359        426,675.08    680        475,000         -
6315586195    20311101     360    2,876.78    20011201       359        426,658.53    708      1,460,000         -
6315620325    20311101     360    2,369.16    20011201       359        369,673.55    698        555,000         -
6315989548    20311201     360    2,412.79    20020101       360        372,000.00    787        465,000      465,000
6317047881    20311201     360    6,569.29    20020101       360      1,000,000.00    765      1,675,000    1,675,000
6317149257    20311101     360    3,339.87    20011201       359        521,139.80    697        652,000      652,000
6317721204    20311101     360    1,959.42    20020101       359        301,839.89    778        379,000      377,625
6317881115    20311201     360    2,464.68    20020101       360        380,000.00    663        631,000         -
6318412142    20311101     360    2,694.88    20020101       359        399,680.12    690        540,000         -
6318828883    20311201     360    4,141.28    20020101       360        630,400.00    713        788,000      788,000
6318890974    20311201     360    4,783.42    20020101       360        737,500.00    690      1,100,000         -
6319061872    20311201     360    2,069.33    20020101       360        315,000.00    785      1,150,000         -
6320360255    20311201     360    2,132.24    20020101       360        333,000.00    772        575,000         -
6320683748    20311201     360    4,691.27    20020101       360        696,324.00    661        871,000      870,405
6320827667    20311201     360    2,079.51    20020101       360        329,000.00    742        504,000      504,000
6322847523    20311201     360    2,627.72    20020101       360        400,000.00    681        507,500      507,500
6322946663    20311101     360    3,842.90    20011201       359        569,943.85    760        713,500      713,053
6323385242    20311101     360    3,218.96    20011201       359        489,588.33    738      1,100,000         -
6327200884    20311101     360    2,401.75    20011201       359        360,704.08    777        470,000         -
6329547837    20311201     360    3,165.16    20020101       360        488,000.00    722        610,000      610,000
6329825100    20311101     360    2,283.07    20020101       359        351,696.93    718        440,000         -
6330864759    20311201     360    2,918.70    20020101       360        450,000.00    734        645,000         -
6330923134    20311201     360    6,569.29    20020101       360      1,000,000.00    782      4,400,000         -
6331969185    20311201     360    2,140.38    20020101       360        330,000.00    754        680,000         -
6334790802    20261201     300    2,528.74    20020101       300        366,000.00    715        530,000         -
6335326002    20311201     360    2,026.59    20020101       360        316,500.00    747        570,000         -
6335647365    20311201     360    4,734.19    20020101       360        749,000.00    742      1,100,000         -
6337431529    20311101     360    3,991.82    20011201       359        599,508.18    678        765,000      750,000
6338570614    20311101     360    2,295.30    20011201       359        344,717.20    736        675,000         -
6339093442    20311201     360    2,432.25    20020101       360        375,000.00    687        875,000         -
6340008405    20311101     360    2,181.22    20011201       359        340,349.45    764        378,500      378,500
6340264131    20311101     360    3,337.04    20011201       359        514,057.02    753        735,000         -
6340291225    20311101     360    2,337.81    20020101       359        346,722.50    706        675,000         -
6341355110    20311201     360    3,982.74    20020101       360        622,000.00    787      1,300,000         -
6342013353    20311101     360    2,348.53    20011201       359        357,199.65    711        486,000         -
6345471228    20311201     360    2,874.11    20020101       360        432,000.00    701        550,500      540,000
6347070234    20311201     360    2,669.23    20020101       360        422,300.00    769        528,000      527,900
6349100864    20311101     360    3,061.29    20011201       359        465,608.50    766        735,000         -
6350528565    20311201     360    1,997.07    20020101       360        304,000.00    656        400,000         -
6351463044    20311101     360    1,972.16    20011201       359        307,728.26    743        400,000      385,000
6352027996    20311101     360    2,794.28    20011201       359        419,655.72    635        900,000         -
6352611724    20311101     360    3,239.98    20020101       359        505,553.56    772        680,000         -
6353181347    20311201     360    4,151.03    20020101       360        640,000.00    721        925,000         -
6353533968    20311101     360    2,661.22    20011201       359        399,672.11    772        515,000         -
6353657650    20311101     360    6,403.11    20011201       359        999,117.72    773      1,450,000         -
6353741058    20311101     360    2,127.28    20011201       359        307,765.64    639        385,000         -
6354406172    20311201     360    2,817.37    20020101       360        440,000.00    662        550,000      550,000
6354943075    20311101     360    2,463.49    20011201       359        374,684.95    781        575,000      575,000
6356914991    20311201     360    3,634.14    20020101       360        553,200.00    764        740,000         -
6357702791    20311201     360    3,001.58    20020101       360        440,000.00    754        630,000         -
6360375429    20311201     360    5,915.25    20020101       360        878,000.00    714      1,450,000         -
6360419599    20311101     360    4,411.75    20011201       359        688,392.10    760        900,000         -
6360519638    20311201     360    5,978.06    20020101       360        910,000.00    683      1,550,000         -
6361841411    20311101     360    2,087.35    20011201       359        325,701.38    706        410,000      407,487
6362615400    20311101     360    3,757.64    20020101       359        571,519.44    773        750,000         -
6363050474    20311201     360    2,188.85    20020101       360        329,000.00    779        465,000         -
6363249159    20311201     360    2,278.16    20020101       360        370,000.00    733        585,000      580,000
6365108759    20211201     240    5,758.61    20020101       240        750,000.00    779      1,100,000         -
6365696993    20311101     360    2,667.93    20011201       359        395,683.32    711        495,000         -
6366168547    20311201     360    4,926.97    20020101       360        750,000.00    773      1,610,000         -
6366568084    20311201     360    3,033.78    20020101       360        456,000.00    717        575,000         -
6366762075    20311101     360    4,388.33    20011201       359        619,551.25    733        775,000         -
6367925143    20311101     360    3,350.34    20011201       359        509,571.54    701        730,000         -
6369063364    20311201     360    3,711.65    20020101       360        565,000.00    753        950,000         -
6369205445    20311101     360    3,307.86    20011201       359        509,560.89    767      1,000,000         -
6369913071    20311201     360    5,194.69    20020101       360        780,800.00    695      1,150,000         -
6371355774    20311101     360    3,165.16    20011201       359        487,579.84    788        610,000      610,000
6372497294    20311101     360    6,126.82    20011201       359        956,005.79    752      1,275,800         -
6372541984    20311101     360    2,369.16    20011201       359        369,673.55    706        500,000      462,500
6372785722    20311201     360    2,611.30    20020201       360        397,500.00    7910       530,000         -
6372964400    20311201     360    4,590.59    20020101       360        690,000.00    772      1,631,000         -
6373052353    20311201     360    2,319.69    20020101       360        367,000.00    763        587,000         -
6373536926    20311201     360    2,128.97    20020101       360        320,000.00    668        400,000         -
6375666176    20311101     360    3,314.34    20011201       359        510,560.04    637        680,000         -
6377045338    20311201     360    2,364.95    20020101       360        360,000.00    670        550,000         -
6377089955    20311201     360    2,464.68    20020101       360        380,000.00    761        510,000         -
6377525545    20311101     360    2,161.78    20011201       359        333,013.03    633        460,000         -
6378771023    20311201     360    2,212.24    20020101       360        350,000.00    714        500,000      565,000
6380323755    20311201     360    3,304.01    20020101       360        516,000.00    756      2,200,000         -
6380502978    20311201     360    2,445.99    20020101       360        382,000.00    760        593,000         -
6382079744    20311101     360    2,468.40    20011201       359        385,159.88    684        520,000         -
6382218532    20311101     360    2,785.38    20011201       359        423,643.79    769        900,000         -
6382289277    20311201     360    4,926.97    20020101       360        750,000.00    776      1,325,000         -
6382308721    20311101     360    2,561.25    20011201       359        399,647.08    786      1,000,000         -
6382513817    20311101     360    3,603.92    20011201       359        548,139.10    766      1,100,000         -
6383919559    20311201     360    4,170.49    20020101       360        643,000.00    662      1,100,000         -
6384324403    20311101     360    3,218.96    20011201       359        489,588.33    767        930,000         -
6385106940    20311101     360    2,524.06    20011201       359        369,711.36    678        600,000         -
6385348054    20311201     360    2,124.32    20020101       360        319,300.00    806        426,000         -
6385584765    20311201     360    3,492.84    20020101       360        525,000.00    764        750,000         -
6386553538    20311201     360    6,754.81    20020101       360        978,000.00    749      4,000,000          -
6386671215    20211201     240    3,966.45    20020101       240        532,000.00    769        665,000         -
6389484566    20311201     360    3,218.96    20020101       360        490,000.00    762        815,000         -
6389946242    20311201     360    1,997.78    20020101       360        312,000.00    745        583,500         -
6390463229    20311101     360    2,535.64    20011201       359        395,650.61    740        495,000         -
6391225221    20311101     360    2,780.30    20011201       359        422,870.43    795        625,000         -
6391349971    20311101     360    3,468.59    20020101       359        527,556.41    749        710,000         -
6392929912    20311201     360    3,015.99    20020101       360        465,000.00    763        672,000      672,000
6393660839    20311101     360    2,128.45    20011201       359        323,727.80    733        430,000      405,000
6393791840    20311101     360    3,826.73    20020101       359        589,492.02    801        830,000         -
6395637439    20311201     360    2,299.26    20020101       360        350,000.00    771        550,000         -
6395884494    20311201     360    3,100.71    20020101       360        472,000.00    777        590,000      590,000
6396342534    20311101     360    3,625.96    20020101       359        537,769.60    660        760,000         -
6396561737    20311201     360    2,665.74    20020101       360        411,000.00    780        541,000         -
6396821479    20311101     360    4,546.68    20011201       359        700,396.45    715        925,000         -
6398295623    20311101     360    2,811.66    20011201       359        427,640.42    717        535,000      535,000
6398416492    20311101     360    4,215.89    20011201       359        649,440.36    703        895,000      895,000
6400322597    20311201     360    2,218.21    20020101       360        342,000.00    746        600,000         -
6401105694    20311101     360    3,242.35    20020101       359        499,469.59    785        725,000         -
6402007139    20311101     360    3,359.74    20011201       359        517,554.01    760        815,000         -
6402610072    20311201     360    2,049.00    20020101       360        320,000.00    714        405,000      400,000
6402980624    20311201     360    3,153.26    20020101       360        480,000.00    786        610,000         -
6403467100    20311101     360    2,224.70    20011201       359        342,704.68    749        825,000         -
6403642660    20311101     360    4,324.47    20011201       359        649,467.20    784      1,900,000         -
6405413219    20311201     360    2,633.89    20020101       360        386,100.00    732        493,500         -
6405865400    20311201     360    2,112.34    20020101       360        317,500.00    679        603,000         -
6406639226    20311101     360    2,277.34    20020101       359        342,019.41    764        430,000      427,990
6407078812    20311201     360    3,454.26    20020101       360        519,200.00    774        649,000      649,000
6412899822    20311101     360    2,484.41    20011201       359        387,657.67    783        485,500      485,368
6414881562    20311201     360    3,613.11    20020101       360        550,000.00    709      1,075,000         -
6415006987    20311201     360    3,823.33    20020101       360        582,000.00    743        930,000         -
6415636908    20311201     360    2,601.44    20020101       360        396,000.00    672        610,000         -
6417830392    20311201     360    4,813.72    20020101       360        714,500.00    691      1,285,000         -
6418900699    20311201     360    2,594.40    20020101       360        400,000.00    783        759,000      759,000
6419335945    20311101     360    4,060.23    20011201       359        625,461.02    770      1,300,000         -
6420003987    20311201     360    2,594.87    20020101       360        395,000.00    789        670,000      665,000
6420508647    20311001     360    3,023.41    20020101       358        442,506.43    724        554,000         -
6421253466    20311201     360    3,146.27    20020101       360        467,000.00    689      1,005,000         -
6421637486    20311101     360    2,499.68    20020101       359        366,140.14    637        500,000         -
6424182233    20311201     360    2,983.56    20020101       360        460,000.00    713        675,000         -
6425316699    20311101     360    2,853.84    20011201       359        439,621.16    737        600,000      550,000
6426031339    20311201     360    2,359.28    20020101       360        363,750.00    734        485,000         -
6426640170    20311201     360    2,035.83    20020101       360        309,900.00    731        390,000      389,900
6427037681    20311101     360    2,064.57    20020101       359        310,065.63    713        388,000      387,900
6430092442    20311101     360    2,304.58    20020101       359        325,364.34    786        410,000      407,000
6430402922    20311101     360    2,338.67    20011201       359        355,700.91    762        480,000         -
6430953080    20311101     360    2,890.49    20011201       359        439,630.34    788        592,000         -
6431339966    20311101     360    3,636.33    20011201       359        566,767.86    778        819,000         -
6433141576    20311101     360    2,430.64    20020101       359        369,689.15    753        395,000      395,000
6433761365    20311201     360    4,581.29    20020101       360        680,000.00    745        850,000      850,000
6434577489    20311101     360    5,715.29    20011201       359        869,269.09    773      1,180,000         -
6435783862    20311101     360    2,235.42    20011201       359        335,724.58    642        420,000      420,000
6435923948    20311201     360    2,192.27    20020101       360        338,000.00    720        422,500      422,500
6437542522    20311101     360    2,113.03    20011201       359        329,708.84    780        427,000         -
6439633345    20311201     360    2,627.51    20020101       360        390,000.00    729        775,000         -
6440563499    20311201     360    2,133.59    20020101       360        333,210.00    695        730,000         -
6442608649    20311201     360    6,653.03    20020101       360      1,000,000.00    726      4,000,000         -
6442811565    20311101     360    2,566.87    20011201       359        380,695.32    761        580,000         -
6443146904    20311201     360    2,527.05    20020101       360        384,675.00    765        535,000         -
6444932831    20311101     360    3,705.46    20011201       359        549,560.17    791      1,250,000         -
6446449339    20311201     360    5,186.52    20020101       360        810,000.00    771      1,080,000    1,080,000
6447248334    20311201     360    3,416.03    20020101       360        520,000.00    760        650,000      650,000
6447287480    20311201     360    2,241.09    20020101       360        350,000.00    762        635,000         -
6447743185    20311201     360    4,864.49    20020101       360        750,000.00    732      1,390,000         -
6448826880    20311201     360    2,049.62    20020101       360        312,000.00    765        390,000         -
6450123648    20311101     360    3,284.65    20011201       359        499,579.93    770        850,000         -
6451684986    20311201     360    3,027.70    20020101       360        449,400.00    710        575,000         -
6451838269    20311201     360    2,694.88    20020101       360        400,000.00    772        900,000         -
6451911009    20311201     360    4,887.56    20020101       360        744,000.00    791      1,075,000         -
6453528082    20311201     360    2,882.72    20020101       360        450,205.00    684        563,000      562,756
6453884824    20311201     360    3,818.64    20020101       360        566,800.00    762        850,000         -
6454111573    20311201     360    3,987.33    20020101       360        584,500.00    685        835,000         -
6454271401    20311101     360    3,314.70    20011201       359        491,606.55    746        615,000         -
6454374114    20311201     360    2,348.52    20020101       360        353,000.00    792        480,000         -
6454774180    20311201     360    2,447.49    20020101       360        377,350.00    736        472,000      471,732
6454806453    20311101     360    2,594.40    20011201       359        399,655.60    791        590,000      500,000
6457636543    20311201     360    5,436.91    20020101       360        807,000.00    685      1,175,000         -
6458348346    20311201     360    2,661.22    20020101       360        400,000.00    704      1,050,000         -
6458362099    20261201     300    4,431.51    20020101       300        627,000.00    746        950,000         -
6458912703    20311201     360    2,302.53    20020101       360        355,000.00    734        487,000         -
6459554744    20311201     360    2,259.84    20020101       360        344,000.00    779        430,000      430,000
6459650278    20311201     360    2,609.33    20020101       360        397,200.00    739        496,500      496,500
6460074914    20311201     360    4,270.04    20020101       360        650,000.00    783      3,400,000         -
6461703743    20311201     360    3,886.69    20020101       360        607,000.00    755        950,000         -
6463791407    20311201     360    6,653.03    20020101       360      1,000,000.00    770      1,700,000         -
6464838710    20311101     360    2,724.12    20011201       359        419,638.38    770        650,000         -
6464871950    20311101     360    2,082.40    20011201       359        312,743.43    718        418,000         -
6465382551    20311201     360    2,098.43    20020101       360        350,000.00    756        439,000      437,500
6466374292    20311101     360    2,155.59    20011201       359        323,734.41    786        405,000      405,000
6466471601    20311101     360    2,756.55    20011201       359        424,634.08    730      1,290,000         -
6467648348    20311101     360    3,836.47    20011201       359        583,509.36    759        900,000         -
6468016149    20311101     360    2,320.49    20020101       359        362,080.26    776        453,000      453,000
6468672966    20311201     360    4,105.81    20020101       360        625,000.00    745      1,200,000         -
6471317898    20311101     360    2,494.89    20011201       359        374,692.61    773        960,000         -
6473029319    20311201     360    3,534.84    20020101       360        552,050.00    771        700,000      690,100
6473223052    20311201     360    2,290.65    20020101       360        340,000.00    683        425,000      425,000
6473685888    20311201     360    2,627.72    20020101       360        400,000.00    759        800,000         -
6474976740    20311101     360    3,284.65    20011201       359        499,579.93    736        750,000         -
6475145402    20311201     360    3,048.42    20020101       360        470,000.00    778      1,150,000         -
6475810591    20311101     360    2,680.27    20011201       359        407,657.23    763        510,000      510,000
6476114670    20311101     360    2,203.26    20011201       359        318,757.26    745        485,000         -
6479156561    20311201     360    2,756.55    20020101       360        425,000.00    747        720,000         -
6480435715    20311101     360    2,334.96    20011201       359        359,690.04    783        465,000         -
6481404561    20311101     360    3,361.64    20011201       359        524,536.80    786        878,000         -
6481806245    20311201     360    2,399.82    20020101       360        370,000.00    803        720,000      720,000
6482751671    20311101     360    2,661.22    20011201       359        399,672.11    750        595,000         -
6484261208    20311201     360    2,693.15    20020101       360        404,800.00    764        506,000      506,000
6484319642    20311101     360    3,566.03    20011201       359        535,560.64    787        670,000      670,000
6484373813    20311201     360    2,580.35    20020101       360        383,000.00    709        780,000         -
6484602310    20311101     360    3,434.33    20011201       359        529,044.11    741        760,000         -
6485062563    20311101     360    2,075.52    20011201       359        319,724.48    794        421,000         -
6485072679    20311201     360    2,006.92    20020101       360        305,500.00    706        350,000         -
6485131194    20311201     360    3,424.60    20020101       360        528,000.00    740        660,000         -
6485240631    20311201     360    2,270.10    20020101       360        350,000.00    750        790,000         -
6485474164    20311101     360    4,926.97    20011201       359        749,369.91    645      1,500,000         -
6485677295    20311101     360    2,327.54    20011201       359        363,179.28    692        475,000         -
6487152040    20311101     360    2,484.41    20020201       359        387,657.67    734      1,045,000         -
6487475490    20311101     360    2,873.29    20011201       359        442,618.59    750        750,000         -
6487788736    20311101     360    2,207.29    20011201       359        335,717.71    713        520,000         -
6488758597    20311201     360    2,756.55    20020101       360        425,000.00    709        640,000         -
6489648573    20311201     360    2,561.25    20020101       360        400,000.00    799        620,000      620,000
6490168272    20311201     360    2,371.72    20020101       360        370,400.00    746        470,000      463,000
6490534945    20311201     360    2,594.87    20020101       360        395,000.00    780      1,300,000         -
6491328461    20311201     360    4,989.77    20020101       360        750,000.00    765      3,000,000         -
6491439219    20311101     360    2,128.97    20011201       359        319,737.70    779        480,000         -
6491689854    20311201     360    3,736.02    20020101       360        583,469.00    690        925,000         -
6493674748    20311101     360    2,658.58    20011201       359        414,833.67    775        523,000      519,000
6494525568    20311201     360    2,148.16    20020101       360        327,000.00    743        365,000         -
6496410777    20311201     360    2,205.24    20020101       360        340,000.00    727        425,000      425,000
6498044368    20311101     360    2,338.67    20011201       359        355,700.91    717        445,000         -
6498240545    20311101     360    3,239.32    20011201       359        492,685.73    787        700,000         -
6499149471    20311201     360    3,145.71    20020101       360        485,000.00    791        691,000         -
6500980377    20311201     360    6,485.34    20020101       360        999,900.00    763      2,000,000         -
6502757518    20311201     360    4,802.34    20020101       360        750,000.00    740        952,000      951,995
6503633908    20311201     360    3,035.44    20020101       360        468,000.00    756        675,000         -
6503809284    20211101     240    3,801.83    20011201       239        499,010.67    668        705,000         -
6505048071    20311201     360    2,601.44    20020101       360        396,000.00    729        495,000         -
6506008355    20311201     360    2,332.10    20020101       360        355,000.00    635        520,000         -
6506127908    20311101     360    4,762.74    20011201       359        724,390.91    759      1,000,000         -
6507960547    20311201     360    2,849.11    20020101       360        433,700.00    701        655,000         -
6508368328    20311201     360    2,721.33    20020101       360        425,000.00    732        685,000         -
6509869738    20311201     360    2,343.93    20020101       360        356,800.00    744        450,000      446,000
6509987142    20311101     360    2,528.28    20011201       359        399,638.39    728        735,000      735,000
6510443275    20311101     360    2,381.79    20020101       359        357,706.54    667        800,000         -
6512915080    20311201     360    4,455.87    20020101       360        687,000.00    738        900,000         -
6513000353    20311101     360    2,817.37    20011201       359        439,611.80    782        550,000         -
6513751724    20311201     360    3,705.74    20020101       360        557,000.00    698        800,000         -
6517033434    20311201     360    3,476.49    20020101       360        536,000.00    755        670,000      670,000
6517969041    20311201     360    2,186.67    20020101       360        341,500.00    754        816,000         -
6519308115    20311101     360    3,119.76    20011201       359        480,585.87    749        845,000         -
6520001915    20311201     360    2,367.39    20020101       360        365,000.00    768        815,000         -
6521983764    20311101     360    2,732.83    20011201       359        415,650.50    755        520,000      520,000
6522165965    20311201     360    4,565.66    20020101       360        695,000.00    735        940,000         -
6522730982    20311201     360    3,891.59    20020101       360        600,000.00    778      1,250,000         -
6525284045    20311201     360    2,250.17    20020101       360        356,000.00    785        445,000      445,000
6525483597    20311101     360    2,337.14    20011201       359        364,677.96    693        540,000         -
6525645641    20311201     360    5,767.84    20020101       360        878,000.00    745      1,600,000         -
6526642753    20311101     360    2,109.72    20020101       359        316,846.06    786        520,000         -
6526984080    20311101     360    3,160.19    20020101       359        474,610.64    686        635,000         -
6528563528    20311201     360    2,145.05    20020101       360        335,000.00    763        635,000         -
6529276823    20311101     360    2,464.68    20020101       359        379,672.82    630        930,000         -
6529490705    20311201     360    5,639.03    20020101       360        837,000.00    744      1,690,000         -
6529812262    20311201     360    3,186.11    20020101       360        485,000.00    663        983,000         -
6531088398    20311201     360    2,422.09    20020101       360        383,200.00    664        479,000      479,000
6531532809    20311201     360    2,661.19    20020101       360        395,000.00    699        575,000         -
6531608450    20311201     360    2,728.71    20020101       360        400,000.00    704        535,000      515,000
6532797773    20311101     360    2,695.78    20011201       359        426,114.43    770        620,000         -
6533057821    20311201     360    2,535.64    20020101       360        396,000.00    724        495,000      495,000
6533693153    20311101     360    2,420.38    20011201       359        377,666.49    787        485,000      474,900
6534412942    20311101     360    5,837.39    20011201       359        899,225.11    692      1,510,000         -
6534757379    20311201     360    6,470.75    20020101       360        985,000.00    755      1,900,000         -
6535267071    20311101     360    2,335.11    20011201       359        346,322.83    691        510,000         -
6536123679    20311201     360    4,270.04    20020101       360        650,000.00    760      1,160,000         -
6539269438    20311101     360    3,416.03    20011201       359        519,563.14    794        745,000         -
6540835292    20311201     360    3,502.43    20020101       360        540,000.00    783        795,000         -
6543523044    20311101     360    2,137.71    20011201       359        317,046.26    720        400,000         -
6544338707    20311101     360    3,291.22    20011201       359        500,579.09    712        750,000         -
6546714558    20311201     360    2,193.49    20020101       360        333,900.00    752        545,000         -
6546782407    20311101     360    4,710.35    20020101       359        707,419.65    724      1,650,000         -
6546815694    20311201     360    2,920.68    20020101       360        439,000.00    752        766,000         -
6547375284    20311101     360    4,041.43    20011201       359        614,683.15    631        769,000      769,000
6549462775    20311201     360    2,023.35    20020101       360        308,000.00    702        385,000         -
6549532908    20311101     360    2,458.80    20020101       359        383,661.20    801        500,000         -
6549856638    20311101     360    2,471.16    20011201       359        380,671.97    790        600,000         -
6550592536    20311101     360    6,372.21    20011201       359        969,185.08    755      1,850,000         -
6550924630    20311101     360    2,881.40    20011201       359        449,602.97    768        875,000      835,000
6551208819    20311201     360    2,043.88    20020101       360        319,200.00    789        410,000      399,000
6552381961    20311101     360    3,201.56    20011201       359        499,558.86    791      1,250,000         -
6553446698    20311101     360    2,023.35    20011201       359        307,741.23    760        392,000         -
6554150646    20311201     360    2,617.10    20020101       360        403,500.00    719        538,000         -
6554821303    20311001     360    2,029.18    20011201       358        304,498.52    684        382,000      381,500
6557045322    20311101     360    2,010.66    20011201       359        309,733.09    729        480,000         -
6557319669    20311201     360    2,088.53    20020101       360        310,000.00    669        409,000         -
6557635569    20311201     360    3,368.60    20020101       360        500,000.00    743        775,000         -
6557911853    20311201     360    2,373.87    20020101       360        366,000.00    770        875,000         -
6558396658    20311101     360    2,851.08    20020101       359        433,535.38    701        675,000         -
6559403776    20311201     360    5,902.25    20020101       360        910,000.00    735      2,570,000         -
6561297505    20311101     360    6,106.13    20011201       359        977,843.48    729      1,320,000    1,305,000
6564086723    20311201     360    2,734.40    20020101       360        411,000.00    772        546,000         -
6564330444    20311101     360    2,497.11    20020101       359        384,668.52    724        750,000         -
6564829270    20311101     360    2,470.06    20011201       359        375,684.11    781        475,000         -
6568504671    20311101     360    2,972.61    20011201       359        452,119.84    780      2,500,000         -
6568907031    20311101     360    4,926.97    20020101       359        749,369.91    724      2,100,000         -
6570597101    20311201     360    2,453.63    20020101       360        373,500.00    726        490,000         -
6571709036    20311201     360    2,153.35    20020101       360        332,000.00    669        415,000         -
6571848784    20311101     360    1,871.79    20011201       359        303,711.54    771        500,000         -
6573626212    20311101     360    2,086.24    20011201       359        343,016.28    704        440,000      429,187
6573941793    20311201     360    1,977.52    20020101       360        321,172.00    755        402,500      401,465
6578931963    20311201     360    2,694.88    20020101       360        400,000.00    747        665,000      665,000
6583258188    20311201     360    2,078.76    20020101       360        320,500.00    724        428,000         -
6584884461    20311101     360    2,064.95    20011201       359        302,463.86    708        405,000         -
6586068402    20311101     360    2,126.16    20011201       359        323,378.08    737        493,000         -
6587658391    20311101     360    5,486.09    20011201       359        813,648.82    698      1,150,000         -
6587786440    20311201     360    3,326.52    20020101       360        500,000.00    798      1,068,961    1,100,000
6588147014    20311101     360    2,901.32    20011201       359        441,276.96    719        558,000      552,062
6589092219    20311201     360    2,315.26    20020101       360        348,000.00    689        435,000         -
6591050692    20311101     360    3,299.91    20011201       359        495,593.42    742        625,000      620,000
6591940835    20311201     360    2,678.72    20020101       360        413,000.00    716        520,000         -
6592454844    20311201     360    2,153.35    20020101       360        332,000.00    757        428,000      415,000
6601127407    20311201     360    2,049.62    20020101       360        312,000.00    732        398,500      398,410
6601706200    20311201     360    2,365.63    20020101       360        360,103.00    751        560,000         -
6603355832    20311101     360    2,292.69    20011201       359        348,706.79    779        560,000         -
6605271946    20311201     360    3,580.27    20020101       360        545,000.00    764        744,000         -
6606013867    20311201     360    2,677.85    20020101       360        402,500.00    678        590,000         -
6607278436    20311101     360    2,371.52    20011201       359        360,696.71    723        410,000      380,000
6608769003    20311101     360    2,127.41    20011201       359        327,717.59    773        427,000         -
6616456395    20311201     360    1,966.55    20020101       360        303,200.00    668        379,000         -
6620130937    20311201     360    5,973.59    20020101       360        921,000.00    696      1,356,000         -
6624168701    20311101     360    2,299.26    20011201       359        349,705.95    766        945,000         -
6630213574    20311101     360    2,575.17    20011201       359        391,670.66    685        500,000         -
6630415229    20311101     360    3,470.57    20011201       359        534,626.29    781        910,000         -
6631159065    20311201     360    2,205.24    20020101       360        340,000.00    777        447,000         -
6633557613    20311201     360    2,709.16    20020101       360        440,000.00    768        560,000      550,000
6633704348    20261201     300    2,487.29    20020101       300        360,000.00    737        450,000         -
6634882028    20311201     360    3,822.19    20020101       360        589,300.00    750        770,000         -
6636303825    20311201     360    2,432.25    20020101       360        375,000.00    670        500,000         -
6638216850    20311101     360    4,162.14    20011201       359        625,087.19    759        782,000         -
6638714979    20311101     360    3,011.53    20011201       359        446,642.53    686        600,000         -
6639863601    20311201     360    2,424.57    20020101       360        378,654.00    738        490,000      476,709
6643427120    20311101     360    4,914.78    20011201       359        728,916.63    682      1,150,000         -
6648882246    20311201     360    3,247.21    20020101       360        500,650.00    774        680,000         -
6657547326    20311201     360    2,870.05    20020101       360        426,000.00    625        615,000         -
6658507295    20311101     360    2,660.49    20011201       359        389,695.76    739        580,700      547,974
6660439057    20311201     360    2,195.50    20020101       360        330,000.00    792        460,000         -
6662326096    20311201     360    2,069.33    20020101       360        315,000.00    759        585,000         -
6663807656    20311201     360    3,045.21    20020101       360        452,000.00    668        565,000         -
6665670433    20311201     360    3,284.64    20020101       360        500,000.00    769        750,000         -
6666037426    20311201     360    6,018.93    20020101       360        940,000.00    778      1,215,000    1,175,000
6666316531    20311101     360    2,858.59    20011201       359        423,960.69    748        605,000         -
6668908376    20311201     360    3,989.24    20020101       360        647,900.00    788        810,000      809,990
6669750777    20311101     360    2,404.36    20011201       359        365,692.52    785        815,000         -
6670390100    20311101     360    2,693.41    20020101       359        409,655.55    730        625,000         -
6677790526    20311201     360    4,716.03    20020101       360        700,000.00    642      2,300,000         -
6683567918    20311201     360    2,455.84    20020101       360        360,000.00    689        505,000      505,000
6688797742    20311101     360    1,952.95    20011201       359        304,730.90    746        465,000         -
6690488637    20311201     360    2,594.40    20020101       360        400,000.00    764        959,000         -
6694858702    20311201     360    5,038.65    20020101       360        767,000.00    783      1,045,000         -
6697065529    20311101     360    2,414.61    20011201       359        358,113.39    753        448,000         -
6697974019    20311201     360    2,295.97    20020101       360        349,500.00    762        530,000         -
6701206663    20311101     360    2,681.17    20011201       359        402,669.66    723        525,000      503,827
6701607316    20311201     360    2,594.87    20020101       360        395,000.00    736        514,000         -
6702777449    20311201     360    1,975.36    20020101       360        308,500.00    745        490,000         -
6704054250    20311101     360    2,062.55    20011201       359        317,726.20    692        470,000         -
6705918008    20311101     360    2,694.88    20020101       359        399,680.12    783        875,000         -
6709668153    20311101     360    3,613.11    20011201       359        549,537.93    679        866,000      866,000
6710359446    20311201     360    4,050.50    20020101       360        624,500.00    662      1,375,000         -
6710764892    20311201     360    2,115.67    20020101       360        318,000.00    768        420,000         -
6711522174    20311101     360    2,459.08    20011201       359        364,708.11    709        500,000         -
6711802030    20311201     360    1,988.53    20020101       360        302,700.00    700        450,000         -
6712859187    20311101     360    2,763.70    20011201       359        420,346.56    757        950,000         -
6713242904    20311201     360    2,309.01    20020101       360        356,000.00    709        450,000         -
6714844740    20311201     360    3,259.19    20020101       360        509,000.00    741        580,000         -
6716353724    20311101     360    2,312.39    20020101       359        351,704.28    772        480,000         -
6719267368    20261101     300    2,166.36    20011201       299        309,609.68    753        600,000         -
6721051891    20311101     360    2,594.40    20011201       359        399,655.60    797        557,000      550,000
6724056889    20311201     360    2,430.64    20020101       360        370,000.00    710        800,000         -
6726690693    20311101     360    2,512.98    20011201       359        372,701.71    725        550,000         -
6728552420    20311101     360    3,860.19    20020101       359        558,474.72    673        715,000         -
6730624241    20311201     360    2,275.45    20020101       360        360,000.00    693        630,000         -
6730939219    20311201     360    2,717.90    20020101       360        430,000.00    740        625,000         -
6734740076    20311201     360    5,046.24    20020101       360        749,012.00    789      1,075,000         -
6734857664    20311201     360    4,048.40    20020101       360        640,500.00    713        820,000      801,000
6737662129    20311101     360    2,386.63    20011201       359        362,994.78    716        750,000         -
6740773095    20311101     360    2,900.72    20020101       359        435,642.61    689        645,000         -
6743543651    20311201     360    2,270.10    20020101       360        350,000.00    767        815,000         -
6749664972    20311201     360    3,619.18    20020101       360        558,000.00    739        698,000         -
6753244224    20311201     360    2,075.52    20020101       360        320,000.00    786        705,000         -
6756837602    20311101     360    2,188.36    20020101       359        364,636.64     0         700,000      690,000
6756839368    20311201     360    3,265.59    20020101       360        510,000.00    695        650,000      642,500
6761762886    20311201     360    2,036.48    20020101       360        310,000.00    727        750,000         -
6762576053    20311101     360    3,284.65    20020101       359        499,579.93    767        742,000      725,000
6762869573    20311201     360    3,284.65    20020101       360        500,000.00    772        650,000      646,500
6763346654    20311201     360    2,211.15    20020101       360        328,200.00    711        417,000      410,274
6766120403    20311201     360    2,614.58    20020101       360        398,000.00    768        590,000         -
6766453705    20311201     360    2,501.59    20020101       360        380,800.00    780        476,000         -
6769138204    20311101     360    2,043.05    20011201       359        310,738.72    695        629,000         -
6770874391    20311201     360    2,740.54    20020101       360        428,000.00    726        580,000      535,000
6772984222    20311101     360    3,008.74    20020101       359        457,615.22    737        639,000         -
6775633701    20311101     360    4,027.80    20011201       359        620,465.33    714        830,000         -
6775849893    20311201     360    3,528.38    20020101       360        544,000.00    781        680,000      680,000
6777542496    20311201     360    2,465.20    20020101       360        385,000.00    757        567,000         -
6779005849    20311101     360    2,069.33    20020101       359        314,735.36    741        420,000         -
6785654655    20311201     360    3,688.61    20020101       360        547,500.00    715        730,000         -
6787647178    20311101     360    2,399.82    20011201       359        369,681.43    767        710,000         -
6788813282    20311201     360    6,238.70    20020101       360      1,000,000.00    745      1,800,000         -
6792919372    20311101     360    3,825.49    20020101       359        574,528.68    769      1,330,000    1,325,000
6793855922    20311101     360    3,276.38    20011201       359        462,564.96    792        615,000      578,626
6803791240    20311101     360    2,060.97    20011201       359        321,586.02    690        750,000         -
6807584922    20311201     360    2,983.56    20020101       360        460,000.00    774        625,000         -
6807998270    20311201     360    3,980.29    20020101       360        638,000.00    667        850,000         -
6811404224    20311201     360    4,302.89    20020101       360        672,000.00    664        960,000         -
6812134952    20311101     360    3,237.35    20011201       359        492,385.98    723        830,000         -
6812818653    20311201     360    2,894.21    20020101       360        452,000.00    722        565,000      565,000
6814804354    20311101     360    2,049.58    20011201       359        315,727.92    704        395,000      395,000
6815038770    20311101     360    2,579.61    20011201       359        382,583.80    807        490,000         -
6815726531    20311201     360    2,288.74    20020101       360        348,400.00    751        536,000      435,500
6816222423    20311201     360    3,797.78    20020101       360        570,834.00    707        725,000         -
6816814187    20311201     360    4,795.59    20020101       360        730,000.00    731      1,000,000         -
6817387746    20311201     360    3,078.59    20020101       360        500,000.00    727        625,000      625,000
6817535658    20311101     360    2,338.54    20020101       359        351,211.88    765        487,000         -
6818780345    20311201     360    1,997.07    20020101       360        304,000.00    633        380,000         -
6823374316    20311101     360    2,100.23    20020101       359        327,710.60    716        423,000      410,000
6840447731    20311201     360    2,290.65    20020101       360        340,000.00    777        500,000         -
6840734609    20311201     360    3,210.57    20020101       360        495,000.00    780        840,000         -
6842517861    20211101     240    2,679.67    20011201       239        348,319.81    734        642,500         -
6844883774    20311101     360    2,824.80    20011201       359        429,638.74    760        600,000         -
6845215463    20311101     360    3,146.89    20011201       359        472,612.28    736      1,000,000         -
6846106505    20311101     360    2,464.11    20020101       359        370,070.40    712        650,000         -
6848249410    20311101     360    2,973.91    20011201       359        446,633.59    781        640,000         -
6848524168    20311201     360    2,105.59    20020101       360        320,520.00    685        425,000         -
6850899466    20311101     360    2,737.72    20011201       359        411,162.70    783      1,100,000         -
6852198685    20311201     360    2,964.37    20020101       360        440,000.00    777        564,000      560,840
6852578084    20311101     360    2,231.36    20011201       359        330,935.14    741        423,000      414,000
6854022636    20311101     360    2,797.08    20011201       359        430,878.70    706        575,000         -
6854514004    20311201     360    2,114.90    20020101       360        334,600.00    746        435,000         -
6857191180    20311201     360    3,113.62    20020101       360        468,000.00    723        600,000         -
6857836180    20311101     360    2,606.74    20011201       359        381,822.91    627        478,000         -
6859196393    20311201     360    2,049.58    20020101       360        316,000.00    728        395,000      395,000
6859234269    20311201     360    4,368.58    20020101       360        665,000.00    755        950,000         -
6859700269    20311101     360    2,526.94    20011201       359        389,264.56    755        490,000      487,000
6860918504    20311201     360    4,802.15    20020101       360        731,000.00    675      1,200,000         -
6866227926    20311201     360    5,305.54    20020101       360        818,000.00    738      1,700,000         -
6867818426    20311101     360    2,398.44    20011201       359        355,715.31    633        445,000         -
6871070998    20311201     360    3,416.03    20020101       360        520,000.00    781        662,000      650,000
6873009390    20311101     360    3,208.25    20011201       359        475,819.19    688        600,000      562,200
6875337716    20311101     360    2,083.44    20011201       359        308,996.70    681        328,000      325,520
6878190674    20311101     360    2,421.09    20020101       359        368,236.37    778        635,000         -
6878261129    20311201     360    3,120.27    20020101       360        469,000.00    718        670,000         -
6879494638    20311201     360    2,528.28    20020101       360        400,000.00    767        510,000      507,750
6882641795    20311101     360    2,200.72    20011201       359        334,718.55    715        450,000         -
6886206553    20311201     360    2,332.10    20020101       360        355,000.00    741        550,000         -
6887410188    20311201     360    2,013.25    20020101       360        310,400.00    797        391,000         -
6888492094    20311101     360    3,284.65    20011201       359        499,579.93    791        825,000      775,000
6890045492    20311201     360    2,482.95    20020101       360        373,205.00    764        467,000         -
6892119899    20311101     360    2,297.31    20011201       359        349,410.20    764        440,000      437,130
6892206605    20311101     360    2,110.47    20011201       359        329,309.20    719        418,000      412,000
6892299212    20311101     360    3,843.04    20011201       359        584,508.52    772        900,000         -
6898537920    20311201     360    2,463.49    20020101       360        375,000.00    706      1,600,000         -
6899548363    20311101     360    2,627.95    20011201       359        394,676.22    629        470,000      470,383
6899888967    20311201     360    1,959.42    20020101       360        310,000.00    782        525,000         -
6900858447    20311201     360    2,728.71    20020101       360        400,000.00    751        550,000      545,000
6902022679    20311201     360    2,706.55    20020101       360        412,000.00    705        515,000         -
6904101893    20311101     360    3,169.41    20020101       359        488,233.27    730        655,000         -
6906454027    20311201     360    2,167.33    20020101       360        352,000.00    760        440,000      440,000
6906787384    20311201     360    4,270.04    20020101       360        650,000.00    656        870,000         -
6906965675    20311201     360    4,872.77    20020101       360        761,000.00    642      2,400,000         -
6909767243    20311101     360    1,972.69    20011201       359        311,817.85    785        394,000      390,126
6910854071    20311201     360    2,694.88    20020101       360        400,000.00    723        510,000         -
6912024582    20311201     360    3,571.19    20020101       360        565,000.00    746        775,000         -
6916537274    20311201     360    2,043.09    20020101       360        315,000.00    768        450,000         -
6918979581    20311201     360    2,259.84    20020101       360        344,000.00    765        430,000         -
6921428022    20311201     360    3,015.99    20020101       360        465,000.00    760      1,400,000         -
6921653264    20311101     360    2,860.32    20011201       359        440,620.31    730        930,000         -
6922108128    20311201     360    2,497.11    20020101       360        385,000.00    725        550,000         -
6923687856    20311201     360    2,275.64    20020101       360        329,480.00    753        507,000         -
6924192393    20311101     360    3,392.17    20011201       359        522,549.71    771        905,000         -
6924270546    20311201     360    2,539.27    20020101       360        391,500.00    718        435,000         -
6925649425    20311101     360    3,420.07    20020101       359        494,800.21    798        625,000         -
6926181428    20311201     360    3,521.89    20020101       360        543,000.00    683        750,000         -
6934576296    20311201     360    5,583.90    20020101       360        850,000.00    748      2,150,000         -
6935458783    20311101     360    3,449.21    20011201       359        511,555.58    645        640,000      640,957
6936329918    20311201     360    2,801.95    20020101       360        432,000.00    766        541,000      540,000
6936508347    20311201     360    2,090.36    20020101       360        339,500.00    750        635,000         -
6937326749    20311201     360    4,270.04    20020101       360        650,000.00    764      1,535,000    1,535,000
6939646474    20311101     360    2,160.91    20020101       359        324,533.76    727        406,000         -
6942034932    20311101     360    2,627.72    20011201       359        399,663.95    762        625,000      625,000
6944512679    20311201     360    2,328.56    20020101       360        350,000.00    702        680,000         -
6946594782    20311101     360    2,960.60    20011201       359        444,635.23    770        700,000      695,000
6949846452    20311101     360    2,500.85    20011201       359        370,903.15    657        470,000      464,000
6950669835    20311201     360    2,569.74    20020101       360        386,250.00    791        515,000         -
6951561585    20311201     360    2,217.82    20020101       360        337,603.00    720        460,000         -
6952321716    20311101     360    2,918.70    20011201       359        449,612.55    791        760,000         -
6961551089    20261201     300    2,476.56    20020101       300        350,400.00    767        438,000         -
6964080672    20311101     360    3,284.65    20011201       359        499,579.93    739        740,000         -
6965166991    20311201     360    2,283.07    20020101       360        352,000.00    782        670,000         -
6966321405    20311101     360    2,065.74    20020101       359        335,181.66    682        450,000         -
6969108692    20311201     360    3,018.26    20020101       360        448,000.00    744        660,000         -
6969544243    20311201     360    2,668.00    20020101       360        445,000.00    734        585,000      585,000
6974700640    20311201     360    4,624.78    20020101       360        704,000.00    733        895,000      880,000
6977986691    20311201     360    2,185.13    20020101       360        336,900.00    683        477,000         -
6981036251    20311201     360    1,865.81    20020101       360        311,200.00    750        392,000      389,000
6981486001    20261201     300    3,573.87    20020101       300        500,000.00    681      1,200,000         -
6985656153    20311201     360    2,495.48    20020101       360        400,000.00    721      1,050,000         -
6986461405    20311201     360    2,022.62    20020101       360        320,000.00    697        400,000      400,000
6988570492    20311201     360    2,030.18    20020101       360        313,009.00    769        430,000         -
6988725419    20311201     360    2,381.96    20020101       360        372,000.00    779        470,000      465,000
6994764667    20311201     360    2,430.64    20020101       360        370,000.00    792        530,000         -
6999402255    20311101     360    2,516.43    20020101       359        392,653.26    703        509,000         -
                                                                        LOAN COUNT:                                807
                                                                        SCHEDULED PB:                   379,752,863.13
                                                                        INTEREST RATE W/A:                        6.84
                                                                        UNPAID PB W/A:                      470,573.56
                                                                        REMAINING TERM W/A:                        358

                                   EXHIBIT D-2

                       LOAN GROUP 2 MORTGAGE LOAN SCHEDULE


BANK OF AMERICA MORTGAGE
BOAMS 2001-12
GROUP 2
MORTGAGE SCHEDULE

   LOAN         PROPERTY                           LOAN                 DOC           ORIG     ORIGINAL   INTEREST   1ST PAYMENT
  NUMBER          TYPE         OCCUPANCY         PURPOSE                TYPE          LTV         PB        RATE        DATE
------------------------------------------------------------------------------------------------------------------------------------
0029785730         PUD          Primary          Purchase             Standard       79.99      447900      7.375     20011001
0099133993    Single Family     Primary     Cash-out Refinance        Standard       65.71      345000      7.125     20010901
0099147365    Single Family     Primary     Cash-out Refinance        Standard       77.41      360000      7.250     20011001
6000399631    Single Family     Primary          Purchase              Rapid         58.72      340000      6.750     20020101
6002427034         PUD          Primary          Purchase             Standard       80.00      348000      6.875     20020101
6002459581    Single Family     Primary     Cash-out Refinance         Rapid         72.07      400000      6.750     20020101
6004388846    Single Family     Primary     Cash-out Refinance         Rapid         69.41      531000      7.125     20011201
6005856692    Single Family     Primary         Refinance             Reduced        63.58      585000      6.625     20020101
6006791195    Single Family     Primary          Purchase              Rapid         70.23      354000      6.375     20011201
6007866947    Single Family     Primary         Refinance              Rapid         38.61      502000      6.750     20020101
6007905372    Single Family     Primary     Cash-out Refinance        Standard       69.04      397000      6.750     20011201
6008649367         PUD          Primary          Purchase             Standard       80.00      443200      6.750     20020101
6010080155         PUD          Primary          Purchase              Rapid         80.00      352000      6.500     20020101
6011635965    Single Family     Primary         Refinance              Rapid         60.46      483700      6.750     20020101
6013711566         PUD          Primary          Purchase             Reduced        79.82      336000      6.750     20020101
6016035211    Single Family     Primary         Refinance          All Ready Home    66.63      366500      7.000     20020101
6016357409    Single Family     Primary         Refinance          All Ready Home    32.25      500000      7.000     20011201
6019388807         PUD          Primary     Cash-out Refinance        Reduced        65.96      440000      6.875     20020101
6019754529    Single Family     Primary         Refinance              Rapid         67.85      475000      7.250     20020101
6020981269     Condominium     Secondary        Refinance              Rapid         73.33      363000      6.750     20020101
6021128183    Single Family     Primary          Purchase             Standard       39.64      555000      6.500     20020101
6023011866         PUD          Primary         Refinance              Rapid         64.63      530000      6.750     20020101
6023583096    Single Family     Primary          Purchase             Standard       75.00      911250      6.875     20011201
6024177518    Single Family     Primary         Refinance              Rapid         72.10      342500      6.875     20020101
6027067302    Single Family     Primary          Purchase              Rapid         80.00      544000      6.875     20020101
6027077285    Single Family     Primary     Cash-out Refinance        Standard       78.43      400000      6.625     20011201
6028123682         PUD          Primary     Cash-out Refinance         Rapid         51.03      370000      7.000     20011201
6030307935    Single Family     Primary         Refinance             Standard       73.61      346000      6.875     20020101
6030834086    Single Family     Primary          Purchase              Rapid         80.00      448000      6.750     20011201
6032200138    Single Family     Primary         Refinance              Rapid         80.00      568000      6.875     20011201
6032313386    Single Family     Primary          Purchase              Rapid         72.90      426500      6.875     20011201
6033355709    Single Family     Primary     Cash-out Refinance        Standard       55.71      390000      6.750     20011201
6034928686    Single Family     Primary         Refinance              Rapid         80.00      556000      6.625     20020101
6035038147    Single Family     Primary          Purchase              Rapid         79.99      427360      6.750     20011201
6035996005    Single Family     Primary         Refinance              Rapid         67.87      526000      7.000     20011201
6036960257         PUD          Primary         Refinance              Rapid         66.97      365000      6.625     20011201
6037226393    Single Family     Primary     Cash-out Refinance         Rapid         70.00      434000      6.750     20020101
6037279871    Single Family     Primary     Cash-out Refinance         Rapid         72.50      435000      6.875     20020101
6037775324         PUD          Primary          Purchase             Standard       63.29      750000      6.625     20020101
6039097537         PUD          Primary          Purchase              Rapid         80.00      304000      6.750     20011201
6039720609     Condominium      Primary         Refinance              Rapid         69.12      338700      6.750     20020101
6040490606     Two Family       Primary     Cash-out Refinance        Standard       62.58      445000      6.750     20011201
6040978501    Single Family     Primary          Purchase             Standard       80.00      520000      6.875     20011201
6044438270         PUD          Primary     Cash-out Refinance         Rapid         41.17      350000      6.875     20020101
6045869119    Single Family     Primary         Refinance              Rapid         80.00      512000      6.875     20020101
6046467152         PUD          Primary         Refinance             Reduced        66.77      641000      6.750     20020101
6047018194         PUD          Primary          Purchase             Standard       79.99      375900      6.750     20011201
6047999500         PUD          Primary     Cash-out Refinance        Reduced        55.55      450000      6.750     20020101
6049064519    Single Family     Primary         Refinance             Reduced        75.80      470000      6.875     20011201
6049983791    Single Family     Primary     Cash-out Refinance         Rapid         59.72      439000      7.250     20011201
6050101317    Single Family     Primary     Cash-out Refinance        Standard       71.21      409481      6.625     20020101
6051175203     Two Family       Primary         Refinance              Rapid         75.00      697500      6.750     20011201
6052899991    Single Family     Primary     Cash-out Refinance        Standard       78.43      400000      7.000     20011201
6054061103    Single Family     Primary         Refinance             Reduced        21.25      340000      6.500     20011201
6056271759    Single Family     Primary     Cash-out Refinance        Reduced        78.23      332500      7.000     20020101
6057700863     Condominium      Primary          Purchase             Reduced        80.00      444000      6.875     20011201
6059067915    Single Family     Primary         Refinance             Reduced        75.55      340000      7.250     20020101
6059949583    Single Family     Primary         Refinance              Rapid         76.46      497000      6.750     20011201
6065156470    Single Family     Primary         Refinance              Rapid         55.13      317000      6.875     20011201
6065553833    Single Family     Primary         Refinance             Standard       80.00      599200      7.000     20011201
6065730449    Single Family     Primary     Cash-out Refinance        Standard       41.70      500500      6.750     20020101
6066683514         PUD          Primary     Cash-out Refinance         Rapid         68.42      479000      6.625     20020101
6067803681    Single Family     Primary         Refinance              Rapid         41.75      334000      7.000     20011201
6067898483         PUD          Primary         Refinance             Reduced        70.14      470000      7.250     20020101
6068091559    Single Family     Primary         Refinance              Rapid         63.46      555300      6.625     20011201
6068429742         PUD          Primary          Purchase              Rapid         45.64      500000      6.625     20020101
6069693460    Single Family     Primary          Purchase              Rapid         56.52      650000      7.000     20011201
6069745252    Single Family     Primary         Refinance              Rapid         41.11      405000      6.750     20011201
6072114918    Single Family     Primary         Refinance             Reduced        40.81      500000      7.000     20020101
6072361790    Single Family     Primary         Refinance             Reduced        64.26      392000      6.500     20011201
6072858225     Two Family       Primary         Refinance             Standard       60.35      437600      6.875     20011201
6073884725    Single Family     Primary     Cash-out Refinance         Rapid         69.30      700000      6.875     20020101
6076713186    Single Family    Secondary        Refinance             Reduced        75.80      401000      6.875     20011201
6077004288    Single Family     Primary          Purchase              Rapid         80.00      308000      6.625     20020101
6077452354    Single Family     Primary          Purchase              Rapid         80.00      372000      6.625     20011201
6078557896     Two Family       Primary         Refinance             Standard       70.27      650000      6.875     20020101
6078875314         PUD          Primary         Refinance              Rapid         60.54      405674      7.000     20011201
6079747157    Single Family    Secondary         Purchase             Standard       80.00      303200      6.875     20011201
6080525824         PUD          Primary          Purchase             Standard       80.00      377600      7.000     20020101
6081003946    Single Family     Primary     Cash-out Refinance        Reduced        60.72      337027      6.875     20011201
6082172484    Single Family     Primary         Refinance              Rapid         62.43      640000      6.875     20020101
6082877249         PUD          Primary     Cash-out Refinance        Reduced        75.00      397500      6.875     20020101
6084286993    Single Family     Primary          Purchase              Rapid         79.99      383900      6.750     20020101
6086312367         PUD          Primary          Purchase             Standard       80.00      330800      6.875     20020101
6089408634    Single Family     Primary         Refinance              Rapid         61.22      439000      6.750     20011201
6092766911    Single Family     Primary     Cash-out Refinance        Standard       74.62      500000      7.000     20011201
6092981007         PUD          Primary         Refinance              Rapid         66.66     1000000      6.750     20020101
6094091896    Single Family     Primary          Purchase             Standard       80.00      408000      6.750     20011201
6096547804         PUD          Primary         Refinance              Rapid         67.57      412200      6.625     20011201
6097102542     Condominium      Primary     Cash-out Refinance        Reduced        70.00      490000      6.875     20020101
6097752395    Single Family     Primary     Cash-out Refinance        Standard       55.33      415000      6.750     20020101
6098810416    Single Family     Primary         Refinance             Standard       60.00      930000      7.000     20011201
6099870393    Single Family     Primary          Purchase             Standard       80.00      610781      6.625     20020101
6100165510         PUD         Secondary        Refinance              Rapid         65.49      334000      6.625     20020101
6101577853         PUD          Primary          Purchase              Rapid         41.88      400000      6.625     20011201
6101890793    Single Family    Secondary        Refinance              Rapid         47.13      707000      6.875     20020101
6102535009         PUD          Primary         Refinance          All Ready Home    38.88      700000      6.875     20020101
6104964793    Single Family     Primary          Purchase             Standard       76.50      516400      6.750     20011201
6107225556    Single Family     Primary          Purchase              Rapid         80.00      335200      6.750     20011201
6107964055    Single Family     Primary          Purchase             Standard       80.00      330400      6.875     20020101
6109128071    Single Family     Primary          Purchase              Rapid         80.00      370400      6.750     20020101
6109451119     Condominium      Primary         Refinance              Rapid         65.74      355000      7.250     20011201
6110488720    Single Family     Primary         Refinance              Rapid         47.45      522000      7.125     20020101
6110624019         PUD          Primary         Refinance              Rapid         79.96      495000      6.750     20011201
6111959497    Single Family     Primary          Purchase             Reduced        80.00      447200      7.000     20020101
6112067464     Condominium      Primary          Purchase              Rapid         80.00      496000      7.250     20011201
6112643983    Single Family     Primary          Purchase             Reduced        80.00      444000      6.625     20020101
6113114307    Single Family     Primary     Cash-out Refinance         Rapid         64.75      395000      6.875     20011201
6115355197    Single Family     Primary         Refinance             Reduced        54.35      394051      6.750     20011201
6115938794    Single Family     Primary          Purchase             Reduced        79.09      698400      6.750     20020101
6116356046    Single Family     Primary          Purchase              Rapid         75.00      960000      6.875     20011201
6120916926         PUD          Primary         Refinance              Rapid         64.72     1000000      6.500     20020101
6121135575    Single Family     Primary     Cash-out Refinance        Standard       69.49      360000      7.000     20020101
6252439887    Single Family     Primary         Refinance             Reduced        19.16      479000      7.125     20020101
6254120543    Single Family     Primary     Cash-out Refinance        Standard       79.05      336000      7.125     20020101
6333648613         PUD          Primary         Refinance              Rapid         75.00      768750      6.625     20011201
6335244619     Condominium      Primary     Cash-out Refinance         Rapid         53.76      336000      6.625     20011201
6419282220     Two Family       Investor    Cash-out Refinance        Standard       70.00      455000      7.375     20011201
6424207451         PUD          Primary          Purchase             Standard       80.00      911200      7.250     20011201
6446516996         PUD          Primary          Purchase              Rapid         79.99      328850      6.750     20020101
6500149221    Single Family     Primary         Refinance              Rapid         79.07      514000      7.250     20011201
6563451290    Single Family     Primary          Purchase             Reduced        79.99      409200      7.000     20020101
6564573787    Single Family     Primary     Cash-out Refinance        Reduced        44.00      440000      6.750     20020101
6566170921    Single Family     Primary          Purchase             Reduced        80.00      351200      6.625     20020101
6566722192         PUD          Primary          Purchase             Reduced        80.00      448000      6.750     20020101
6567018186    Single Family     Primary          Purchase             Standard       80.00      420000      6.750     20020101
6569423772         PUD          Primary         Refinance              Rapid         45.19      400000      6.750     20011201
6569691667         PUD          Primary          Purchase             Standard       79.99      409850      7.375     20020101
6569952051    Single Family     Primary          Purchase              Rapid         80.00      467000      6.625     20020101
6570942091    Single Family     Primary     Cash-out Refinance        Standard       51.61      400000      6.750     20020101
6572095591    Single Family     Primary          Purchase             Standard       79.99      313450      6.750     20011201
6573034201    Single Family     Primary          Purchase              Rapid         80.00      348000      6.750     20011201
6573698427         PUD          Primary         Refinance              Rapid         52.64      895000      7.000     20020101
6575606352    Single Family     Primary          Purchase              Rapid         80.00      382400      6.750     20020101
6576900465    Single Family     Primary          Purchase              Rapid         80.00      328000      6.625     20020101
6577098715    Single Family     Primary     Cash-out Refinance         Rapid         57.97      400000      7.000     20011201
6577188235    Single Family     Primary          Purchase             Standard       80.00      396800      6.750     20011201
6577351833    Single Family     Primary         Refinance              Rapid         54.93      412000      6.625     20020101
6579089035    Single Family     Primary          Purchase              Rapid         90.00      369000      6.875     20011201
6579410850    Single Family     Primary          Purchase             Reduced        79.80      336701      6.875     20011201
6579641769    Single Family     Primary     Cash-out Refinance        Standard       50.00      487500      6.750     20020101
6580017165    Single Family     Primary     Cash-out Refinance        Standard       59.36      712400      6.875     20020101
6580806914    Single Family     Primary     Cash-out Refinance         Rapid         61.07      427500      6.875     20011201
6583101594    Single Family     Primary         Refinance              Rapid         74.75      385000      7.000     20020101
6583821365    Single Family     Primary          Purchase             Standard       80.00      462400      6.750     20020101
6584445966         PUD          Primary         Refinance              Rapid         74.28      546000      6.875     20011201
6586139062         PUD          Primary     Cash-out Refinance        Standard       41.76      355000      7.250     20020101
6586582774    Single Family     Primary     Cash-out Refinance         Rapid         80.00      348000      7.250     20020101
6589428132    Single Family     Primary         Refinance             Reduced        74.25      349000      7.000     20011201
6589943510     Condominium      Primary         Refinance              Rapid         72.42      344000      6.625     20020101
6590885494         PUD          Primary     Cash-out Refinance         Rapid         73.97      344000      7.000     20011201
6592367707         PUD          Primary     Cash-out Refinance         Rapid         80.00      365600      6.875     20011201
6593214213    Single Family     Primary          Purchase              Rapid         80.00      344000      6.875     20020101
6593721209    Single Family     Primary         Refinance              Rapid         56.75      315000      6.750     20011201
6593950055    Single Family     Primary     Cash-out Refinance         Rapid         77.25      394000      7.000     20020101
6595627305    Single Family     Primary         Refinance             Standard       77.20      386000      6.625     20011201
6595925592    Single Family     Primary     Cash-out Refinance         Rapid         46.93      345000      7.000     20020101
6598492210    Single Family     Primary         Refinance              Rapid         76.67      700000      6.875     20020101
6598661723         PUD          Primary         Refinance              Rapid         50.00      750000      6.750     20011201
6600431875    Single Family     Primary         Refinance             Standard       79.12      360000      6.875     20020101
6601993352    Single Family     Primary          Purchase              Rapid         53.90      358500      6.750     20011201
6603139418    Single Family     Primary     Cash-out Refinance         Rapid         36.36      400000      6.875     20011201
6603948586    Single Family     Primary         Refinance             Standard       50.00      330000      6.500     20020101
6605023644    Single Family     Primary     Cash-out Refinance         Rapid         73.33      330000      6.500     20020101
6606851696    Single Family     Primary         Refinance              Rapid         64.48      374000      7.000     20011201
6609074213    Single Family     Primary         Refinance              Rapid         76.19      400000      7.125     20011201
6609084923         PUD          Primary     Cash-out Refinance        Standard       72.33      400000      6.625     20011201
6610606581    Single Family     Primary          Purchase              Rapid         79.99      680700      6.375     20020101
6611824332    Single Family     Primary          Purchase              Rapid         80.00      712000      6.625     20011201
6612278025    Single Family     Primary     Cash-out Refinance         Rapid         80.00      371200      6.750     20020101
6613610119     Two Family       Primary         Refinance             Standard       57.00      513000      6.625     20011201
6618143793         PUD          Primary         Refinance              Rapid         70.00      468300      7.000     20020101
6620436474    Single Family     Primary         Refinance              Rapid         80.00      372000      6.750     20011201
6621597894    Single Family     Primary         Refinance              Rapid         51.48      329000      6.625     20020101
6623648844         PUD          Primary          Purchase             Standard       79.99      587900      6.500     20020101
6625593964    Single Family     Primary     Cash-out Refinance         Rapid         56.21      425000      6.625     20020101
6625996118         PUD          Primary         Refinance             Reduced        65.41      435000      7.125     20011201
6633353955    Single Family     Primary          Purchase              Rapid         66.10      390000      6.750     20011201
6633534919    Single Family     Primary         Refinance          All Ready Home    36.50      365000      6.500     20011201
6634044488         PUD          Primary     Cash-out Refinance        Standard       60.74      325000      6.875     20011201
6634800699    Single Family     Primary          Purchase             Standard       79.95      666000      7.250     20020101
6635697342    Single Family     Primary          Purchase             Standard       80.00      399200      6.750     20020101
6639519153         PUD          Primary          Purchase             Standard       80.00      640000      6.750     20020101
6640061989    Single Family     Primary         Refinance             Standard       62.90      390000      6.875     20011201
6640555329    Single Family     Primary         Refinance              Rapid         64.28      360000      6.750     20011201
6641245151    Single Family     Primary     Cash-out Refinance        Standard       55.69      660000      7.250     20011201
6641615775    Single Family    Secondary        Refinance              Rapid         54.61      355000      6.875     20020101
6642321290    Single Family     Primary         Refinance             Reduced        54.83      425000      6.875     20011201
6644411966    Single Family     Primary         Refinance             Standard       80.00      344000      6.875     20020101
6645354926     Condominium      Primary          Purchase              Rapid         79.99      455900      6.750     20020101
6645358844    Single Family     Primary     Cash-out Refinance         Rapid         56.52      325000      7.000     20020101
6647364071    Single Family     Primary         Refinance             Standard       79.04      664000      6.875     20020101
6649392328    Single Family     Primary         Refinance             Standard       44.45      889000      6.875     20011201
6650864702    Single Family     Primary     Cash-out Refinance        Standard       53.76      500000      6.750     20011201
6651185651    Single Family     Primary         Refinance             Reduced        64.32      431000      7.000     20011201
6653015054    Single Family     Primary         Refinance             Standard       80.00      360000      6.750     20011201
6653468295    Single Family     Primary     Cash-out Refinance        Standard       48.64      360000      6.875     20011201
6653730835    Single Family     Primary         Refinance             Reduced        49.93      394500      7.000     20020101
6654894309    Single Family     Primary         Refinance              Rapid         55.08      556400      6.875     20020101
6655063581    Single Family     Primary     Cash-out Refinance        Standard       53.47      500000      7.000     20020101
6655856851    Single Family     Primary         Refinance              Rapid         68.90      465100      7.250     20011201
6656480610    Single Family     Primary     Cash-out Refinance         Rapid         48.61      316000      6.875     20020101
6657225220    Single Family    Secondary         Purchase              Rapid         69.93      862000      6.875     20020101
6659552191    Single Family     Primary         Refinance              Rapid         61.55      554000      6.625     20011201
6661396488    Single Family     Primary     Cash-out Refinance        Standard       73.17      450000      7.000     20020101
6662669776         PUD          Primary          Purchase              Rapid         78.73      744000      6.875     20011201
6664434237    Single Family     Primary     Cash-out Refinance        Standard       62.77      452000      6.625     20020101
6664886279    Single Family     Primary          Purchase             Standard       74.21      400000      6.500     20011201
6665351125    Single Family     Primary     Cash-out Refinance         Rapid         73.63      405000      6.875     20011201
6665776073         PUD          Primary          Purchase             Standard       79.99      568203      6.750     20011201
6667468232    Single Family     Primary     Cash-out Refinance        Standard       75.00      425250      6.750     20020101
6668741645         PUD          Primary     Cash-out Refinance         Rapid         75.89      337750      6.875     20020101
6671865886    Single Family     Primary         Refinance              Rapid         68.49      500000      6.500     20020101
6673190721    Single Family     Primary         Refinance             Standard       77.50      930000      6.875     20011201
6673302300    Single Family     Primary         Refinance             Standard       36.11      325000      7.000     20020101
6674943896    Single Family     Primary          Purchase             Standard       80.00      583200      6.500     20020101
6678463560    Single Family     Primary         Refinance              Rapid         47.69      310000      6.625     20011201
6678655876    Single Family     Primary         Refinance             Standard       76.68      625000      7.250     20011201
6681706179    Single Family     Primary         Refinance              Rapid         55.74      641100      6.875     20020101
6682040693    Single Family     Primary         Refinance              Rapid         65.40      399000      6.875     20011201
6682434508         PUD          Primary         Refinance             Standard       64.51     1000000      6.875     20011201
6685405117    Single Family     Primary         Refinance             Reduced        65.40      327000      6.500     20011201
6687152832    Single Family     Primary     Cash-out Refinance         Rapid         40.25      310000      6.625     20011201
6687247517    Single Family     Primary         Refinance              Rapid         43.87      351000      6.875     20020101
6687693843     Two Family       Primary     Cash-out Refinance        Standard       66.66      500000      6.750     20020101
6688875472    Single Family     Primary          Purchase             Standard       80.00      454400      7.000     20020101
6689071550    Single Family     Primary     Cash-out Refinance         Rapid         75.00      318750      7.000     20011201
6689292487    Single Family     Primary     Cash-out Refinance         Rapid         29.19      400000      6.750     20020101
6689736491    Single Family     Primary     Cash-out Refinance        Standard       61.53      400000      6.750     20011201
6691624305         PUD          Primary         Refinance              Rapid         80.00      401600      6.625     20011201
6693159771    Single Family     Primary     Cash-out Refinance         Rapid         30.40      380000      6.625     20020101
6695874807    Single Family     Investor    Cash-out Refinance        Standard       45.87      400000      6.750     20011201
6696088175    Single Family     Primary     Cash-out Refinance         Rapid         64.20      404500      6.750     20011201
6696602652    Single Family     Primary     Cash-out Refinance        Standard       40.00     1000000      6.875     20020101
6696810362         PUD         Secondary        Refinance              Rapid         57.14     1000000      6.625     20020101
6698786982    Single Family     Primary         Refinance              Rapid         64.67      401000      6.875     20020101
6698922926    Single Family     Primary         Refinance              Rapid         79.25      535000      6.625     20011201
6699278807         PUD          Primary          Purchase             Standard       79.99      419900      6.625     20020101
6701357029    Single Family     Primary         Refinance          All Ready Home    76.93      704000      6.500     20011201
6701789957    Single Family     Primary          Purchase             Standard       75.00      314250      6.750     20020101
6701843663    Single Family     Primary         Refinance              Rapid         76.46      432000      7.000     20020101
6702979813    Single Family     Primary     Cash-out Refinance        Standard       62.72      392000      6.875     20020101
6703556495    Single Family     Primary     Cash-out Refinance         Rapid         68.50      616500      6.375     20020101
6704290052    Single Family     Primary         Refinance              Rapid         47.99      335000      6.875     20011201
6706233134    Single Family     Primary          Purchase             Standard       75.00      765000      6.375     20020101
6709216987         PUD          Primary     Cash-out Refinance        Standard       56.60      450000      6.750     20011201
6710978740    Single Family     Primary         Refinance              Rapid         75.36      417500      7.125     20011201
6711162013    Single Family     Primary     Cash-out Refinance        Standard       71.56      365000      7.000     20020101
6711177946    Single Family     Primary         Refinance             Reduced        48.37      312000      6.625     20011201
6714417778    Single Family     Primary         Refinance             Reduced        32.18      354000      6.750     20020101
6716676876     Condominium      Primary         Refinance              Rapid         64.13      465000      7.375     20020101
6717834730    Single Family     Primary     Cash-out Refinance        Standard       13.79      400000      6.750     20020101
6719189661    Single Family     Primary         Refinance              Rapid         75.75      375000      6.625     20020101
6722211932    Single Family     Primary         Refinance              Rapid         53.61      705000      7.250     20011201
6722293930         PUD          Primary         Refinance             Standard       79.48      310000      6.875     20011201
6723853559    Single Family     Primary         Refinance              Rapid         67.50      411800      7.500     20011201
6725246471    Single Family     Primary         Refinance             Standard       43.29      372362      7.000     20020101
6725740135         PUD          Primary          Purchase              Rapid         69.44      500000      6.625     20020101
6725749797    Single Family     Primary         Refinance             Reduced        69.46      580000      6.750     20011201
6727338953         PUD          Primary     Cash-out Refinance         Rapid         68.14      460000      6.750     20020101
6727722412         PUD          Primary         Refinance             Standard       60.49      369000      6.750     20020101
6728450005    Single Family     Primary     Cash-out Refinance         Rapid         71.62      308000      6.750     20011201
6730017123         PUD          Primary         Refinance             Standard       37.21      428000      6.375     20011201
6732194193    Single Family     Primary          Purchase              Rapid         70.00      322000      6.875     20020101
6732647117    Single Family     Primary          Purchase              Rapid         80.00      540000      6.500     20020101
6732661449         PUD          Primary         Refinance          All Ready Home    57.14      600000      6.875     20020101
6733765900    Single Family     Primary         Refinance              Rapid         56.32      445000      6.750     20011201
6733833831    Single Family     Primary         Refinance             Reduced        78.29      368000      6.875     20020101
6735803519    Single Family     Primary         Refinance              Rapid         48.83      732500      7.000     20020101
6736503837    Single Family     Primary     Cash-out Refinance        Reduced        52.11      370000      6.625     20020101
6738286746    Single Family     Primary         Refinance              Rapid         58.58      498000      6.750     20020101
6740746372     Two Family       Investor         Purchase             Standard       74.78      445000      6.750     20020101
6742921098    Single Family     Primary         Refinance              Rapid         66.62      499000      6.875     20020101
6743788496    Single Family     Primary          Purchase             Standard       80.00      600000      7.500     20011201
6745030731         PUD          Primary         Refinance             Standard       80.00      448800      7.375     20020101
6745615846    Single Family     Primary          Purchase              Rapid         80.00      496000      6.625     20011201
6745901006    Single Family     Primary         Refinance             Reduced        51.53      453000      6.625     20011201
6746312856    Single Family     Primary         Refinance             Standard       37.14      520000      6.750     20011201
6746581310         PUD          Primary         Refinance             Standard       74.52      354000      6.875     20020101
6747673868         PUD          Primary         Refinance             Reduced        47.92      358000      6.750     20020101
6749535735    Single Family     Primary         Refinance             Standard       70.21      323000      6.750     20020101
6750988013    Single Family     Primary          Purchase             Reduced        79.02      324800      6.875     20011201
6751115913    Single Family    Secondary    Cash-out Refinance        Standard       56.00      700000      7.125     20020101
6751290286    Single Family     Primary         Refinance              Rapid         80.00      460000      7.000     20020101
6753278966    Single Family     Primary         Refinance              Rapid         38.23      650000      6.875     20020101
6754298740    Single Family     Primary     Cash-out Refinance         Rapid         57.69      750000      6.625     20011201
6756048804     Condominium      Primary          Purchase             Standard       90.00      425250      7.000     20020101
6759046037    Single Family     Primary     Cash-out Refinance         Rapid         80.00      400000      6.750     20011201
6759355610    Single Family     Primary          Purchase             Standard       74.98      397400      6.625     20020101
6761204871     Condominium     Secondary    Cash-out Refinance         Rapid         64.59      316500      6.875     20011201
6762128061    Single Family     Primary          Purchase              Rapid         80.00      380000      6.750     20011201
6762232749         PUD          Primary          Purchase              Rapid         80.00      333600      6.625     20011201
6763935936    Single Family     Primary     Cash-out Refinance        Standard       49.52      780000      7.000     20020101
6766787391    Single Family     Primary         Refinance              Rapid         75.71      473200      6.750     20020101
6769267920         PUD          Primary     Cash-out Refinance        Reduced        73.71      345000      6.875     20020101
6775298653    Single Family     Primary         Refinance              Rapid         58.62      850000      6.875     20020101
6776780238    Single Family     Primary         Refinance              Rapid         55.00      385000      6.500     20011201
6779321287    Single Family     Primary          Purchase              Rapid         69.28      379000      6.625     20011201
6779741971         PUD          Primary          Purchase             Reduced        79.90      594400      6.750     20020101
6782347899    Single Family     Primary         Refinance              Rapid         75.77      322026      6.500     20020101
6785075026    Single Family     Primary         Refinance             Reduced        75.33      339000      7.000     20011201
6786205531    Single Family     Primary         Refinance              Rapid         78.79      457000      7.000     20020101
6787577029    Single Family     Primary         Refinance             Standard       80.00      504000      7.125     20011201
6787855011    Single Family     Primary         Refinance             Standard       68.00      544000      6.875     20011201
6788047808    Single Family     Primary         Refinance              Rapid         45.56      360000      6.875     20011201
6788537212         PUD          Primary         Refinance             Standard       69.76      750000      6.750     20011201
6789017313    Single Family     Primary     Cash-out Refinance         Rapid         40.00      540000      6.875     20020101
6789170328    Single Family     Primary         Refinance             Standard       80.00      463200      6.625     20011201
6789176077    Single Family     Primary         Refinance          All Ready Home    25.29      430000      6.750     20020101
6790710773    Single Family     Primary         Refinance              Rapid         78.24      554000      6.500     20011201
6791607788    Single Family     Primary         Refinance          All Ready Home    78.05      601000      6.750     20011201
6792075399    Single Family     Primary         Refinance              Rapid         71.42      350000      6.875     20020101
6792915073    Single Family     Primary          Purchase              Rapid         70.00      344750      6.750     20020101
6793521441     Condominium      Primary     Cash-out Refinance        Standard       61.87      430000      6.875     20011201
6796162581    Single Family    Secondary         Purchase             Standard       79.98      368600      7.000     20011201
6796307665    Single Family     Primary     Cash-out Refinance         Rapid         50.37      335000      6.750     20020101
6797485254    Single Family     Primary         Refinance             Standard       74.68      534000      7.000     20011201
6798265234         PUD          Primary     Cash-out Refinance        Standard       67.87      750000      7.000     20020101
6800392000    Single Family     Primary     Cash-out Refinance         Rapid         73.52      348500      6.625     20020101
6800424027    Single Family     Primary          Purchase             Standard       80.00      360000      7.000     20011201
6801906741    Single Family     Primary          Purchase              Rapid         80.00      407200      6.750     20011201
6802824646         PUD          Primary         Refinance          All Ready Home    54.22      385000      6.875     20020101
6804095518         PUD          Primary     Cash-out Refinance        Standard       36.66      385000      6.750     20020101
6804137880         PUD          Primary          Purchase              Rapid         80.00      359200      6.750     20020101
6804334388    Single Family     Primary         Refinance              Rapid         57.32      716500      7.000     20020101
6804768999    Single Family     Primary         Refinance              Rapid         72.27      397500      6.750     20011201
6805008023     Condominium      Primary         Refinance             Reduced        80.00      320000      6.875     20020101
6808113093    Single Family     Primary         Refinance             Reduced        56.25      337500      6.875     20011201
6808717927    Single Family     Primary         Refinance              Rapid         58.41      500000      6.875     20020101
6811247839    Single Family     Primary         Refinance              Rapid         46.24      326000      6.875     20011201
6813421721    Single Family     Primary          Purchase             Standard       80.00      366800      7.000     20011201
6816746843         PUD          Primary         Refinance             Reduced        61.00      305000      6.875     20011201
6816780255         PUD          Primary         Refinance              Rapid         63.82      600000      6.625     20020101
6817971747    Single Family     Primary         Refinance              Rapid         71.42      320000      6.750     20011201
6818727577    Single Family     Primary         Refinance              Rapid         22.74      307000      6.875     20011201
6820310784    Single Family     Primary     Cash-out Refinance         Rapid         55.60      417000      7.000     20011201
6825018317    Single Family     Primary     Cash-out Refinance        Reduced        55.88      570000      6.500     20020101
6825226530         PUD          Primary         Refinance              Rapid         73.33      385000      6.625     20020101
6826129345         PUD          Primary     Cash-out Refinance        Standard       55.17      400000      7.250     20011201
6828704269    Single Family     Primary         Refinance              Rapid         36.55      557500      6.500     20020101
6829124715    Single Family     Primary          Purchase              Rapid         95.00      369550      6.875     20011201
6829214441    Single Family     Primary         Refinance             Standard       78.56      333900      7.250     20020101
6831576993         PUD          Primary     Cash-out Refinance        Standard       48.52      410000      6.875     20020101
6833199661    Single Family     Primary         Refinance             Standard       64.01      620000      7.000     20011201
6834257179    Single Family     Primary         Refinance             Standard       52.33      353800      6.750     20011201
6835129187    Single Family     Primary         Refinance             Standard       73.03      325000      7.125     20011201
6835483006    Single Family     Primary     Cash-out Refinance        Standard       73.72      435000      6.875     20020101
6835885689         PUD          Primary         Refinance              Rapid         79.74      744000      6.625     20011201
6837316725    Single Family     Primary          Purchase              Rapid         80.00      320000      6.625     20011201
6841194449    Single Family     Primary     Cash-out Refinance         Rapid         44.82      390000      6.750     20011201
6841833186     Two Family       Investor        Refinance             Standard       64.00      384000      7.250     20011201
6845768933         PUD          Primary         Refinance              Rapid         52.50      827000      6.750     20020101
6847256176         PUD          Primary         Refinance              Rapid         73.95      906000      7.250     20020101
6847364764    Single Family     Primary         Refinance              Rapid         80.00      380000      6.625     20020101
6847597967         PUD          Primary         Refinance              Rapid         60.11      535000      6.750     20011201
6848920739    Single Family     Primary          Purchase              Rapid         80.00      512000      6.875     20020101
6849571804    Single Family     Primary     Cash-out Refinance         Rapid         51.92      675000      6.750     20011201
6851303567    Single Family     Primary         Refinance              Rapid         63.75      336600      7.000     20011201
6851934932         PUD         Secondary        Refinance              Rapid         72.66      545000      6.875     20011201
6852581021    Single Family     Primary          Purchase              Rapid         80.00      520000      7.000     20020101
6854213995    Single Family     Primary         Refinance             Standard       59.72      866000      6.625     20020101
6857155706         PUD          Primary         Refinance              Rapid         35.50      316000      6.750     20011201
6859323195    Single Family     Primary         Refinance              Rapid         74.56      466000      6.750     20020101
6859397595         PUD          Primary         Refinance              Rapid         58.50      430000      6.750     20011201
6859519495         PUD          Primary          Purchase             Standard       80.00      512000      7.000     20011201
6860541033    Single Family     Primary         Refinance             Reduced        77.64      660000      6.750     20020101
6861759428         PUD          Primary     Cash-out Refinance        Reduced        67.50      378000      6.875     20020101
6864798019         PUD          Primary         Refinance              Rapid         72.61      610000      6.625     20010901
6867293968    Single Family     Primary         Refinance              Rapid         33.26      524650      6.625     20020101
6868042463         PUD          Primary          Purchase             Standard       55.51      383000      6.500     20020101
6868534204         PUD          Primary         Refinance              Rapid         40.90      360000      7.000     20011201
6868925550    Single Family     Primary     Cash-out Refinance         Rapid         69.11      501100      6.625     20011201
6871086150         PUD          Primary         Refinance              Rapid         38.51      828000      6.500     20020101
6873582248         PUD          Primary         Refinance             Standard       61.11      550000      6.875     20020101
6875432533    Single Family     Primary          Purchase             Standard       80.00      310000      6.875     20020101
6878621694    Single Family     Primary         Refinance          All Ready Home    52.63     1000000      6.625     20011201
6882380683    Single Family     Primary          Purchase             Reduced        44.19      400000      6.625     20020101
6884321719    Single Family     Primary         Refinance              Rapid         25.12      750000      6.500     20020101
6884491710    Single Family     Primary     Cash-out Refinance         Rapid         54.05      500000      7.000     20020101
6885927894    Single Family     Primary         Refinance              Rapid         45.45      500000      6.875     20020101
6887898838    Single Family     Primary     Cash-out Refinance        Standard       73.88      314000      6.750     20020101
6892370211    Single Family     Primary     Cash-out Refinance         Rapid         60.15      400000      6.875     20020101
6893144102     Condominium      Primary         Refinance              Rapid         61.75      395200      6.875     20011201
6893180809         PUD          Primary          Purchase              Rapid         67.00      400000      6.875     20020101
6893845856    Single Family     Primary          Purchase             Standard       80.00      600000      6.375     20020101
6894806915    Single Family     Primary         Refinance              Rapid         66.54      750000      6.750     20020101
6895539218         PUD          Primary         Refinance             Standard       49.34      750000      6.750     20020101
6895873195    Single Family     Primary         Refinance             Reduced        75.48      305700      6.875     20020101
6896031710    Single Family     Primary         Refinance              Rapid         60.00      315000      7.000     20020101
6896729206    Single Family     Primary         Refinance              Rapid         73.64      313000      6.875     20011201
6896915359    Single Family     Primary          Purchase              Rapid         80.00      348000      6.750     20020101
6897442833    Single Family     Primary     Cash-out Refinance        Standard       68.83      485300      7.375     20020101
6897521354    Single Family     Primary         Refinance              Rapid         68.02     1000000      6.750     20020101
6897822075    Single Family     Primary         Refinance             Standard       80.00      540000      6.750     20020101
6899295155    Single Family     Primary         Refinance             Standard       68.18      750000      7.000     20011201
6900495141         PUD          Primary     Cash-out Refinance         Rapid         70.00      595700      6.875     20020101
6904317549    Single Family     Primary         Refinance              Rapid         66.25      795000      6.875     20020101
6904929103    Single Family     Primary     Cash-out Refinance        Standard       62.50      325000      6.750     20020101
6906004970    Single Family     Primary          Purchase             Standard       62.53     1000000      6.750     20020101
6906981466    Single Family     Primary          Purchase             Reduced        67.22      400000      6.500     20020101
6908560763    Single Family     Primary     Cash-out Refinance        Standard       60.74      407000      7.000     20020101
6909111368    Single Family     Primary          Purchase              Rapid         80.00      400000      6.875     20011201
6909684497    Single Family     Primary         Refinance             Standard       67.97      730000      6.875     20011201
6910102307         PUD          Primary         Refinance              Rapid         76.40      382000      6.875     20011201
6910550281         PUD          Primary     Cash-out Refinance         Rapid         62.89      402500      6.875     20011201
6911175765    Single Family     Primary         Refinance              Rapid         73.37      532000      6.625     20020101
6912282594         PUD          Primary     Cash-out Refinance        Standard       56.91      535000      7.375     20020101
6912326672    Single Family     Primary          Purchase              Rapid         80.00      444000      6.875     20020101
6913508526     Condominium      Primary         Refinance             Standard       78.35      380000      7.000     20011201
6914052029     Condominium      Primary          Purchase              Rapid         80.00      512000      7.000     20011201
6914563850    Single Family     Investor         Purchase             Standard       40.11      335000      6.875     20020101
6919467792    Single Family     Primary     Cash-out Refinance        Standard       72.72      400000      7.000     20020101
6923160029    Single Family     Primary          Purchase              Rapid         80.00      488800      6.625     20020101
6926284875    Single Family     Primary     Cash-out Refinance         Rapid         59.23      385000      6.625     20020101
6927905544    Single Family     Primary         Refinance              Rapid         76.10      391200      7.000     20020101
6928320826    Single Family     Primary         Refinance              Rapid         64.08      474200      6.875     20020101
6929458419    Single Family     Primary         Refinance             Reduced        50.00      500000      6.750     20011201
6930611469     Two Family       Primary          Purchase             Standard       79.74      637200      6.875     20011201
6932321638         PUD          Primary          Purchase             Standard       79.96      614500      6.625     20020101
6933342690    Single Family     Primary         Refinance              Rapid         80.00      384000      6.750     20011201
6935297025         PUD          Primary         Refinance          All Ready Home    46.35      973500      6.875     20020101
6936348991    Single Family     Primary         Refinance              Rapid         73.89      702000      6.875     20020101
6936786786    Single Family     Primary     Cash-out Refinance        Standard       67.18      430000      6.375     20020101
6937419791         PUD          Primary         Refinance             Reduced        48.33      435000      6.625     20020101
6939295140   High-Rise Condo    Primary          Purchase             Reduced        80.00      316000      6.625     20020101
6941286889     Condominium      Primary         Refinance             Standard       78.00      390000      6.750     20011201
6943730223    Single Family     Primary     Cash-out Refinance        Standard       65.00      390000      7.000     20011201
6948881468    Single Family     Primary         Refinance              Rapid         75.00      345000      7.250     20011201
6949710336    Single Family     Primary     Cash-out Refinance         Rapid         53.03      350000      6.875     20020101
6950144532    Single Family     Primary         Refinance              Rapid         79.54      525000      6.875     20020101
6952113840    Single Family     Primary         Refinance              Rapid         80.00      344000      6.750     20020101
6953022941    Single Family     Primary     Cash-out Refinance        Standard       70.00      630000      7.000     20011201
6954744741    Single Family     Primary         Refinance              Rapid         80.00      720000      6.750     20011201
6955122970    Single Family     Primary          Purchase              Rapid         65.88      480000      6.625     20011201
6955400889         PUD          Primary         Refinance             Standard       44.53      314000      6.875     20011201
6955637316         PUD          Primary         Refinance              Rapid         78.12      500000      6.875     20011201
6959474880         PUD          Primary     Cash-out Refinance        Reduced        55.38      360000      6.875     20020101
6960359971    Single Family     Primary         Refinance             Reduced        39.64      337000      6.750     20020101
6962045230    Single Family     Primary          Purchase             Standard       80.00      328000      6.875     20011201
6963893372     Condominium      Primary         Refinance              Rapid         67.60      378600      6.625     20011201
6967328474    Single Family     Primary         Refinance              Rapid         68.06      650000      6.875     20011201
6970029689         PUD          Primary     Cash-out Refinance        Reduced        70.00      560000      6.875     20011201
6974224963    Single Family     Primary         Refinance             Standard       68.19      401000      7.000     20020101
6975271310    Single Family     Primary          Purchase             Reduced        80.00      364320      6.625     20020101
6977781654    Single Family     Primary     Cash-out Refinance        Standard       48.55      353000      6.500     20011201
6979598452    Single Family     Primary         Refinance             Standard       30.60      688584      6.750     20020101
6980043316     Two Family       Primary     Cash-out Refinance        Standard       70.00      455000      6.500     20011201
6980908344    Single Family     Primary          Purchase             Standard       95.00      361000      6.875     20020101
6986241534    Single Family     Primary          Purchase             Standard       80.00      616000      7.000     20011201
6986797410    Single Family     Primary         Refinance             Reduced        50.81      343000      6.500     20020101
6987862775    Single Family     Primary         Refinance             Standard       76.78      334000      6.375     20011201
6989051906    Single Family     Primary         Refinance              Rapid         64.81      326000      6.875     20011201
6991658219    Single Family     Primary         Refinance              Rapid         49.33      370000      6.875     20020101
6999403824    Single Family     Primary         Refinance             Reduced        73.42      418500      7.000     20011201
6999436337    Single Family    Secondary        Refinance          All Ready Home    80.00      360000      7.000     20020101


   LOAN       MATURITY     ORIG    MONTHLY      PAYMENT    REMAINING    SCHEDULED              APPRAISAL    SALES
  NUMBER        DATE       TERM      P&I       DUE DATE      TERM           PB         FICO      VALUE      PRICE
-----------------------------------------------------------------------------------------------------------------------------
0029785730    20310901     360     3,093.54    20011201       357        446,871.24    742       630,000    559,900
0099133993    20310801     360     2,324.33    20020101       356        343,886.56    758       525,000       -
0099147365    20310901     360     2,455.84    20011201       357        359,152.38    718       465,000       -
6000399631    20311201     360     2,205.24    20020101       360        340,000.00    719       585,000    579,000
6002427034    20311201     360     2,286.12    20020101       360        348,000.00    673       435,000    435,000
6002459581    20211201     240     3,041.46    20020101       240        400,000.00    722       555,000       -
6004388846    20311101     360     3,577.45    20011201       359        530,575.36    749       765,000       -
6005856692    20311201     360     3,745.82    20020101       360        585,000.00    713       920,000       -
6006791195    20311101     360     2,208.50    20020101       359        353,671.63    797       504,000    504,000
6007866947    20311201     360     3,255.97    20020101       360        502,000.00    781     1,300,000       -
6007905372    20311101     360     2,574.94    20011201       359        396,658.19    663       575,000       -
6008649367    20311201     360     2,874.59    20020101       360        443,200.00    712       554,000    554,000
6010080155    20311201     360     2,224.88    20020101       360        352,000.00    791       440,000    440,000
6011635965    20311201     360     3,137.27    20020101       360        483,700.00    761       800,000       -
6013711566    20311201     360     2,179.30    20020101       360        336,000.00    766       425,000    420,897
6016035211    20311201     360     2,438.34    20020101       360        366,500.00    799       550,000       -
6016357409    20311101     360     3,326.52    20011201       359        499,590.15    717     1,550,000       -
6019388807    20311201     360     2,890.49    20020101       360        440,000.00    787       667,000       -
6019754529    20311201     360     3,240.34    20020101       360        475,000.00    761       700,000       -
6020981269    20311201     360     2,354.42    20020101       360        363,000.00    769       495,000       -
6021128183    20311201     360     3,507.98    20020101       360        555,000.00    767     1,515,000    400,000
6023011866    20311201     360     3,437.57    20020101       360        530,000.00    777       820,000       -
6023583096    20311101     360     5,986.27    20011201       359        910,484.43    796     1,600,000    215,000
6024177518    20311201     360     2,249.99    20020101       360        342,500.00    770       475,000       -
6027067302    20311201     360     3,573.70    20020101       360        544,000.00    729       680,000    680,000
6027077285    20311101     360     2,561.25    20011201       359        399,647.08    677       510,000       -
6028123682    20311101     360     2,461.62    20011201       359        369,696.71    767       725,000       -
6030307935    20311201     360     2,272.98    20020101       360        346,000.00    680       470,000       -
6030834086    20311101     360     2,905.72    20011201       359        447,614.28    711       560,000    560,000
6032200138    20311101     360     3,731.36    20011201       359        567,522.81    780       710,000       -
6032313386    20311101     360     2,801.81    20020101       359        426,141.68    750       585,000    585,000
6033355709    20311101     360     2,529.54    20011201       359        389,664.21    666       700,000       -
6034928686    20311201     360     3,560.13    20020101       360        556,000.00    772       695,000       -
6035038147    20311101     360     2,771.85    20011201       359        426,992.05    790       540,000    534,240
6035996005    20311101     360     3,499.50    20011201       359        525,568.83    779       775,000       -
6036960257    20311101     360     2,337.14    20011201       359        364,677.96    752       545,000       -
6037226393    20311201     360     2,814.92    20020101       360        434,000.00    737       620,000       -
6037279871    20311201     360     2,857.65    20020101       360        435,000.00    744       600,000       -
6037775324    20311201     360     4,802.34    20020101       360        750,000.00    720     1,185,000    184,994
6039097537    20311101     360     1,971.74    20011201       359        303,738.26    795       382,000    380,000
6039720609    20311201     360     2,196.81    20020101       360        338,700.00    819       490,000       -
6040490606    20311101     360     2,886.27    20011201       359        444,616.86    776       711,000       -
6040978501    20311101     360     3,416.03    20020101       359        519,563.14    713       650,000    650,000
6044438270    20311201     360     2,299.26    20020101       360        350,000.00    790       850,000       -
6045869119    20311201     360     3,363.48    20020101       360        512,000.00    770       640,000       -
6046467152    20311201     360     4,157.52    20020101       360        641,000.00    760       960,000       -
6047018194    20311101     360     2,438.09    20020101       359        375,576.35    641       480,000    469,900
6047999500    20311201     360     2,918.70    20020101       360        450,000.00    745       810,000       -
6049064519    20311101     360     3,087.57    20011201       359        469,605.14    695       620,000       -
6049983791    20311101     360     2,994.76    20011201       359        438,657.53    729       735,000       -
6050101317    20311201     360     2,621.96    20020101       360        409,481.00    808       575,000       -
6051175203    20311101     360     4,523.98    20011201       359        696,899.46    716       930,000       -
6052899991    20311101     360     2,661.22    20011201       359        399,672.11    647       510,000       -
6054061103    20311101     360     2,149.04    20011201       359        339,692.63    813     1,600,000       -
6056271759    20311201     360     2,212.14    20020101       360        332,500.00    739       425,000       -
6057700863    20311101     360     2,916.77    20011201       359        443,626.98    777       555,000    555,000
6059067915    20311201     360     2,319.40    20020101       360        340,000.00    730       450,000       -
6059949583    20311101     360     3,223.54    20011201       359        496,572.09    701       650,000       -
6065156470    20311101     360     2,082.47    20011201       359        316,733.68    765       575,000       -
6065553833    20311101     360     3,986.50    20011201       359        598,708.83    798       749,000       -
6065730449    20311201     360     3,246.24    20020101       360        500,500.00    674     1,200,000       -
6066683514    20311201     360     3,067.09    20020101       360        479,000.00    772       700,000       -
6067803681    20311101     360     2,222.12    20020101       359        333,726.21    771       800,000       -
6067898483    20311201     360     3,206.23    20020101       360        470,000.00    764       670,000       -
6068091559    20311101     360     3,555.65    20011201       359        554,810.07    755       875,000       -
6068429742    20311201     360     3,201.56    20020101       360        500,000.00    807     1,100,000    095,416
6069693460    20311101     360     4,324.47    20011201       359        649,467.20    772     1,150,000    150,000
6069745252    20311101     360     2,626.83    20011201       359        404,651.30    779       985,000       -
6072114918    20311201     360     3,326.52    20020101       360        500,000.00    755     1,225,000       -
6072361790    20311101     360     2,477.71    20011201       359        391,645.62    727       610,000       -
6072858225    20311101     360     2,874.73    20011201       359        437,232.35    675       725,000       -
6073884725    20311201     360     4,598.51    20020101       360        700,000.00    733     1,010,000       -
6076713186    20311101     360     2,634.29    20011201       359        400,663.11    720       529,000       -
6077004288    20311201     360     1,972.16    20020101       360        308,000.00    722       395,000    385,000
6077452354    20311101     360     2,381.96    20011201       359        371,671.79    716       560,000    465,000
6078557896    20311201     360     4,270.04    20020101       360        650,000.00    765       925,000       -
6078875314    20291101     336     2,757.00    20011201       335        405,283.43    787       670,000       -
6079747157    20311101     360     1,991.81    20020101       359        302,945.27    707       382,000    379,000
6080525824    20311201     360     2,512.19    20020101       360        377,600.00    699       475,000    472,000
6081003946    20311101     360     2,214.03    20011201       359        336,743.85    755       555,000       -
6082172484    20311201     360     4,204.35    20020101       360        640,000.00    790     1,025,000       -
6082877249    20311201     360     2,611.30    20020101       360        397,500.00    702       530,000       -
6084286993    20311201     360     2,489.97    20020101       360        383,900.00    785       480,000    479,900
6086312367    20311201     360     2,173.13    20020101       360        330,800.00    670       413,500    413,500
6089408634    20311101     360     2,847.35    20011201       359        438,622.03    783       717,000       -
6092766911    20311101     360     3,326.52    20011201       359        499,590.15    660       670,000       -
6092981007    20311201     360     6,485.99    20020101       360       ,000,000.00    702     1,500,000       -
6094091896    20311101     360     2,646.29    20011201       359        407,648.71    780       510,000    510,000
6096547804    20311101     360     2,639.37    20011201       359        411,836.32    795       610,000       -
6097102542    20261201     300     3,424.25    20020101       300        490,000.00    735       700,000       -
6097752395    20311201     360     2,691.69    20020101       360        415,000.00    770       750,000       -
6098810416    20311101     360     6,187.32    20011201       359        929,237.68    786     1,550,000       -
6099870393    20311201     360     3,910.90    20020101       360        610,781.00    749       765,000    763,476
6100165510    20311201     360     2,138.64    20020101       360        334,000.00    746       510,000       -
6101577853    20311101     360     2,561.25    20011201       359        399,647.08    725       955,000    955,000
6101890793    20311201     360     4,644.49    20020101       360        707,000.00    732     1,500,000       -
6102535009    20311201     360     4,598.51    20020101       360        700,000.00    820     1,800,000       -
6104964793    20311101     360     3,349.37    20011201       359        515,955.38    698       675,000    675,000
6107225556    20311101     360     2,174.11    20020101       359        334,911.39    753       430,000    419,000
6107964055    20311201     360     2,170.50    20020101       360        330,400.00    753       417,000    413,000
6109128071    20311201     360     2,402.41    20020101       360        370,400.00    770       463,000    463,000
6109451119    20311101     360     2,421.73    20011201       359        354,723.06    746       540,000       -
6110488720    20311201     360     3,516.82    20020101       360        522,000.00    727     1,100,000       -
6110624019    20311101     360     3,210.57    20011201       359        494,573.81    768       619,000       -
6111959497    20311201     360     2,975.24    20020101       360        447,200.00    745       559,000    559,000
6112067464    20311101     360     3,383.60    20011201       359        495,613.07    712       620,000    620,000
6112643983    20311201     360     2,842.99    20020101       360        444,000.00    796       572,000    555,000
6113114307    20311101     360     2,594.87    20020101       359        394,668.15    717       610,000       -
6115355197    20311101     360     2,555.81    20011201       359        393,711.73    715       725,000       -
6115938794    20311201     360     4,529.81    20020101       360        698,400.00    693       925,000    883,000
6116356046    20311101     360     6,306.52    20011201       359        959,193.48    731     1,280,000    280,000
6120916926    20311201     360     6,320.69    20020101       360       ,000,000.00    766     1,545,000       -
6121135575    20311201     360     2,395.09    20020101       360        360,000.00    713       518,000       -
6252439887    20311201     360     3,227.12    20020101       360        479,000.00    772     2,500,000       -
6254120543    20311201     360     2,263.70    20020101       360        336,000.00    641       425,000       -
6333648613    20311101     360     4,922.40    20011201       359        768,071.74    776     1,025,000       -
6335244619    20311101     360     2,151.45    20011201       359        335,703.55    729       625,000       -
6419282220    20311101     360     3,142.58    20020101       359        454,653.77    786       650,000       -
6424207451    20311101     360     6,216.00    20011201       359        910,489.17    668     1,140,000    139,000
6446516996    20311201     360     2,132.92    20020101       360        328,850.00    733       411,100    411,095
6500149221    20311101     360     3,506.39    20011201       359        513,599.03    745       650,000       -
6563451290    20311201     360     2,722.42    20020101       360        409,200.00    776       512,000    511,503
6564573787    20311201     360     2,853.84    20020101       360        440,000.00    780     1,000,000       -
6566170921    20311201     360     2,248.78    20020101       360        351,200.00    795       439,000    439,000
6566722192    20311201     360     2,905.72    20020101       360        448,000.00    780       560,000    560,000
6567018186    20311201     360     2,724.12    20020101       360        420,000.00    695       535,000    525,000
6569423772    20311101     360     2,594.40    20011201       359        399,655.60    781       885,000       -
6569691667    20311201     360     2,830.74    20020101       360        409,850.00    668       515,000    512,321
6569952051    20311201     360     2,990.26    20020101       360        467,000.00    742       585,000    583,750
6570942091    20311201     360     2,594.40    20020101       360        400,000.00    630       775,000       -
6572095591    20311101     360     2,033.04    20011201       359        313,180.12    644       392,000    391,855
6573034201    20311101     360     2,257.13    20011201       359        347,700.37    708       435,000    435,000
6573698427    20311201     360     5,954.46    20020101       360        895,000.00    703     1,700,000       -
6575606352    20311201     360     2,480.24    20020101       360        382,400.00    737       478,000    478,000
6576900465    20311201     360     2,100.23    20020101       360        328,000.00    780       410,000    410,000
6577098715    20311101     360     2,661.22    20011201       359        399,672.11    717       690,000       -
6577188235    20311101     360     2,573.64    20011201       359        396,458.36    717       520,000    496,000
6577351833    20311201     360     2,638.09    20020101       360        412,000.00    754       750,000       -
6579089035    20311101     360     2,424.07    20011201       359        368,689.99    776       410,000    410,000
6579410850    20311101     360     2,211.89    20011201       359        336,418.13    766       422,000    421,891
6579641769    20311201     360     3,161.92    20020101       360        487,500.00    700       975,000       -
6580017165    20311201     360     4,679.97    20020101       360        712,400.00    684     1,200,000       -
6580806914    20311101     360     2,808.38    20011201       359        427,140.84    726       700,000       -
6583101594    20311201     360     2,561.42    20020101       360        385,000.00    769       515,000       -
6583821365    20311201     360     2,999.12    20020101       360        462,400.00    690       579,000    578,000
6584445966    20311101     360     3,586.84    20011201       359        545,541.29    734       735,000       -
6586139062    20311201     360     2,421.73    20020101       360        355,000.00    699       850,000       -
6586582774    20311201     360     2,373.98    20020101       360        348,000.00    733       435,000       -
6589428132    20311101     360     2,321.91    20011201       359        348,713.92    738       470,000       -
6589943510    20311201     360     2,202.68    20020101       360        344,000.00    720       475,000       -
6590885494    20311101     360     2,288.65    20011201       359        343,718.02    732       465,000       -
6592367707    20311101     360     2,401.74    20020101       359        365,292.84    733       457,000       -
6593214213    20311201     360     2,259.84    20020101       360        344,000.00    818       430,000    430,000
6593721209    20311101     360     2,043.09    20011201       359        314,728.79    803       555,000       -
6593950055    20311201     360     2,621.30    20020101       360        394,000.00    797       510,000       -
6595627305    20311101     360     2,471.61    20011201       359        385,659.43    697       500,000       -
6595925592    20311201     360     2,295.30    20020101       360        345,000.00    711       735,000       -
6598492210    20311201     360     4,598.51    20020101       360        700,000.00    776       913,000       -
6598661723    20311101     360     4,864.49    20011201       359        749,354.26    766     1,500,000       -
6600431875    20311201     360     2,364.95    20020101       360        360,000.00    689       455,000       -
6601993352    20311101     360     2,325.23    20011201       359        358,191.33    748       665,000    665,000
6603139418    20311101     360     2,627.72    20011201       359        399,663.95    799     1,100,000       -
6603948586    20311201     360     2,085.83    20020101       360        330,000.00    677       660,000       -
6605023644    20311201     360     2,085.83    20020101       360        330,000.00    777       450,000       -
6606851696    20311101     360     2,488.24    20011201       359        373,693.43    786       580,000       -
6609074213    20311101     360     2,694.88    20011201       359        399,680.12    707       525,000       -
6609084923    20311101     360     2,561.25    20011201       359        399,647.08    682       553,000       -
6610606581    20311201     360     4,246.69    20020101       360        680,700.00    784       860,000    850,900
6611824332    20311101     360     4,559.02    20011201       359        711,371.81    766       890,000    890,000
6612278025    20311201     360     2,407.60    20020101       360        371,200.00    745       464,000       -
6613610119    20311101     360     3,284.80    20011201       359        512,547.39    721       900,000       -
6618143793    20311201     360     3,115.62    20020101       360        468,300.00    745       669,000       -
6620436474    20311101     360     2,412.79    20011201       359        371,679.71    734       465,000       -
6621597894    20311201     360     2,106.63    20020101       360        329,000.00    721       639,000       -
6623648844    20311201     360     3,715.93    20020101       360        587,900.00    660       740,000    734,900
6625593964    20311201     360     2,721.33    20020101       360        425,000.00    752       756,000       -
6625996118    20311101     360     2,930.68    20011201       359        434,652.13    789       665,000       -
6633353955    20311101     360     2,529.54    20011201       359        389,664.21    735       590,000    590,000
6633534919    20311101     360     2,307.05    20020101       359        359,145.09    784     1,000,000       -
6634044488    20311101     360     2,135.02    20020101       359        324,726.96    682       535,000       -
6634800699    20311201     360     4,543.30    20020101       360        666,000.00    687       833,000    833,000
6635697342    20311201     360     2,589.21    20020101       360        399,200.00    635       560,000    499,000
6639519153    20311201     360     4,151.03    20020101       360        640,000.00    694       800,000    800,000
6640061989    20311101     360     2,562.03    20011201       359        389,672.35    710       620,000       -
6640555329    20311101     360     2,334.96    20011201       359        359,690.04    719       560,000       -
6641245151    20311101     360     4,502.37    20011201       359        659,485.13    683     1,185,000       -
6641615775    20311201     360     2,332.10    20020101       360        355,000.00    712       650,000       -
6642321290    20311101     360     2,791.95    20020101       359        424,642.95    741       775,000       -
6644411966    20311201     360     2,259.84    20020101       360        344,000.00    663       430,000       -
6645354926    20311201     360     2,956.96    20020101       360        455,900.00    726       570,000    569,900
6645358844    20311201     360     2,162.24    20020101       360        325,000.00    751       575,000       -
6647364071    20311201     360     4,362.01    20020101       360        664,000.00    734       840,000       -
6649392328    20311101     360     5,840.10    20020101       359        888,093.23    781     2,000,000       -
6650864702    20311101     360     3,243.00    20020101       359        499,569.50    686       930,000       -
6651185651    20311101     360     2,867.46    20011201       359        430,646.71    738       670,000       -
6653015054    20311101     360     2,334.96    20011201       359        359,690.04    674       450,000       -
6653468295    20311101     360     2,364.95    20011201       359        359,697.55    705       740,000       -
6653730835    20311201     360     2,624.62    20020101       360        394,500.00    747       790,000       -
6654894309    20311201     360     3,655.16    20020101       360        556,400.00    799     1,010,000       -
6655063581    20311201     360     3,326.52    20020101       360        500,000.00    679       935,000       -
6655856851    20311101     360     3,172.81    20011201       359        464,737.17    769       675,000       -
6656480610    20311201     360     2,075.90    20020101       360        316,000.00    776       650,000       -
6657225220    20311201     360     5,662.73    20020101       360        862,000.00    802     1,232,500    232,500
6659552191    20311101     360     3,547.33    20011201       359        553,511.21    748       900,000       -
6661396488    20311201     360     2,993.87    20020101       360        450,000.00    692       615,000       -
6662669776    20311101     360     4,887.56    20011201       359        743,374.94    792       945,000    945,000
6664434237    20311201     360     2,894.21    20020101       360        452,000.00    785       720,000       -
6664886279    20311101     360     2,528.28    20011201       359        399,638.39    782       539,000    539,000
6665351125    20311101     360     2,660.57    20011201       359        404,659.74    765       550,000       -
6665776073    20311101     360     3,685.36    20011201       359        567,713.78    783       710,254    710,254
6667468232    20311201     360     2,758.17    20020101       360        425,250.00    653       567,000       -
6668741645    20311201     360     2,218.78    20020101       360        337,750.00    767       445,000       -
6671865886    20311201     360     3,160.34    20020101       360        500,000.00    728       730,000       -
6673190721    20311101     360     6,109.44    20011201       359        929,218.69    720     1,200,000       -
6673302300    20311201     360     2,162.24    20020101       360        325,000.00    714       900,000       -
6674943896    20311201     360     3,686.23    20020101       360        583,200.00    710       729,000    729,000
6678463560    20311101     360     1,984.97    20020101       359        309,726.49    762       650,000       -
6678655876    20311101     360     4,263.61    20011201       359        624,512.43    747       815,000       -
6681706179    20311201     360     4,211.58    20020101       360        641,100.00    770     1,150,000       -
6682040693    20311101     360     2,621.15    20011201       359        398,664.79    773       610,000       -
6682434508    20311101     360     6,569.29    20011201       359        999,159.88    738     1,550,000       -
6685405117    20311101     360     2,066.87    20011201       359        326,704.38    785       500,000       -
6687152832    20311101     360     1,984.97    20011201       359        309,726.49    743       770,000       -
6687247517    20311201     360     2,305.83    20020101       360        351,000.00    716       800,000       -
6687693843    20311201     360     3,243.00    20020101       360        500,000.00    793       750,000       -
6688875472    20311201     360     3,023.14    20020101       360        454,400.00    747       568,000    568,000
6689071550    20311101     360     2,120.66    20011201       359        318,488.71    728       425,000       -
6689292487    20311201     360     2,594.40    20020101       360        400,000.00    790     1,370,000       -
6689736491    20311101     360     2,594.40    20011201       359        399,655.60    704       650,000       -
6691624305    20311101     360     2,571.49    20011201       359        401,245.68    729       502,000       -
6693159771    20311201     360     2,433.19    20020101       360        380,000.00    726     1,250,000       -
6695874807    20311101     360     2,594.40    20011201       359        399,655.60    730       872,000       -
6696088175    20311101     360     2,623.58    20011201       359        404,151.73    769       630,000       -
6696602652    20311201     360     6,569.29    20020101       360       ,000,000.00    635     2,500,000       -
6696810362    20311201     360     6,403.11    20020101       360       ,000,000.00    780     1,750,000       -
6698786982    20311201     360     2,634.29    20020101       360        401,000.00    761       620,000       -
6698922926    20311101     360     3,425.67    20011201       359        534,527.98    748       675,000       -
6699278807    20311201     360     2,688.67    20020101       360        419,900.00    713       530,000    524,900
6701357029    20311101     360     4,449.76    20011201       359        703,363.57    725       915,000       -
6701789957    20311201     360     2,038.22    20020101       360        314,250.00    698       430,000    419,000
6701843663    20311201     360     2,874.11    20020101       360        432,000.00    722       565,000       -
6702979813    20311201     360     2,575.17    20020101       360        392,000.00    664       625,000       -
6703556495    20311201     360     3,846.16    20020101       360        616,500.00    708       900,000       -
6704290052    20311101     360     2,200.72    20011201       359        334,718.55    736       698,000       -
6706233134    20311201     360     4,772.61    20020101       360        765,000.00    768     1,020,000    020,000
6709216987    20311101     360     2,918.70    20011201       359        449,612.55    679       795,000       -
6710978740    20311101     360     2,812.78    20011201       359        417,166.13    760       554,000       -
6711162013    20311201     360     2,428.36    20020101       360        365,000.00    687       510,000       -
6711177946    20311101     360     1,997.78    20011201       359        311,724.72    734       645,000       -
6714417778    20311201     360     2,296.04    20020101       360        354,000.00    770     1,100,000       -
6716676876    20311201     360     3,211.64    20020101       360        465,000.00    732       725,000       -
6717834730    20311201     360     2,594.40    20020101       360        400,000.00    738     2,900,000       -
6719189661    20311201     360     2,401.17    20020101       360        375,000.00    707       495,000       -
6722211932    20311101     360     4,809.35    20011201       359        704,450.02    751     1,315,000       -
6722293930    20311101     360     2,036.48    20011201       359        309,739.56    684       390,000       -
6723853559    20311101     360     2,879.37    20011201       359        411,494.38    730       610,000       -
6725246471    20311201     360     2,477.34    20020101       360        372,362.00    623       860,000       -
6725740135    20311201     360     3,201.56    20020101       360        500,000.00    772       720,000    729,138
6725749797    20311101     360     3,761.87    20011201       359        579,500.63    742       835,000       -
6727338953    20311201     360     2,983.56    20020101       360        460,000.00    747       675,000       -
6727722412    20311201     360     2,393.33    20020101       360        369,000.00    638       610,000       -
6728450005    20311101     360     1,997.69    20011201       359        307,734.81    777       430,000       -
6730017123    20311101     360     2,670.17    20011201       359        427,603.58    692     1,150,000       -
6732194193    20311201     360     2,115.32    20020101       360        322,000.00    775       460,000    460,000
6732647117    20311201     360     3,413.17    20020101       360        540,000.00    752       675,000    675,000
6732661449    20311201     360     3,941.58    20020101       360        600,000.00    778     1,050,000       -
6733765900    20311101     360     2,886.27    20011201       359        444,616.86    788       790,000       -
6733833831    20311201     360     2,417.50    20020101       360        368,000.00    754       470,000       -
6735803519    20311201     360     4,873.35    20020101       360        732,500.00    731     1,500,000       -
6736503837    20311201     360     2,369.16    20020101       360        370,000.00    720       710,000       -
6738286746    20311201     360     3,230.02    20020101       360        498,000.00    740       850,000       -
6740746372    20311201     360     2,886.27    20020101       360        445,000.00    802       630,000    595,000
6742921098    20311201     360     3,278.08    20020101       360        499,000.00    708       749,000       -
6743788496    20311101     360     4,195.29    20020101       359        599,554.71    712       750,000    750,000
6745030731    20311201     360     3,099.76    20020101       360        448,800.00    720       561,000       -
6745615846    20311101     360     3,175.95    20020101       359        495,562.38    738       620,000    620,000
6745901006    20311101     360     2,900.61    20020101       359        452,400.33    737       879,000       -
6746312856    20311101     360     3,372.72    20011201       359        519,552.28    693     1,400,000       -
6746581310    20311201     360     2,325.53    20020101       360        354,000.00    713       475,000       -
6747673868    20311201     360     2,321.99    20020101       360        358,000.00    749       747,000       -
6749535735    20311201     360     2,094.98    20020101       360        323,000.00    741       460,000       -
6750988013    20311101     360     2,133.71    20011201       359        324,527.12    782       411,000    411,000
6751115913    20311201     360     4,716.03    20020101       360        700,000.00    764     1,250,000       -
6751290286    20311201     360     3,060.40    20020101       360        460,000.00    783       575,000       -
6753278966    20311201     360     4,270.04    20020101       360        650,000.00    785     1,700,000       -
6754298740    20311101     360     4,802.34    20011201       359        749,338.28    792     1,300,000       -
6756048804    20311201     360     2,829.20    20020101       360        425,250.00    713       472,500    472,500
6759046037    20311101     360     2,594.40    20011201       359        399,655.60    701       500,000       -
6759355610    20311201     360     2,544.60    20020101       360        397,400.00    775       550,000    529,950
6761204871    20311101     360     2,079.18    20011201       359        316,234.10    715       490,000       -
6762128061    20311101     360     2,464.68    20011201       359        379,672.82    761       475,000    475,000
6762232749    20311101     360     2,136.08    20011201       359        333,305.67    719       417,000    417,000
6763935936    20311201     360     5,189.36    20020101       360        780,000.00    713     1,575,000       -
6766787391    20311201     360     3,069.17    20020101       360        473,200.00    750       625,000       -
6769267920    20311201     360     2,266.41    20020101       360        345,000.00    760       468,000       -
6775298653    20311201     360     5,583.90    20020101       360        850,000.00    792     1,450,000       -
6776780238    20311101     360     2,433.47    20011201       359        384,651.95    766       700,000       -
6779321287    20311101     360     2,426.78    20011201       359        378,665.62    762       547,000    547,000
6779741971    20311201     360     3,855.27    20020101       360        594,400.00    775       744,000    743,882
6782347899    20311201     360     2,035.43    20020101       360        322,026.00    775       425,000       -
6785075026    20311101     360     2,255.38    20011201       359        338,722.12    741       450,000       -
6786205531    20311201     360     3,040.44    20020101       360        457,000.00    754       580,000       -
6787577029    20311101     360     3,395.55    20011201       359        503,596.95    701       630,000       -
6787855011    20311101     360     3,573.70    20011201       359        543,542.97    703       800,000       -
6788047808    20311101     360     2,364.95    20011201       359        359,697.55    785       790,000       -
6788537212    20311101     360     4,864.49    20011201       359        749,354.26    670     1,075,000       -
6789017313    20311201     360     3,547.42    20020101       360        540,000.00    776     1,350,000       -
6789170328    20311101     360     2,965.93    20011201       359        462,791.32    672       579,000       -
6789176077    20311201     360     2,788.98    20020101       360        430,000.00    796     1,700,000       -
6790710773    20311101     360     3,501.66    20020101       359        552,000.83    683       708,000       -
6791607788    20311101     360     3,898.08    20011201       359        600,482.55    716       770,000       -
6792075399    20311201     360     2,299.26    20020101       360        350,000.00    761       490,000       -
6792915073    20311201     360     2,236.05    20020101       360        344,750.00    789       495,000    492,500
6793521441    20311101     360     2,824.80    20011201       359        429,638.74    779       695,000       -
6796162581    20311101     360     2,452.31    20011201       359        368,297.86    662       461,000    460,827
6796307665    20311201     360     2,172.81    20020101       360        335,000.00    701       665,000       -
6797485254    20311101     360     3,552.72    20011201       359        533,562.28    682       715,000       -
6798265234    20311201     360     4,989.77    20020101       360        750,000.00    717     1,105,000       -
6800392000    20311201     360     2,231.49    20020101       360        348,500.00    709       474,000       -
6800424027    20311101     360     2,395.09    20011201       359        359,704.91    750       455,000    450,000
6801906741    20311101     360     2,641.10    20011201       359        406,849.40    741       510,000    509,000
6802824646    20311201     360     2,529.18    20020101       360        385,000.00    745       710,000       -
6804095518    20311201     360     2,497.11    20020101       360        385,000.00    705     1,050,000       -
6804137880    20311201     360     2,329.77    20020101       360        359,200.00    785       449,000    449,000
6804334388    20311201     360     4,766.90    20020101       360        716,500.00    722     1,250,000       -
6804768999    20311101     360     2,578.18    20011201       359        397,157.76    739       550,000       -
6805008023    20311201     360     2,102.18    20020101       360        320,000.00    764       400,000       -
6808113093    20311101     360     2,217.14    20020101       359        337,216.45    739       600,000       -
6808717927    20311201     360     3,284.65    20020101       360        500,000.00    789       856,000       -
6811247839    20311101     360     2,141.59    20011201       359        325,726.12    802       705,000       -
6813421721    20311101     360     2,440.33    20020101       359        366,499.34    746       460,000    458,500
6816746843    20311101     360     2,003.64    20011201       359        304,743.76    792       500,000       -
6816780255    20311201     360     3,841.87    20020101       360        600,000.00    727       940,000       -
6817971747    20311101     360     2,075.52    20011201       359        319,724.48    756       448,000       -
6818727577    20311101     360     2,016.78    20020101       359        306,542.07    721     1,350,000       -
6820310784    20311101     360     2,774.32    20011201       359        416,658.18    770       750,000       -
6825018317    20311201     360     3,602.79    20020101       360        570,000.00    703     1,020,000       -
6825226530    20311201     360     2,465.20    20020101       360        385,000.00    733       525,000       -
6826129345    20311101     360     2,728.71    20011201       359        399,687.96    668       725,000       -
6828704269    20311201     360     3,523.78    20020101       360        557,500.00    739     1,525,000       -
6829124715    20311101     360     2,427.69    20011201       359        369,239.52    700       389,000    389,000
6829214441    20311201     360     2,277.79    20020101       360        333,900.00    735       425,000       -
6831576993    20311201     360     2,693.41    20020101       360        410,000.00    773       845,000       -
6833199661    20311101     360     4,124.88    20011201       359        619,491.79    792       968,500       -
6834257179    20311101     360     2,294.75    20011201       359        353,495.38    683       676,000       -
6835129187    20311101     360     2,189.59    20011201       359        324,740.10    684       445,000       -
6835483006    20311201     360     2,857.65    20020101       360        435,000.00    786       590,000       -
6835885689    20311101     360     4,763.92    20011201       359        743,343.58    777       933,000       -
6837316725    20311101     360     2,049.00    20011201       359        319,717.67    801       400,000    400,000
6841194449    20311101     360     2,529.54    20011201       359        389,664.21    785       870,000       -
6841833186    20311101     360     2,619.56    20011201       359        383,700.44    730       600,000       -
6845768933    20311201     360     5,363.91    20020101       360        827,000.00    756     1,575,000       -
6847256176    20311201     360     6,180.52    20020101       360        906,000.00    801     1,225,000       -
6847364764    20311201     360     2,433.19    20020101       360        380,000.00    780       475,000       -
6847597967    20311101     360     3,470.00    20011201       359        534,539.38    773       890,000       -
6848920739    20311201     360     3,363.48    20020101       360        512,000.00    773       640,000    640,000
6849571804    20311101     360     4,378.04    20020101       359        674,418.84    745     1,300,000       -
6851303567    20311101     360     2,239.41    20011201       359        336,324.09    700       528,000       -
6851934932    20311101     360     3,580.27    20011201       359        544,542.13    772       750,000       -
6852581021    20311201     360     3,459.58    20020101       360        520,000.00    780       650,000    765,000
6854213995    20311201     360     5,545.10    20020101       360        866,000.00    656     1,450,000       -
6857155706    20311101     360     2,049.58    20011201       359        315,727.92    747       890,000       -
6859323195    20311201     360     3,022.47    20020101       360        466,000.00    767       625,000       -
6859397595    20311101     360     2,788.98    20011201       359        429,629.77    777       735,000       -
6859519495    20311101     360     3,406.35    20011201       359        511,580.32    669       640,000    640,000
6860541033    20311201     360     4,280.75    20020101       360        660,000.00    769       850,000       -
6861759428    20311201     360     2,483.20    20020101       360        378,000.00    704       560,000       -
6864798019    20310801     360     3,905.90    20011201       356        607,829.35    700       840,000       -
6867293968    20211201     240     3,950.36    20020101       240        524,650.00    784     1,577,000       -
6868042463    20311201     360     2,420.83    20020101       360        383,000.00    654       689,900    689,900
6868534204    20311101     360     2,395.09    20011201       359        359,704.91    763       880,000       -
6868925550    20261101     300     3,422.71    20020101       299        500,443.78    747       725,000       -
6871086150    20311201     360     5,233.53    20020101       360        828,000.00    770     2,150,000       -
6873582248    20311201     360     3,613.11    20020101       360        550,000.00    683       900,000       -
6875432533    20311201     360     2,036.48    20020101       360        310,000.00    694       387,500    387,500
6878621694    20311101     360     6,403.11    20020101       359        999,117.72    767     1,900,000       -
6882380683    20311201     360     2,561.25    20020101       360        400,000.00    751       905,000    905,000
6884321719    20311201     360     4,740.52    20020101       360        750,000.00    706     2,985,000       -
6884491710    20311201     360     3,326.52    20020101       360        500,000.00    781       925,000       -
6885927894    20311201     360     3,284.65    20020101       360        500,000.00    787     1,100,000       -
6887898838    20311201     360     2,036.60    20020101       360        314,000.00    655       425,000       -
6892370211    20311201     360     2,627.72    20020101       360        400,000.00    757       665,000       -
6893144102    20311101     360     2,596.19    20011201       359        394,867.98    708       640,000       -
6893180809    20311201     360     2,627.72    20020101       360        400,000.00    795       597,000    597,410
6893845856    20311201     360     3,743.22    20020101       360        600,000.00    694       800,000    750,000
6894806915    20311201     360     4,864.49    20020101       360        750,000.00    759     1,127,000       -
6895539218    20311201     360     4,864.49    20020101       360        750,000.00    674     1,520,000       -
6895873195    20311201     360     2,008.24    20020101       360        305,700.00    688       405,000       -
6896031710    20311201     360     2,095.71    20020101       360        315,000.00    753       525,000       -
6896729206    20311101     360     2,056.19    20011201       359        312,737.04    758       425,000       -
6896915359    20311201     360     2,257.13    20020101       360        348,000.00    766       435,000    435,000
6897442833    20311201     360     3,351.85    20020101       360        485,300.00    695       705,000       -
6897521354    20311201     360     6,485.99    20020101       360       ,000,000.00    752     1,470,000       -
6897822075    20311201     360     3,502.43    20020101       360        540,000.00    703       675,000       -
6899295155    20311101     360     4,989.77    20011201       359        749,385.23    689     1,100,000       -
6900495141    20311201     360     3,913.33    20020101       360        595,700.00    773       851,000       -
6904317549    20311201     360     5,222.59    20020101       360        795,000.00    705     1,200,000       -
6904929103    20311201     360     2,107.95    20020101       360        325,000.00    725       520,000       -
6906004970    20311201     360     6,485.99    20020101       360       ,000,000.00    736     1,600,000    599,000
6906981466    20311201     360     2,528.28    20020101       360        400,000.00    791       595,000    595,000
6908560763    20311201     360     2,707.79    20020101       360        407,000.00    663       670,000       -
6909111368    20311101     360     2,627.72    20011201       359        399,663.95    792       510,000    500,000
6909684497    20311101     360     4,795.59    20011201       359        729,386.70    680     1,074,000       -
6910102307    20311101     360     2,509.47    20011201       359        381,679.07    761       500,000       -
6910550281    20311101     360     2,644.14    20011201       359        402,161.85    798       640,000       -
6911175765    20311201     360     3,406.46    20020101       360        532,000.00    714       725,000       -
6912282594    20311201     360     3,695.12    20020101       360        535,000.00    696       940,000       -
6912326672    20311201     360     2,916.77    20020101       360        444,000.00    712       555,000    555,000
6913508526    20311101     360     2,528.15    20011201       359        379,688.52    695       485,000       -
6914052029    20311101     360     3,406.35    20020101       359        511,580.32    734       640,000    640,000
6914563850    20311201     360     2,200.72    20020101       360        335,000.00    773       835,000    835,000
6919467792    20311201     360     2,661.22    20020101       360        400,000.00    731       550,000       -
6923160029    20311201     360     3,129.85    20020101       360        488,800.00    749       611,000    611,000
6926284875    20311201     360     2,465.20    20020101       360        385,000.00    812       650,000       -
6927905544    20311201     360     2,602.67    20020101       360        391,200.00    761       514,000       -
6928320826    20311201     360     3,115.16    20020101       360        474,200.00    744       740,000       -
6929458419    20311101     360     3,243.00    20011201       359        499,569.50    792     1,000,000       -
6930611469    20311101     360     4,185.96    20011201       359        636,664.67    759       799,000    799,000
6932321638    20311201     360     3,934.72    20020101       360        614,500.00    769       768,500    770,000
6933342690    20311101     360     2,490.62    20011201       359        383,669.38    728       480,000       -
6935297025    20311201     360     6,395.21    20020101       360        973,500.00    739     2,100,000       -
6936348991    20311201     360     4,611.65    20020101       360        702,000.00    762       950,000       -
6936786786    20311201     360     2,682.65    20020101       360        430,000.00    673       640,000       -
6937419791    20311201     360     2,785.36    20020101       360        435,000.00    777       900,000       -
6939295140   H20311201     360     2,023.39    20020101       360        316,000.00    795       395,000    395,000
6941286889    20311101     360     2,529.54    20011201       359        389,664.21    744       500,000       -
6943730223    20311101     360     2,594.68    20011201       359        389,680.32    786       600,000       -
6948881468    20311101     360     2,353.51    20011201       359        344,730.86    726       460,000       -
6949710336    20311201     360     2,299.26    20020101       360        350,000.00    753       660,000       -
6950144532    20311201     360     3,448.88    20020101       360        525,000.00    790       660,000       -
6952113840    20311201     360     2,231.18    20020101       360        344,000.00    776       430,000       -
6953022941    20311101     360     4,191.41    20011201       359        629,483.59    772       900,000       -
6954744741    20311101     360     4,669.91    20011201       359        719,380.09    771       900,000       -
6955122970    20311101     360     3,073.50    20011201       359        479,576.50    758       730,000    728,500
6955400889    20311101     360     2,062.76    20011201       359        313,736.20    776       705,000       -
6955637316    20311101     360     3,284.65    20011201       359        499,579.93    760       640,000       -
6959474880    20311201     360     2,364.95    20020101       360        360,000.00    769       650,000       -
6960359971    20311201     360     2,185.78    20020101       360        337,000.00    785       850,000       -
6962045230    20311101     360     2,154.73    20011201       359        327,724.44    685       410,000    410,000
6963893372    20311101     360     2,424.22    20011201       359        378,265.97    794       560,000       -
6967328474    20311101     360     4,270.04    20011201       359        649,453.92    714       955,000       -
6970029689    20311101     360     3,678.81    20011201       359        559,529.52    786       800,000       -
6974224963    20311201     360     2,667.87    20020101       360        401,000.00    735       588,000       -
6975271310    20311201     360     2,332.79    20020101       360        364,320.00    782       460,000    455,400
6977781654    20311101     360     2,231.21    20011201       359        352,680.87    715       727,000       -
6979598452    20311201     360     4,466.15    20020101       360        688,584.00    777     2,250,000       -
6980043316    20311101     360     2,875.91    20011201       359        454,588.67    736       650,000       -
6980908344    20311201     360     2,371.52    20020101       360        361,000.00    734       380,000    380,000
6986241534    20311101     360     4,098.27    20011201       359        615,495.06    790       770,000    770,000
6986797410    20311201     360     2,168.00    20020101       360        343,000.00    791       675,000       -
6987862775    20311101     360     2,083.73    20011201       359        333,690.64    668       435,000       -
6989051906    20311101     360     2,141.59    20020101       359        325,726.12    788       503,000       -
6991658219    20311201     360     2,430.64    20020101       360        370,000.00    795       750,000       -
6999403824    20311101     360     2,784.30    20020101       359        418,156.95    735       570,000       -
6999436337    20311201     360     2,395.09    20020101       360        360,000.00    670       450,000       -
                                                                         LOAN COUNT:                            455
                                                                         SCHEDULED PB:               214,667,763.62
                                                                         INTEREST RATE W/A:                   6.826
                                                                         UNPAID PB W/A:                  471,797.28
                                                                         REMAINING TERM W/A:                    359

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [date]

To:   The Bank of New York
      5 Penn Plaza - 16th Floor
      New York, New York 10001
      Attn:  Inventory Control

      Re: The Pooling and Servicing Agreement dated December 20, 2001, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee

      In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one)
-------------------------------

      1.    Mortgage Paid in Full
----
      2.    Foreclosure
----
      3.    Substitution
----
      4.    Other Liquidation
----
      5.    Nonliquidation                      Reason:
----                                                    -------------------

                                    By:
                                        --------------------------------------
                                          (authorized signer of Bank of
                                          America Mortgage Securities, Inc.)


                                    Issuer:
                                           -------------------------------------
                                    Address:
                                            ------------------------------------

                                            ------------------------------------
                                    Date:
                                         ---------------------------------------

Custodian
---------

The Bank of New York

Please acknowledge the execution of the above request by your signature and date below:

----------------------------------  ---------------
Signature   Date

Documents returned to Custodian:


----------------------------------- ----------------
Custodian   Date

                                    EXHIBIT F

                FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT


                                     [Date]

      [_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated December 20, 2001, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee.


                               [               ],
                                ---------------

                              By:
                                   -------------------------------------
                              Name:
                                     -----------------------------------
                              Title:
                                      ----------------------------------

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE

                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York 10001

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2001-12, Class ___, having an initial aggregate Certificate Balance as of December 20, 2001 of $___________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated December 20, 2001, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.

                                    Very truly yours,

                                    ------------------------------------------
                                    (Transferor)

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                  EXHIBIT G-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York 10001

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2001-12, Class ___, having an initial aggregate Certificate Balance as of December 20, 2001 of $_________]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated December 20, 2001, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    ------------------------------------------
                                    (Transferor)

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                             Nominee Acknowledgment
                             ----------------------

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ------------------------------------------
                                    (Nominee)

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                                         ANNEX 1 TO EXHIBIT G-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]


      The undersigned hereby certifies as follows to [__________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.


--------
1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.


      ___   Broker-dealer.  The Transferee is a dealer registered  pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___   Investment  Advisor.  The  Transferee  is  an  investment  advisor
            -------------------
            registered under the Investment Advisers Act of 1940.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                    ------------------------------------------
                                    Print Name of Transferee

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------
                                    Date:
                                         -------------------------------------

                                                         ANNEX 2 TO EXHIBIT G-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]


      The undersigned hereby certifies as follows to [_________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                    ------------------------------------------
                                    Print Name of Transferee or Adviser

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                    IF AN ADVISER:

                                    ------------------------------------------
                                    Print Name of Transferee

                                    By:
                                       ---------------------------------------
                                    Date:
                                         -------------------------------------

                                  EXHIBIT G-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York 10001

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2001-12, Class ___, having an initial aggregate Certificate Principal Balance as of December 20, 2001 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[_________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated December 20, 2001, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT
      PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
      SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans., (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    ------------------------------------------
                                    (Transferee)

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------
                                    Date:
                                         -------------------------------------

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ------------------------------------------
                                    (Nominee)

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                    EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                    FOR BENEFIT PLAN-RESTRICTED CERTIFICATES

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York 10001

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2001-12, Class ___, having an initial aggregate Certificate Principal Balance as of December 20, 2001 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to [__________________________]
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated December 20, 2001, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as Trustee, either that:

      (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

      (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                    Very truly yours,

                                    ------------------------------------------
                                    (Transferee)

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------
                                    Date:
                                         -------------------------------------

                                    EXHIBIT I

                     FORM OF AFFIDAVIT REGARDING TRANSFER OF
                  RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                    Bank of America Mortgage Securities, Inc.
                       Mortgage Pass-Through Certificates,
                                 Series 2001-12

STATE OF        )
                )  ss:
COUNTY OF       )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class 1-A-R or Class 1-A-LR Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated December 20, 2001, (the "Agreement"), relating to the above-referenced Series, by and among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), Bank of America, N.A., as servicer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of
Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Certificate or cause the Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

      7. The Transferee historically has paid its debts as they have become due.

      8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

      9. The Transferee's taxpayer identification number is __________________.

      10. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

      11. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee understands that it may incur tax liabilities with respect to the Certificate in excess of cash flows generated thereby, and agrees to pay taxes associated with holding the Certificate as such taxes become due.

      12. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.

                                    * * *

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.


                                    Print Name of Transferee

                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

      Personally appeared before me the above-named
______________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this _____ day of _______________________,
____



                                    --------------------------------------------
                                                  NOTARY PUBLIC

                                    My Commission expires the ____ day of

                                    --------------, ----

                                    EXHIBIT J

                     CONTENTS OF THE SERVICER MORTGAGE FILE

1.    Copies of Mortgage Loans Documents.

2.    Residential loan application.

3.    Mortgage Loan closing statement.

4.    Verification of employment and income, if required.

5.    Verification of acceptable evidence of source and amount of downpayment.

6.    Credit report on Mortgagor, in a form acceptable to either FNMA or FHLMC.

7.    Residential appraisal report.

8.    Photograph of the Mortgaged Property.

9. Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

11.   Copies of all required disclosure statements.

12. If applicable, termite report, structural engineer's report, water potability and septic certification.

13.   Sales Contract, if applicable.

14. The Primary Insurance Policy or certificate of insurance or an electronic notation of the existence of such policy, where required pursuant to the Agreement.

15. Evidence of electronic notation of the hazard insurance policy, and if required by law, evidence of the flood insurance policy.

                                    EXHIBIT K

                       FORM OF SPECIAL SERVICING AGREEMENT

      This Special Servicing Agreement (the "Agreement") is made and entered into as of ___________________, between Bank of America, N.A. (the "Servicer") and ___________________ (the "Loss Mitigation Advisor").

                              PRELIMINARY STATEMENT

      _________________ (the "Purchaser") is the holder of the entire interest in Bank of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series ______, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated ___________________among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), the Servicer, and The Bank of New York, as Trustee.

      The Purchaser has requested the Servicer to engage the Loss Mitigation Advisor, at the Purchaser's expense, to assist the Servicer with respect to default management and reporting situations for the benefit of the Purchaser.

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicer hereby engages the Loss Mitigation Advisor to provide advice in connection with default management and reporting situations with respect to defaulted loans, including providing to the Servicer recommendations with respect to foreclosures, the acceptance of so-called short payoffs, deeds in lieu of or in aid of foreclosure and deficiency notes, as well as with respect to the sale of REO properties. The Loss Mitigation Advisor hereby accepts such engagement, and acknowledges that its fees will be paid by the Purchaser and not the Servicer, and that it will not look to the Servicer for financial remuneration. It is the intent of the parties to this Agreement that the services of the Loss Mitigation Advisor are provided without fee to the Servicer for the benefit of the Purchaser for the life of the Class B Certificates.

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Defined Terms.
                    -------------

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale.

      Delay of Foreclosure: The postponement for more than three Business Days of the scheduled sale of Mortgaged Property to obtain satisfaction of a Mortgage Loan.

      Loss Mitigation Advisor: ______________.

      Purchaser: _______________________, or the holder of record of the Class B Certificates.

      Short Payoff: Liquidation of a Mortgage Loan at less than the full amount of the outstanding balance of the Mortgage Loan plus advances and costs through a negotiated settlement with the borrower, which may include a deed-in-lieu of foreclosure or sale of the property or of the promissory note secured by the collateral property to a third party, in either case with or without a contribution toward any resulting deficiency by the borrower.

      Section 1.02. Definitions Incorporated by Reference.
                    -------------------------------------

      All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreements.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

      Section 2.01. Reports and Notices.
                    -------------------

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Servicer shall use reasonable efforts to provide to the Loss Mitigation Advisor with the following notices and reports. All such notices and reports may be sent to the Loss Mitigation Advisor by telecopier, electronic mail, express mail or regular mail.

            (i) The Servicer shall within five Business Days after each Distribution Date either: (A) provide to the Loss Mitigation Advisor a written or electronic report, using the same methodology and calculations as in its standard servicing reports, indicating for the trust fund formed by the Pooling and Servicing Agreement, the number of Mortgage Loans that are (1) sixty days delinquent, (2) ninety days or more delinquent, (3) in foreclosure or (4) real estate owned (REO), and indicating for each such Mortgage Loan the loan number, whether the loan is in bankruptcy or paying under the terms of a repayment plan, the reason for default, and outstanding principal balance; or (B) provide the information detailed in
      (A) to a data service provider of the Loss Mitigation Advisor's choice in an electronic format acceptable to that data service provider. Provision of the information to a service provider other than that specified by the Loss Mitigation Advisor is acceptable.

            (ii) Prior to a Delay of Foreclosure in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent delay, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the reason and justification for delaying foreclosure action. All notices and supporting documentation pursuant to this subsection may be provided via telecopier, express mail or electronic mail.

            (iii) Prior to accepting any Short Payoff in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent Short Payoff, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the justification for accepting the proposed Short Payoff. Such notice may be sent by telecopier, express mail, electronic mail or regular mail.

            (iv) Within five (5) business days of each Distribution Date, the Servicer shall provide the Loss Mitigation Advisor with a report listing each loan that has resulted in a realized loss that has been reported to the trustee. Such report shall specify the loan number, the outstanding principal balance of the loan upon its liquidation, the realized loss, and the following components of realized loss: foreclosure costs, advances, mortgage insurance proceeds, marketing and property rehabilitation costs, and other costs. Such report may be provided by telecopier, express mail, regular mail or electronic mail. The Loss Mitigation Advisor shall have at least ten (10) business days in which to respond with reasonable questions or requests for additional information regarding the amounts reported as realized losses, and the Servicer shall within five (5) business days of receipt of the Loss Mitigation Advisor's questions or additional information requests provide responses to such questions and requests.

            (v) Within five (5) business days of receipt by the Servicer of an offer to acquire an REO property at an amount that is more than 15% below the most recent market valuation of that property obtained by the Servicer (or if no such valuation has been obtained, the appraisal used in connection with the originating of the related Mortgage Loan), the Servicer shall notify the Loss Mitigation Advisor of such offer and shall provide a justification for accepting such offer, if that is the Servicer's recommendation.

            (vi) Within five (5) business days of receipt by the Servicer that a claim filed for mortgage insurance, or any part thereof, has been rejected by the mortgage insurance provider, the Servicer shall provide a copy of the rejected claim with explanations for the item or items rejected to the Loss Mitigation Advisor.

            (vii) Within five (5) business days of providing the trustee with any notice regarding a mortgage loan substitution, loan modification, or loan repurchase, the Servicer shall provide the Loss Mitigation Advisor with a copy of the notice.

      (b) If requested by the Loss Mitigation Advisor, the Servicer shall make its servicing personnel available during its normal business hours to respond to reasonable inquiries, in writing by facsimile transmission, express mail or electronic mail, by the Loss Mitigation Advisor in connection with any Mortgage Loan identified in a report under subsection 2.01 (a)(i), (a)(ii), (a)(iii) or
(a)(iv) which has been given to the Loss Mitigation Advisor; provided that the Servicer shall only be required to provide information that is readily accessible to their servicing personnel.

      (c) In addition to the foregoing, the Servicer shall provide to the Loss Mitigation Advisor such information as the Loss Mitigation Advisor may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, provided that the Servicer shall only be required to provide information that is readily accessible to its servicing personnel.

      (d) With respect to all Mortgage Loans which are serviced at any time by the Servicer through a subservicer, the Servicer shall be entitled to rely for all purposes hereunder, including for purposes of fulfilling its reporting obligations under this Section 2.01, on the accuracy and completeness of any information provided to it by the applicable subservicer.

      Section 2.02. Loss Mitigation Advisor's Recommendations With Respect to Defaulted Loans.
------------------------------------------------------------------------------

      (a) All parties to this Agreement acknowledge that the Loss Mitigation Advisor's advice is made in the form of recommendations, and that the Loss Mitigation Advisor does not have the right to direct the Servicer in performing its duties under the Pooling and Servicing Agreement. The Servicer may, after review and analysis of the Loss Mitigation Advisor's recommendation, accept or reject it, in the Servicer's sole discretion, subject to the standards of the Servicer to protect the interest of the Certificateholders set forth in the Pooling and Servicing Agreement.

      (b) Within two (2) business days of receipt of a notice of a foreclosure delay, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the delay, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within the allotted time, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor may recommend that additional procedures be undertaken to further analyze the property, the borrower, or issues related to the default or foreclosure. Such additional procedures may include asset searches, property valuations, legal analysis or other procedures that are warranted by the circumstances of the property, borrower or foreclosure. The Loss Mitigation Advisor may recommend such other actions as are warranted by the circumstances of the property, borrower or foreclosure.

      (c) Within two (2) business days of receipt of a notice of a proposed Short Payoff, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the proposed Short Payoff, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within two business days, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed Short Payoff, recommending against such Short Payoff, with a justification provided, or proposing a counteroffer.

      (d) Within two (2) business days of receipt of a notice of an REO sale at an amount that is more than 15% below the recent market valuation of that property, the Loss Mitigation Advisor shall provide the Servicer with its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed below-market sale, recommending against such below-market sale, or proposing a counteroffer.

      Section 2.03. Termination.
                    -----------

      (a) With respect to all Mortgage Loans included in a trust fund, the Servicer's obligations under Section 2.01 and Section 2.02 shall terminate at such time as the Certificate Principal Balances of the related Class B Certificates have been reduced to zero.

      (b) The Loss Mitigation Advisor's responsibilities under this Agreement shall terminate upon the termination of the fee agreement between the Purchaser or its successor and the Loss Mitigation Advisor. The Loss Mitigation Advisor shall promptly notify the Servicer of the date of termination of such fee agreement, but in no event later than 5:00 P.M., EST, on the effective date thereof.

      (c) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and the Loss Mitigation Advisor and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Loss Mitigation Advisor, its directors, officers, employees or agents shall be under any liability for any actions taken by the Servicer based upon the recommendation pursuant to this Agreement, provided they are made in good faith.

                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

      Section 3.01. Amendment.
                    ---------

      This Agreement may be amended from time to time by the Servicer and the Loss Mitigation Advisor by written agreement signed by the Servicer and the Loss Mitigation Advisor.

      Section 3.02. Counterparts.
                    ------------

      This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 3.03. Governing Law.
                    -------------

      This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 3.04. Notices.
                    -------

      All demands, notices and direction hereunder shall be in writing or by telecopier and shall be deemed effective upon receipt to:

      (a) in the case of the Servicer,

            Bank of America, N.A.
            201 North Tryon Street
            Charlotte, North Carolina  28255
            Attn: Secondary Marketing with a copy to the General Counsel or such other address as may hereafter be furnished in writing by the Servicer,

      (b) in the case of the Loss Mitigation Advisor,


            -----------------------


      (c) in the case of the Purchaser:


            -----------------------


      Section 3.05. Severability of Provisions.
                    --------------------------


      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 3.06. Successors and Assigns.
                    ----------------------

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

      (b) The Servicer shall notify the Loss Mitigation Advisor of the assignment of its duties to any successor servicer within thirty (30) days prior to such assignment, and shall provide the name, address, telephone number and telecopier number for the successor to the Loss Mitigation Advisor.

      Section 3.07. Article and Section Headings.
                    ----------------------------

      The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 3.08. Confidentiality.
                    ---------------

      The Servicer acknowledges the confidentiality of this Agreement and will not release or republish its contents without the consent of the Loss Mitigation Advisor except to the extent required by law, regulation or court order.

      The Loss Mitigation Advisor agrees that all information supplied by or on behalf of the Servicer under this Agreement, is the property of the Servicer. The Loss Mitigation Advisor shall keep in strictest confidence all information relating to this Agreement, including, without limitation, individual account information and other information supplied by or on behalf of the Servicer pursuant to Section 2.01, and that information which may be acquired in connection with or as a result of this Agreement. During the term of this Agreement and at any time thereafter, without the prior written consent of the Servicer, the Loss Mitigation Advisor shall not publish, communicate, divulge, disclose or use any of such information. Upon termination or expiration of this Agreement, the Loss Mitigation Advisor shall deliver all records, data, information, and other documents and all copies thereof supplied by or on behalf of the Servicer pursuant to Section 2.01 to the Servicer and such shall remain the property of the Servicer.

      Section 3.09. Independent Contractor.
                    ----------------------

      In all matters relating to this Agreement, the Loss Mitigation Advisor shall be acting as an independent contractor. Neither the Loss Mitigation Advisor nor any employees of the Loss Mitigation Advisor are employees or agents of the Servicer under the meaning or application of any Federal or State Unemployment or Insurance Laws or Workmen's Compensation Laws, or otherwise. The Loss Mitigation Advisor shall assume all liabilities or obligations imposed by any one or more of such laws with respect to the employees of the Loss Mitigation Advisor in the performance of this Agreement. The Loss Mitigation Advisor shall not have any authority to assume or create any obligation, express or implied, on behalf of the Servicer, and the Loss Mitigation Advisor shall not have the authority to represent itself as an agent, employee, or in any other capacity of the Servicer.

      IN WITNESS WHEREOF, the Servicer and the Loss Mitigation Advisor have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                          Bank of America, N.A.

                                          By:
                                             ---------------------------------

                                          Name:
                                               ------------------------------

                                          Title:
                                                --------------------------------

                                          Loss Mitigation Advisor

                                          -------------------

                                          By:
                                             ---------------------------------
                                          Name:
                                          Title:

                    PURCHASER'S ACKNOWLEDGEMENT AND AGREEMENT

Purchaser executes this agreement for the purpose of acknowledging the limited obligations of the Servicer in respect of the Loss Mitigation Advisor's recommendation, as described in Section 2.02(a) hereof and confirming to the Servicer that (i) it shall be solely responsible for the payment of the fees of the Loss Mitigation Advisor pursuant to the terms of an agreement between Purchaser and Loss Mitigation Advisor dated _____________, 20__ and (ii) Purchaser upon transfer of its interest in any of the Class B Certificates or any part thereof will require its successor to consent to this Special Servicing Agreement and to pay any of the fees due to the Loss Mitigation Advisor pursuant to the agreement referenced in clause (i) above.

                                       Purchaser

                                       By:
                                          --------------------------------

                                       Name:
                                            ------------------------------

                                       Title:
                                             -------------------------------

                                    EXHIBIT L

                           LIST OF RECORDATION STATES

                                      NONE

                                    EXHIBIT M

                               PAC GROUP SCHEDULE


PAYMENT DATE                   PAC GROUP
------------                   ---------

Initial Balance                151,882,000.00
January 25, 2002               151,470,703.89
February 25, 2002              150,994,765.51
March 25, 2002                 150,454,394.15
April 25, 2002                 149,849,732.40
May 25, 2002                   149,180,956.14
June 25, 2002                  148,448,274.54
July 25, 2002                  147,651,929.95
August 25, 2002                146,792,197.86
September 25, 2002             145,869,386.77
October 25, 2002               144,883,838.03
November 25, 2002              143,835,925.70
December 25, 2002              142,726,056.30
January 25, 2003               141,554,668.65
February 25, 2003              140,322,233.54
March 25, 2003                 139,029,253.48
April 25, 2003                 137,676,262.38
May 25, 2003                   136,263,825.24
June 25, 2003                  134,792,537.72
July 25, 2003                  133,263,025.77
August 25, 2003                131,675,945.23
September 25, 2003             130,031,981.37
October 25, 2003               128,331,848.38
November 25, 2003              126,576,288.91
December 25, 2003              124,766,073.54
January 25, 2004               122,902,000.20
February 25, 2004              120,984,893.62
March 25, 2004                 119,015,604.73
April 25, 2004                 116,995,010.02
May 25, 2004                   114,924,010.95
June 25, 2004                  112,837,617.20
July 25, 2004                  110,761,892.36
August 25, 2004                108,696,782.17
September 25, 2004             106,642,232.63
October 25, 2004               104,598,190.02
November 25, 2004              102,564,600.91
December 25, 2004              100,541,412.16
January 25, 2005                98,528,570.89
February 25, 2005               96,526,024.49
March 25, 2005                  94,533,720.65
April 25, 2005                  92,551,607.31
May 25, 2005                    90,579,632.69
June 25, 2005                   88,617,745.28
July 25, 2005                   86,665,893.85
August 25, 2005                 84,724,027.42
September 25, 2005              82,792,095.29
October 25, 2005                80,870,047.01
November 25, 2005               78,957,832.40
December 25, 2005               77,055,401.56
January 25, 2006                75,162,704.83
February 25, 2006               73,279,692.80
March 25, 2006                  71,406,316.36
April 25, 2006                  69,542,526.62
May 25, 2006                    67,688,274.95
June 25, 2006                   65,843,512.98
July 25, 2006                   64,008,192.61
August 25, 2006                 62,182,265.97
September 25, 2006              60,365,685.44
October 25, 2006                58,558,403.67
November 25, 2006               56,760,373.53
December 25, 2006               54,971,548.16
January 25, 2007                53,281,050.26
February 25, 2007               51,599,557.88
March 25, 2007                  49,927,025.18
April 25, 2007                  48,263,406.56
May 25, 2007                    46,608,656.69
June 25, 2007                   44,962,730.45
July 25, 2007                   43,325,582.98
August 25, 2007                 41,697,169.64
September 25, 2007              40,077,446.04
October 25, 2007                38,466,368.03
November 25, 2007               36,863,891.69
December 25, 2007               35,269,973.32
January 25, 2008                33,713,962.53
February 25, 2008               32,166,315.43
March 25, 2008                  30,626,989.21
April 25, 2008                  29,095,941.32
May 25, 2008                    27,573,129.40
June 25, 2008                   26,058,511.35
July 25, 2008                   24,552,045.27
August 25, 2008                 23,053,689.51
September 25, 2008              21,563,402.62
October 25, 2008                20,081,143.37
November 25, 2008               18,606,870.77
December 25, 2008               17,140,544.04
January 25, 2009                15,821,589.69
February 25, 2009               14,533,857.27
March 25, 2009                  13,276,667.47
April 25, 2009                  12,049,355.08
May 25, 2009                    10,851,268.75
June 25, 2009                    9,681,770.68
July 25, 2009                    8,540,236.35
August 25, 2009                  7,426,054.28
September 25, 2009               6,338,625.73
October 25, 2009                 5,277,364.46
November 25, 2009                4,241,696.47
December 25, 2009                3,231,059.73
January 25, 2010                 2,388,605.50
February 25, 2010                1,565,887.94
March 25, 2010                     762,469.19
April 25, 2010                           0.00